EXHIBIT 10.1

LEASE AGREEMENT

THIS LEASE AGREEMENT (“this Lease”) is made as of this __1__ day of November, 2018, between ARE-MARYLAND NO. 24, LLC, a Delaware limited liability company (“Landlord”), and REGENXBIO INC., a Delaware corporation (“Tenant”).

BASIC LEASE PROVISIONS

Address:	9800 Medical Center Drive, Building F, Suite 100, Rockville, Maryland 20850.
Premises:

That portion of the Project, containing approximately 132,487 rentable square feet, as determined by Landlord, as shown as the hatched area on Exhibit A.  The Premises consist of the following, all of which are depicted on Exhibit A:  (i) approximately 13,897 rentable square feet located on the first floor of the Building (“1st Floor Premises”), (ii) approximately 39,530 rentable square feet located on the third floor of the Building (“3rd Floor Premises”), (iii) approximately 39,530 rentable square feet located on the 4th floor of the Building (“4th Floor Premises”), and (iv) approximately 39,530 rentable square feet located on the 5th floor of the Building (“5th Floor Premises”).  The 1st Floor Premises, the 3rd Floor Premises, and the 5th Floor Premises are collectively referred to as the “Initial Premises,” and the Initial Premises and 4th Floor Premises are collectively referred to as the “Premises.”

Gaudreau, Inc., Landlord’s architect (“Landlord’s Architect”), has measured the area of the Building and the Premises based on preliminary plans of the Building pursuant to the 2010 Standard Method of Measuring Floor Area in Office Buildings (Single Tenant Method A) as adopted by the Building Owners and Managers Association (ANSI/BOMA Z65.1-2010), modified as follows:  (a) total rentable area is based on a single tenant building where the total interior gross area for each floor is the rentable area, and (b) adjustments were made to allocate the Building Service Area (Building Common) to each floor on a prorata basis (“BOMA Standards”).  On Substantial Completion (as defined below) of the Building, Landlord will cause Landlord’s Architect to confirm the measurement of the rentable areas of the Building and the Premises (“Landlord’s Measurement Confirmation”) based on the BOMA Standards (or identify any variation in such measurement) and shall deliver Landlord’s Measurement Confirmation to Tenant.  Landlord’s Measurement Confirmation shall be conclusive (and Landlord shall at its expense cause Landlord’s Architect to certify such measurement directly to Tenant), and Landlord and Tenant shall promptly enter into a mutually acceptable amendment to this Lease making any conforming changes to this Lease based on such measurements; provided, however, that if Landlord’s Measurement Confirmation reflects that the rentable areas of the Premises or the Building (or both) are more than 2% greater than the rentable areas of the Premises or Building (or both) as set forth in the Basic Lease Provisions, Tenant shall have the right within 30 days after receipt of Landlord’s Measurement Confirmation to engage an architect duly licensed by the State of Maryland to confirm (“Tenant’s Measurement Confirmation”) the rentable areas of the Building and the Premises based on the BOMA Standards.  If Tenant’s Measurement Confirmation does not confirm Landlord’s Measurement Confirmation and a variance of more than 2% continues to exist, Landlord and Tenant shall promptly meet to resolve such variance in good faith.  Landlord covenants and agrees, irrespective of any change in the BOMA Standards after the Lease Commencement Date, that Landlord shall not re-measure the rentable area of the Building and/or the Premises during the Term, except to reflect actual changes in the physical size of the Premises or the Building, and then only in accordance with the BOMA Standards.

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Project:

The specific buildings in the Project known as Building A, Building B, Building C, Building D, Building E (“Parking Garage”), and Building F and located at 9800 Medical Center Drive, Rockville, Maryland  20850, in which the Premises are located, together with all improvements thereon and appurtenances thereto as shown on Exhibit B.

Building:	The to be constructed building in the Project known as Building F located at 9800 Medical Center Drive, Rockville, Maryland 20850, in which the Premises are located, and shown on Exhibit B.
Base Rent:	Initially, $414,021.88 per month (i.e., $37.50 per rentable square foot per annum) for the Premises, subject to adjustment upon confirmation of the rentable area of the Premises as provided above.
Rentable Area of Premises:	132,487 rentable square feet, subject to adjustment upon confirmation of the rentable area of the Premises as provided above.
Rentable Area of Project:

457,076 rentable square feet, subject to adjustment upon confirmation of the rentable area of the Building as provided above.  As of the Commencement Date, set forth below is the rentable area of the buildings located in the Project (excluding Building F, the Parking Garage):

Building A:	43,380 rentable square feet
Building B:	58,326 rentable square feet
Building C:	124,351 rentable square feet
Building D:	56,379 rentable square feet
Building F:	174,640 rentable square feet
Total:	457,076 rentable square feet

Landlord covenants and agrees that Landlord shall not re-measure the rentable area of the Project during the Term except to reflect actual changes in the physical size of the Project, and then only in accordance with the measurement standards that have been used historically to measure such rentable area of the Project.  Tenant’s Project Share and Building’s Share of Project shall be promptly re-adjusted based on any changes in the Rentable Area of Project after the Commencement Date.

Tenant’s Share:	75.86%, subject to adjustment upon confirmation of the rentable areas of the Building and the Premises as provided above.
Tenant’s Project Share:	28.99%, subject to adjustment upon confirmation of the rentable area of the Premises as provided above.
Rentable Area of Building:	174,640 rentable square feet, subject to adjustment upon confirmation of the rentable area of the Building as provided above.
Building’s Share of Project:	38.21%, subject to adjustment upon confirmation of the rentable areas of the Building as provided above.
Security Deposit:	$828,043.76 (i.e., 2 months of Base Rent for the Premises at the initial rate set forth above), subject to adjustment upon confirmation of the rentable area of the Premises as provided above.
Target Commencement Date:	July 1, 2020.

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Rent Adjustment Percentage:  2.5%

Base Term:

Beginning on the Commencement Date and ending 180 months from the first day of the first full month following the Rent Commencement Date.  For clarity, if the Rent Commencement Date occurs on the first day of a month, the Base Term will be measured from that date.  If the Rent Commencement Date occurs on a day other than the first day of a month, the Base Term will be measured from the first day of the following month.

Permitted Use:

general office, research and development biotechnology laboratory, training, manufacturing, and other related uses consistent with biotechnology use and otherwise in compliance with the provisions of Section 7 hereof.

Address for Rent Payment:	Landlord’s Notice Address:

For check payments remit to:

P.O. Box 79840

Baltimore, MD  21279-0840

For wire/ACH payments:

Bank name:SunTrust Bank

Bank address:25 Park Place

Atlanta, GA  30303

Phone number:1.800.221.9792 ACH

1.800.947.3786 Wire

Account name:Alexandria Real Estate Equities, Inc.

Account number: 1000049592453

ABA number:061000104 (or

SWIFT # SNTRUS3AXXX)

Other instructions:Include Tenant ID (found on

statement)

385 E. Colorado Blvd., Suite 299 Pasadena, California 91101 Attention: Corporate Secretary
Tenant’s Notice Address (before Lease Commencement Date):	Tenant’s Notice Address (on and after Lease Commencement Date):
9600 Blackwell Road Suite 210 Rockville, MD 20850 Attention: General Counsel	9800 Medical Center Drive Building F Suite 100 Rockville, MD 20850 Attention: General Counsel

The following Exhibits and Addenda are attached hereto and incorporated herein by this reference:

[X] EXHIBIT A - PREMISES DESCRIPTION	[X] EXHIBIT A-1 – DRAWING SHOWING OUTDOOR PLAZA
[X] EXHIBIT B - DESCRIPTION OF PROJECT	[X] EXHIBIT C-1 – LANDLORD WORK LETTER
[X] EXHIBIT C-2 – TENANT WORK LETTER	[X] EXHIBIT D –COMMENCEMENT DATE
[X] EXHIBIT E - RULES AND REGULATIONS [X] EXHIBIT G – LOCATION OF IDENTIFICATION SIGNAGE	[X] EXHIBIT F TENANT’S PERSONAL PROPERTY [X] EXHIBIT H –LOADING DOCKS AND DEDICATED GENERATOR AREA
[X] EXHIBIT I – TENANTS WITH SUPERIOR EXPANSION RIGHTS

1.Lease of Premises.  Upon and subject to all of the terms and conditions hereof, Landlord hereby leases the Premises to Tenant and Tenant hereby leases the Premises from Landlord.  The portions

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of the Project that are for the non-exclusive use of tenants of the Project are collectively referred to herein as the “Common Areas.”  The Common Areas include the outdoor space adjacent to the Building as shown as the “Outdoor Plaza” on Exhibit A-1 attached hereto.  Tenant, its employees, licensees, invitees, successors, subtenants, and assignees shall have, as appurtenant to the Premises, the right to use the Common Areas at no additional cost, in common with others.  Subject to Section 7(a), Landlord reserves the right to modify the Common Areas, provided that such modifications do not materially adversely affect (i) Tenant’s access to and/or use of the Premises for the Permitted Use or (ii) Tenant’s parking rights under Section 10.  Subject to a Taking (as defined in Section 19) and Force Majeure (as defined in Section 34), Tenant shall have access to the Premises (and the right to use the Common Areas subject to a Taking, Force Majeure, and the provisions of Section 13) 24 hours per day, 7 days per week, 365/366 days per year during the Term.

2.Delivery; Acceptance of Premises; Commencement Date.  Landlord shall use reasonable efforts to deliver the Premises to Tenant on or before the Target Commencement Date, with the Base Building Work Substantially Completed (“Delivery” or “Deliver”).  If Landlord fails to timely Deliver the Premises, Landlord shall not be liable to Tenant for any loss or damage resulting therefrom, and this Lease shall not be void or voidable except as provided herein.  If Landlord does not Deliver the Premises for any reason within 270 days of the Target Commencement Date as such period may be extended by Force Majeure Delays (not to exceed 1 year in the aggregate) and Tenant Delays on a day-for-day basis, this Lease may be terminated by Tenant by written notice to Landlord (except that any Tenant Delay shall extend the Target Commencement Date on a day-for-day basis), and if so terminated:  (a) the first month’s Base Rent for the Premises paid by Tenant pursuant to Section 3(a) below shall be refunded to Tenant, (b), the Security Deposit, or any balance thereof, i.e., after deducting therefrom all amounts to which Landlord is entitled under the provisions of this Lease, shall be returned to Tenant (and if the Security Deposit is the form of a Letter of Credit [as defined in Section 6], with such documentation or instructions as reasonably required by the issuer thereof to cancel the Letter of Credit), and (c) neither Landlord nor Tenant shall have any further rights, duties, or obligations under this Lease, except with respect to provisions that expressly survive termination of this Lease.  If any Tenant Delay actually delays Landlord’s Delivery of the Base Building Work beyond such 270 day period, then Landlord shall cause the Base Building Architect to certify the date on which the Base Building Work would have been completed but for such Tenant Delay and shall provide such certification to Tenant by written notice, and such certified date shall be the date of Delivery, subject to Tenant’s right to dispute reasonably in good faith any Tenant Delay claimed by Landlord, by written notice to Landlord given within 30 days after Tenant’s receipt of the Base Building Architect’s certification thereof.  As used herein, the terms “Base Building Work,” “Base Building Architect,” “Tenant Improvements Work,” “Force Majeure Delays,” “Tenant Delays,” and “Substantially Completed” shall have the meanings set forth for such terms in the Landlord Work Letter (Exhibit C-1) and the Tenant Work Letter (Exhibit C-2), as applicable.  If Tenant does not elect to terminate this Lease within 30 days of the lapse of such 270 day period as it may have been extended as provided above, such right to terminate this Lease shall be waived and this Lease shall remain in full force and effect.

In addition to Tenant’s termination right set forth in the preceding paragraph, Tenant shall have the right to terminate this Lease as follows:

(1)If Landlord fails to obtain a final and non-appealable building permit for the Base Building Work for any reason within 270 days after April 30, 2019 (such 270 day period ends on Saturday, January 25, 2020) as such period may be extended by Force Majeure Delays (not to exceed 1 year in the aggregate) and Tenant Delays on a day-for-day basis, Tenant shall thereafter be entitled to send a written notice to Landlord stating that Tenant is terminating this Lease because of Landlord’s failure to obtain such final and non-appealable building permit (except that any Tenant Delay shall extend such 270 day period on a day-for-day basis).  Such termination, however, shall be void if Landlord obtains such final and non-appealable building permit within 90 days after receipt of Tenant’s termination notice.  Tenant shall send such termination notice to Landlord, if at all, within 30 days after the expiration of such 270 day period as it may have been extended as provided above; otherwise, such right to terminate this Lease shall be waived

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and this Lease shall remain in full force and effect.  For purposes of this paragraph, a “final and non-appealable building permit” means that all applicable appeal periods have expired with no appeal having been taken (or, if appealed, such appeal is resolved to the satisfaction of Landlord).

(2)If Landlord fails to cause the Building to be in a watertight condition for any reason within 270 days after March 31, 2020 (such 270 day period ends on Saturday, December 26, 2020) as such period may be extended by Force Majeure Delays (not to exceed 1 year in the aggregate) and Tenant Delays on a day-for-day basis, Tenant shall thereafter be entitled to send a written notice to Landlord stating that Tenant is terminating this Lease because of Landlord’s failure to cause the Building to be in such watertight condition (except that any Tenant Delay shall extend such 270 day period on a day-for-day basis).  Such termination, however, shall be void if Landlord causes the Building to be in such watertight condition within 60 days after receipt of Tenant’s termination notice; otherwise, such right to terminate this Lease shall be waived and this Lease shall remain in full force and effect.  Tenant shall send such termination notice to Landlord, if at all, within 30 days after the expiration of such 270 day period as it may have been extended as provided above, such right to terminate this Lease shall be waived and this Lease shall remain in full force and effect.

The references to “Force Majeure Delays” in paragraphs (1) and (2) above shall be included within the overall 1 year maximum, aggregate time period for all forms of Force Majeure Delays set forth in this Section 2.  In case of a termination of this Lease as set forth in paragraphs (1) or (2) above, (A) the first month’s Base Rent for the Premises paid by Tenant pursuant to Section 3(a) below shall be refunded to Tenant, (B), the Security Deposit, or any balance thereof, i.e., after deducting therefrom all amounts to which Landlord is entitled under the provisions of this Lease, shall be returned to Tenant (and if the Security Deposit is the form of a Letter of Credit [as defined in Section 6], with such documentation or instructions as reasonably required by the issuer thereof to cancel the Letter of Credit), and (C) neither Landlord nor Tenant shall have any further rights, duties, or obligations under this Lease, except with respect to provisions that expressly survive termination of this Lease.

(a)Per Diem Credit.  If Landlord does not Deliver the Premises by no later than 270 days after the Target Commencement Date for reasons other than Force Majeure Delays or Tenant Delays, Tenant shall receive a Per Diem Credit (as defined below) against the Base Rent for the Initial Premises for each day after the date that is 270 days after the Target Commencement Date until the Lease Commencement Date.  In all cases, the Target Commencement Date shall be subject to extension for Force Majeure Delays (not to exceed 1 year in the aggregate) or Tenant Delays on a day-for-day basis.  For purposes of this Lease, “Per Diem Credit” means a per day credit in an amount equal to the product of the area of the Initial Premises (i.e., 92,957 rentable square feet) multiplied by $37.50, divided by 365.

(b)Definitions of Various Dates.  For purposes of this Lease, (i) the “Commencement Date” shall mean the date of this Lease, (ii) the “Lease Commencement Date” means 10 business days after Landlord Delivers the Premises for the performance of the Tenant Improvements, (iii) the “Rent Commencement Date” for the Initial Premises means the first anniversary of the Lease Commencement Date, and (iv) the “4th Floor Rent Commencement Date” for the 4th Floor Premises means the first anniversary of the Rent Commencement Date.  Landlord shall provide Tenant with notice of the anticipated the Lease Commencement Date not more than 60 days and not less than 30 days before such date. Upon written request of Landlord, Tenant shall execute and deliver one or more written acknowledgments of the Commencement Date, the Lease Commencement Date, the Rent Commencement Date, the 4th Floor Rent Commencement Date, and the expiration date of the Base Term when such are established in the form of the “Acknowledgement of Commencement Date” attached to this Lease as Exhibit D; provided, however, that Landlord’s failure to request, provide, or execute, or Tenant’s failure to execute and deliver, such acknowledgment(s) shall not affect Landlord’s or Tenant’s rights and obligations hereunder.  The “Term” of this Lease shall be the Base Term, as defined above in the Basic Lease Provisions and any Extension Terms that Tenant may elect pursuant to Section 42 (Right to Extend Term).

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(c)Condition of Premises.  Except as set forth in the Landlord Work Letter and in this Section 2, Section 7 (Use), and Section 13 (Landlord’s Repairs):  (i) Tenant shall accept the Premises in their condition as of the Lease Commencement Date, subject to the Premises being in material compliance with all applicable material Legal Requirements (as defined in Section 7); (ii) Landlord shall have no obligation for any defects in the Premises; and (iii) Tenant’s taking possession of the Premises shall be conclusive evidence that Tenant accepts the Premises and that the Premises were in good condition at the time possession was taken.  Any occupancy of the Premises by Tenant before the Lease Commencement Date shall be subject to all of the terms and conditions of this Lease (other than the obligation to pay Base Rent or Tenant’s Share of Operating Expenses).

(d)Complete Agreement.  Tenant agrees and acknowledges that, except as otherwise expressly provided in this Lease, neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of all or any portion of the Premises or the Project, and/or the suitability of the Premises or the Project for the conduct of Tenant’s business, and Tenant waives any implied warranty that the Premises or the Project are suitable for the Permitted Use.  This Lease constitutes the complete agreement of Landlord and Tenant with respect to the subject matter hereof and supersedes any and all prior representations, inducements, promises, agreements, understandings and negotiations that are not contained herein.  Landlord in executing this Lease does so in reliance upon Tenant’s representations, warranties, acknowledgments and agreements contained herein.

(e)Latent Defects.  Notwithstanding the foregoing provisions of this Section 2, Tenant shall have a period of one year after Landlord’s Delivery of the Premises to Tenant to reasonably identify in writing any Latent Defects (as defined below) in the Premises and the mechanical, electrical, heating, air conditioning, and ventilation (“HVAC”), and plumbing systems and the structural components serving the Premises.  For purposes of this Lease, “Latent Defects” means those material defects in the Premises and such systems and/or components that could not have been readily identified or discovered through a reasonable inspection thereof conducted by a qualified architect, engineer, or technician.  Landlord will promptly repair such identified Latent Defects (subject to Landlord’s reasonable confirmation that such Latent Defects are, in fact, Latent Defects).

(f)On Site Food Service.  By no later than the Rent Commencement Date for the Initial Premises, Landlord shall use commercially reasonable efforts to enter into a lease or other arrangement with a third party operator for space on the first floor of the Building not to exceed approximately 6,299 rentable square feet in area as shown on Exhibit A attached hereto (“On Site Food Service Area”) or the purpose of establishing and operating a restaurant (“On Site Food Service”).  Landlord makes no guaranty, promise, or assurance that it will, in fact, enter into such an agreement for On Site Food Service, and the terms of such agreement (if any) shall be satisfactory to Landlord in the exercise of its sole and absolute discretion.  Landlord’s obligation to use commercially reasonable efforts shall be satisfied in full if Landlord performs the following:  (i) Landlord directs its broker in writing to identify potential providers of the On Site Food Service, (ii) Landlord solicits written proposals from at least 3 potential providers of the On Site Food Service, and (iii) Landlord interviews at least 2 potential providers of the On Site Food Service.

(1)If Landlord determines not to open the On Site Food Service or, if Landlord opens the On Site Food Service but later ceases to operate it, then the Expansion Right and Tenant’s rights for the Hold Space as set forth in Section 41 shall apply to the On Site Food Service Area.

(2)If Landlord determines not to open the On Site Food Service or, if Landlord opens the On Site Food Service but later ceases to operate it, and Tenant subsequently leases the On Site Food Service Area pursuant to Tenant’s exercise of the Expansion Right or Tenant’s exercise of its rights for the Hold Space as set forth in Section 41, then Tenant shall have the right to operate an On Site Food Service in the On Site Food Service Area as long as it is operated on a private (non-public) basis and is for the sole and exclusive use and enjoyment of Tenant and its employees.

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(g)Occupancy of 4th Floor Premises.  Notwithstanding anything to the contrary contained herein, Tenant shall have the right to occupy and use the 4th Floor Premises at any time and from time to time from and after the Lease Commencement Date, for the Permitted Use, without affecting the 4th Floor Rent Commencement Date or triggering the payment of Base Rent with respect to 4th Floor Premises before such date.

3.Rent.

(a)Base Rent.  The first month’s Base Rent for the Premises and the Security Deposit shall be due and payable on delivery of a Tenant-executed copy of this Lease to Landlord; such first month’s Base Rent shall be applied to the first payment(s) of Base Rent during the Term after the Initial Premises Base Rent Abatement.  Beginning on the Rent Commencement Date and the 4th Floor Rent Commencement Date, respectively, and on or before the first day of each calendar month thereafter during the Term hereof (but subject to the Base Rent Abatement described in Section 4(a)) Tenant shall pay to Landlord in advance, without demand, abatement, deduction or set-off, except as otherwise provided herein, monthly installments of Base Rent for the Initial Premises and the 4th Floor Premises, respectively, in lawful money of the United States of America, at the office of Landlord for payment of Rent set forth above, or to such other entity or person or at such other place as Landlord may from time to time notify Tenant in writing not less than 30 days in advance.  Payments of Base Rent for any fractional calendar month shall be prorated on a per diem basis.  The obligation of Tenant to pay Base Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations.  Tenant shall have no right at any time to abate, reduce, or set-off any Rent (as defined in Section 5) due hereunder except for any abatement or set-off as may be expressly provided in this Lease.

(b)Additional Rent.  In addition to Base Rent, Tenant agrees to pay to Landlord as additional rent (“Additional Rent”):  commencing on the Lease Commencement Date (and notwithstanding the Initial Premises Base Rent Abatement), (i) Tenant’s Share of “Operating Expenses” (as defined in Section 5), and (ii) any and all other amounts Tenant assumes or agrees to pay under the provisions of this Lease, including, without limitation, any and all other sums that may become due by reason of any default of Tenant or failure to comply with the agreements, terms, covenants and conditions of this Lease to be performed by Tenant, after any applicable notice and cure period.

4.Base Rent Adjustments.  Base Rent shall be increased on each anniversary of the first day of the first full calendar month during the Base Term (each an “Adjustment Date”) by multiplying the Base Rent payable immediately before such Adjustment Date by the Rent Adjustment Percentage and adding the resulting amount to the Base Rent payable immediately before such Adjustment Date.  Base Rent, as so adjusted, shall thereafter be due as provided herein.  Base Rent adjustments for any fractional calendar month shall be prorated.

(a)Base Rent Abatement.  Notwithstanding anything to the contrary contained in this Lease, but provided Tenant is not in Default hereunder, Landlord hereby grants Tenant an abatement of the Base Rent (i) payable for the Initial Premises during the period beginning on the Lease Commencement Date and ending the day before the Rent Commencement Date (i.e., 12 months after the Lease Commencement Date) (“Initial Premises Base Rent Abatement”), and (ii) payable for the 4th Floor Premises during the period beginning on the Lease Commencement Date and ending the day before the 4th Floor Rent Commencement Date (i.e., 12 months after the Rent Commencement Date; 24 months after the Lease Commencement Date) (“4th Floor Base Rent Abatement”; together with the Initial Premises Base Rent Abatement, the “Base Rent Abatement”).  For the avoidance of doubt, if the Lease Commencement Date occurs on the first day of a calendar month, the Base Rent Abatement will be measured from that date.  If the Lease Commencement Date occurs on a day other than the first day of a calendar month, the Base Rent Abatement will be measured from the first day of the following calendar month.  Except as provided in the preceding sentences, Tenant shall pay the full amount of Base Rent due in accordance with the provisions of this Lease.  The administration rent set forth in Section 5 below shall not be abated and shall

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be based on the amount of Base Rent that would have been payable but for the Base Rent Abatement.  Notwithstanding anything to the contrary in this Section 4(a), the adjustment in the Base Rent as set forth in this Section 4 shall be based on the full and unabated amount of Base Rent payable for the first 12 month period from and after the Lease Commencement Date.

(b)Base Rent Set-off for Failure to Fund TI Allowance.  If Landlord fails to disburse any portion of the TI Allowance (as defined in the Tenant Work Letter) to Tenant for TI Costs incurred in connection with the design and construction of the Tenant Improvements in the time and manner required by the Tenant Work Letter, Tenant may thereafter send a second written request (after the request for disbursement) to Landlord (“Set-off Demand Notice”).  The Set-off Demand Notice shall include a copy of the request for disbursement.  If Landlord fails to pay the portion of the TI Allowance owed to Tenant within 5 business days after the Set-off Demand Notice is received by Landlord and as long as Tenant is not in default of its obligations under this Lease of which default Tenant has been given notice and Landlord’s payment obligation has not been suspended under Section 5(e) of the Tenant Work Letter, then Tenant shall have the right to set-off such unpaid TI Allowance amounts owed by Landlord against the next accruing monthly installments of Base Rent under this Lease.  Tenant shall not claim any rights of set-off for unfunded portions of the TI Allowance to the extent that Tenant has not first made a written request for disbursement for such amount, and the amount of set-off shall not exceed any shortfall specifically set forth in the previously claimed TI Allowance payment.  If Landlord in good faith disputes (“Dispute”) that Tenant is entitled to the disbursement of any portion of the TI Allowance and so notifies Tenant in writing, the parties shall promptly meet to resolve the Dispute.  If Landlord and Tenant are unable to resolve the Dispute within 15 days after the date of Landlord’s notification of Tenant, the parties shall submit the Dispute to final and binding arbitration as set forth in this Section.  During the pendency of the Dispute, Tenant shall make payments of Base Rent into escrow with an escrow agent appointed by Landlord and reasonably acceptable to Tenant, which escrow shall be governed by an escrow agreement in form and substance reasonably acceptable to Landlord, Tenant, and such escrow agent.  The arbitration shall be in accordance with the then prevailing Expedited Procedures of the Arbitration Rules for the Real Estate Industry of the American Arbitration Association (“AAA”) or the successor of such Rules.  Judgment on the award rendered by the arbitrators may be enforced and entered in any court having jurisdiction.

5.Operating Expense Payments.  Landlord shall deliver to Tenant a written estimate of Operating Expenses for each calendar year during the Term (“Annual Estimate”), which may be revised by Landlord from time to time (but no more than twice) during such calendar year.  Beginning on the Lease Commencement Date (and notwithstanding the Base Rent Abatement), Tenant shall pay Landlord on or before the first day of each calendar month during the Term hereof an amount equal to 1/12th of Tenant’s Share of the Annual Estimate for the entire Premises.  Payments for any fractional calendar month shall be prorated. Operating Expenses for the calendar years in which Tenant’s obligation to share therein begins and ends shall be prorated.

The term “Operating Expenses” means, except as otherwise provided herein, all costs and expenses of any kind or description whatsoever incurred or accrued each calendar year by Landlord with respect to the Building (including the Building’s Share of all costs and expenses of any kind or description incurred or accrued by Landlord with respect to the Project which are not specific to the Building or any other building located in the Project) determined in accordance with generally acceptable accounting principles consistently applied from year to year as such principles are generally applied in the real estate industry (“GAAP”) (including, without duplication, Taxes (as defined in Section 9), capital repairs and improvements made to accomplish a reduction in the Operating Expenses, to comply with any changes in applicable Legal Requirements enacted after the Lease Commencement Date or to ensure continued compliance with Legal Requirements in effect on the Lease Commencement Date, or to replace worn out or obsolete building systems or equipment (which capital repairs and improvements shall be amortized over their useful life on a straight-line basis without interest), the costs of Landlord’s third party property manager or, if there is no third party property manager, administration rent in the amount of 3% of Base Rent, the cost to repair or replace exterior glass, caulking, or brick, the cost of any tuck pointing, and Landlord’s costs

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and expenses associated with the On Site Food Service (net of any costs and expenses paid to Landlord by the operator of the On Site Food Service, if any, and inclusive of any costs, fees, and/or subsidies paid by Landlord to the operator of the On Site Food Service, if any), excluding only:

(a)costs of repair or replacement of the roof, foundation, slab, and structural walls of the Building, the original construction costs of the Project, the costs of any subsequent renovation of the Project (except for capital repairs and improvements and normal repair and maintenance, the costs of which are includable in Operating Expenses as provided above), and costs of correcting defects in such original construction or renovation;

(b)capital expenditures for expansion or renovation of the Project (except for capital repairs and improvements, the cost of which are includable in Operating Expenses as provided above);

(c)[reserved];

(d)interest, principal payments of Mortgage (as defined in Section 27) debts of Landlord or the owner of any interest in the Project, financing costs and amortization of funds borrowed by Landlord or the owner of any interest in the Project, whether secured or unsecured and all payments of base rent (but not taxes or operating expenses) under any ground lease or other underlying lease of all or any portion of the Project;

(e)amortization and depreciation of the Project (except for amortization of capital repairs and improvements, which are includable in Operating Expenses as provided above);

(f)advertising, legal and space planning expenses and leasing commissions and other costs and expenses incurred in procuring and leasing space to current or prospective tenants for the Project, including, the cost of or imputed rent for any leasing office maintained in the Project (to the extent such office exceeds 5,000 rentable square feet), free rent, construction allowances, moving costs and other leasing concessions granted to such  tenants;

(g)legal and other expenses incurred in the negotiation or enforcement of leases;

(h)costs of completing, fixturing, improving, renovating, painting, redecorating or other work, which Landlord pays for or performs for any leasable space in the Project, and costs of correcting defects in such work;

(i)costs of utilities (including HVAC service) outside normal business hours provided to tenants of the Project and for which such tenants are charged;

(j)costs to be reimbursed by other tenants of the Project or Taxes to be paid directly by Tenant or other tenants of the Project, whether or not actually paid;

(k)salaries, wages, benefits and other compensation paid to officers and employees of Landlord or the owner of any interest in the Project who are not assigned in whole or in part to the operation, management, maintenance, or repair of the Project, and in the case of such parties who are assigned only in part to the operation, management, maintenance, or repair of the Project, the portion of such salaries, wages, benefits, and other compensation not allocable to the Project;

(l)general organizational, administrative and overhead costs relating to maintaining Landlord’s or the owner of any interest in the Project’s existence, either as a corporation, partnership, or other entity, including general corporate, legal and accounting expenses;

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(m)costs (including attorneys’ fees and costs of settlement, judgments and payments in lieu thereof) incurred in connection with disputes with tenants, other occupants, or prospective tenants, and costs and expenses, including legal fees, incurred in connection with negotiations or disputes with employees, consultants, management agents, leasing agents, purchasers, or mortgagees of the Building;

(n)costs incurred by Landlord or the owner of any interest in the Project due to (i) the violation by Landlord, any owner of any interest in the Project, or their respective employees, agents or contractors or any tenant, licensee or occupant of the terms and conditions of any lease or license of, or occupancy agreement with respect to, space in the Project or any Legal Requirement or (ii) the gross negligence or willful misconduct of Landlord or its employees;

(o)penalties, fines or interest incurred as a result of Landlord’s or the owner of any interest in the Project’s inability or failure to make payment of Taxes and/or to file any tax or informational returns when due, or from Landlord’s failure to make any payment of Taxes required to be made by Landlord or hereunder, or by or the owner of any interest in the Project, before delinquency;

(p)overhead and profit increment paid to Landlord or the owner of any interest in the Project, or to subsidiaries or affiliates of Landlord or the owner of any interest in the Project, for goods and/or services in or to the Project to the extent the same exceeds the costs of such goods and/or services rendered by unaffiliated third parties on a competitive basis;

(q)costs of Landlord’s or the owner of any interest in the Project’s charitable or political contributions and/or trade association dues, or to acquire, maintain, and/or insure any fine art located at the Project;

(r)costs in connection with services (including electricity), items or other benefits of a type that are not standard for the Project and that are not available to Tenant without specific charges therefor, but which are provided to another tenant or occupant of the Project, whether or not such other tenant or occupant is specifically charged therefor by Landlord or the owner of any interest in the Project;

(s)costs incurred in the sale or refinancing of the Project or Landlord’s or the owner of any interest in the Project’s interest(s) therein;

(t)net income taxes of Landlord or the owner of any interest in the Project (except to the extent such net income taxes are in substitution for any Taxes payable hereunder), franchise, capital stock, gift, estate or inheritance taxes or any federal, state or local documentary taxes imposed against the Project or any portion thereof or interest therein;

(u)costs to repair or correct Latent Defects identified to Landlord within 1 year after Landlord’s Delivery of the Premises to Tenant;

(v)costs incurred (less costs of recovery) for any items to the extent such amounts are actually recovered by Landlord under a manufacturer’s, materialman’s, vendor’s, or contractor’s warranty;

(w)costs to repair, restore, or replace any item in the Building, to the extent Landlord is actually reimbursed therefor by proceeds from insurance or condemnation;

(x)costs incurred in connection with environmental clean-up, response action, or remediation on, in or under or about the Project, to the extent such costs relate to matters (i) existing before the Commencement Date, but excepting costs of normal and customary testing and monitoring, or (ii) caused by Landlord after the Commencement Date; provided, however, that Tenant shall have the obligation to prove by a preponderance of the evidence that such environmental clean-up, response action, or

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remediation relate to matters existing before the Commencement Date or were caused by Landlord, ITS agents, employees, or contractors after the Commencement Date.  Upon Tenant satisfying such obligation, Landlord shall, at no cost to Tenant, perform or take (as the case may be) such environmental clean-up, response action, or remediation to the extent required by applicable Governmental Authorities;

(y)salaries, wages, or other compensation paid to employees of any property management organization being paid a fee by Landlord or the owner of any interest in the Project for its services where such services are covered by a management fee;

(z)any items excluded from Taxes;

(aa)all costs to comply with Landlord’s warranty obligations under this Lease;

(bb)reserves for future Operating Expenses; and

(cc)any expenses otherwise includable within Operating Expenses to the extent actually reimbursed by persons other than tenants of the Project under leases for space in the Project.

Notwithstanding any contrary provision contained in this Section 5, Controllable Operating Expenses (as defined below) shall be capped so that no increase thereof in any calendar year exceeds 5% over the prior year’s Controllable Operating Expenses on a non-cumulative basis.  As a result, the actual annual increase of Controllable Operating Expenses in any given calendar year from and after the calendar year in which the Lease Commencement Date occurs may be less than or equal to 5% (but shall not exceed 5% in any such year).  For purposes of this Lease, “Controllable Operating Expenses” means all Operating Expenses except real estate taxes, utilities, snow and ice removal, and insurance premiums (such exceptions collectively referred to herein as the “Non-Controllable Operating Expenses”).

Within 90 days after the end of each calendar year (or such longer period as may be reasonably required), Landlord shall furnish to Tenant a statement (an “Annual Statement”) showing in reasonable detail:  (a) the total and Tenant’s Share of actual Operating Expenses for the previous calendar year (including a breakdown of Controllable Operating Expenses for such calendar year), and (b) the total of Tenant’s payments in respect of Tenant’s Share of Operating Expenses for such year.  If Tenant’s Share of actual Operating Expenses for such year exceeds Tenant’s payments in respect of Tenant’s Share of Operating Expenses for such year, the excess shall be due and payable by Tenant as Rent within 30 days after delivery of such Annual Statement to Tenant.  If Tenant’s payments of Operating Expenses for such year exceed Tenant’s Share of actual Operating Expenses for such year Landlord shall pay the excess to Tenant within 30 days after delivery of such Annual Statement, except that after the expiration, or earlier termination of the Term or if Tenant is delinquent in its obligation to pay Rent, Landlord shall pay the excess to Tenant after deducting all other amounts due Landlord.

The Annual Statement shall be final and binding upon Tenant unless Tenant, within 120 days after Tenant’s receipt thereof, shall question or contest same by giving written notice to Landlord.  If, during such 120 day period, Tenant in good faith questions or contests the accuracy of Landlord’s statement of Tenant’s Share of Operating Expenses, Landlord will provide Tenant and/or its designated lease audit firm (working pursuant to a fee arrangement other than a contingent fee) with access during normal business hours at the management office for the Project (located in the Washington, D.C. metropolitan area) with access to Landlord’s books and records relating to the operation of the Project and such other records and information as reasonably required to enable Tenant and/or its designated lease audit firm to determine the amount of Operating Expenses for the calendar year in question and the accuracy of the Annual Statement thereof (“Expense Information”).  If after Tenant’s and/or its designated lease audit firm’s review of such Expense Information (“Tenant’s Review”), Landlord and Tenant cannot agree upon the amount of Tenant’s Share of Operating Expenses for the calendar year in question, then either Landlord or Tenant shall have the right

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to have an independent public accounting firm selected by such party from among the 5 largest in the United States and reasonably approved by the other party, working pursuant to a fee arrangement other than a contingent fee (at Landlord’s or Tenant’s cost and expense as provided below), audit and/or review the Expense Information for the year in question (“Independent Review”).  The results of any such Independent Review shall be binding on Landlord and Tenant.  If the Independent Review (or Tenant’s Review as agreed to by Landlord) shows that the payments actually made by Tenant with respect to Tenant’s Share of Operating Expenses for the calendar year in question exceeded Tenant’s Share of Operating Expenses for such calendar year, Landlord shall at Landlord’s option either (i) if such excess can be fully recovered within 6 months thereby, credit the excess amount to the next succeeding installments of estimated Tenant’s Share of Operating Expenses (or the date Landlord agreed to Tenant’s Review, if applicable) or (ii) pay the excess to Tenant within 30 days after delivery of the results of the Independent Review, except that after the expiration or earlier termination of this Lease or if Tenant is delinquent in its obligation to pay Rent, Landlord shall pay the excess to Tenant after deducting all other amounts due Landlord.  If the Independent Review shows that Tenant’s payments with respect to Tenant’s Share of Operating Expenses for such calendar year were less than Tenant’s Share of Operating Expenses for the calendar year, Tenant shall pay the deficiency to Landlord within 30 days after delivery of the results of the Independent Review to Landlord and Tenant (or the date Landlord agreed to Tenant’s Review, if applicable).  If the Independent Review (or Tenant’s Review as agreed to by Landlord) shows that Tenant has overpaid with respect to Tenant’s Share of Operating Expenses by 5% or more, then Landlord shall (i) reimburse Tenant for all costs incurred by Tenant for Tenant’s Review and (ii) pay all costs of the Independent Review.  If the Independent Review (or Tenant’s Review as agreed to by Landlord) shows that Tenant has overpaid with respect to Tenant’s Share of Operating Expenses by less than 5%, then Tenant shall pay all costs of Tenant’s Review and the Independent Review.

Notwithstanding anything set forth herein to the contrary, if the Building is not at least 95% occupied on average during any calendar year falling wholly or partially during the Term, Tenant’s Share of Operating Expenses for such year shall be computed as though the Building had been 95% occupied on average during such calendar year, provided that in no event shall Landlord collect from Building tenants more than 100% of Operating Expenses actually incurred in any calendar year.

“Tenant’s Share” shall be the percentage set forth in the Basic Lease Provisions as Tenant’s Share with respect to Building Operating Expenses, or Tenant’s Project Share as to Project Operating expenses, as applicable, as reasonably adjusted by Landlord for changes in the physical size of the Premises or the Project occurring thereafter.  Landlord may directly invoice Tenant (and Tenant shall pay as Additional Rent) for any item of expense or cost reimbursable by Tenant that Landlord reasonably determines relates to a repair, replacement, or service that benefits only the Premises or only a portion of the Project that includes the Premises or that varies with occupancy or use.  For the avoidance of doubt, a repair, replacement, or service shall be deemed to benefit only the Premises (a) if an act or omission by Tenant or any Tenant Party causes or triggers the need for such repair, replacement or service (but only to the extent the cost of which is not covered by insurance), or (b) if Tenant requests a repair, replacement, or service that Landlord is not otherwise obligated to perform or provide under the terms of this Lease.  The cost of any such repair, replacement or service shall be excluded from the Operating Expenses if caused by any other tenant of the Building that is directly invoiced for such repair, replacement, or service.  Base Rent, Tenant’s Share of Operating Expenses and all other amounts payable by Tenant to Landlord hereunder are collectively referred to herein as “Rent.”

6.Security Deposit.  Tenant shall deposit with Landlord, upon delivery of an executed copy of this Lease to Landlord, a security deposit (“Security Deposit”) for the performance of all of Tenant’s obligations hereunder in the amount set forth in the Basic Lease Provisions, which Security Deposit shall be in the form of an unconditional and irrevocable letter of credit (“Letter of Credit”):  (i) in form and substance satisfactory to Landlord, (ii) naming Landlord as beneficiary, (iii) expressly allowing Landlord to draw upon it at any time from time to time by delivering to the issuer notice that Landlord is entitled to draw thereunder, (iv) issued by an FDIC-insured financial institution reasonably satisfactory to Landlord, and

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(v) redeemable by presentation of a sight draft in Maryland or California.  As of the Commencement Date, Silicon Valley Bank is an FDIC-insured financial institution reasonably satisfactory to Landlord.  If Tenant does not provide Landlord with a substitute Letter of Credit complying with all of the requirements hereof at least 10 days before the stated expiration date of any then current Letter of Credit, Landlord shall have the right to draw the full amount of the current Letter of Credit and hold the funds drawn in cash without obligation for interest thereon as the Security Deposit.  The Security Deposit shall be held by Landlord as security for the performance of Tenant’s obligations under this Lease.  The Security Deposit is not an advance rental deposit or a measure of Landlord’s damages in case of Tenant’s default.  Upon each occurrence of a Default (as defined in Section 20), Landlord may use all or any part of the Security Deposit to pay delinquent payments due under this Lease, and the cost of any damage, injury, expense or liability caused by such Default, without prejudice to any other remedy provided herein or provided by law.  Upon any such use of all or any portion of the Security Deposit, Tenant shall pay Landlord within 5 business days after written demand the amount that will restore the Security Deposit to the amount set forth in the Basic Lease Provisions.  Tenant hereby waives the provisions of any law, now or hereafter in force, which provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of Rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other actual loss or damage, foreseeable or unforeseeable, caused by the act or omission of Tenant or any officer, employee, agent or invitee of Tenant that constitutes a Default hereunder.  Upon bankruptcy or other debtor-creditor proceedings involving Tenant, the Security Deposit shall be deemed to be applied first to the payment of Rent and other charges due Landlord for periods prior to the filing of such proceedings.  If Tenant shall fully perform every provision of this Lease to be performed by Tenant, the Security Deposit, or any balance thereof (i.e., after deducting therefrom all amounts to which Landlord is entitled under the provisions of this Lease), shall be returned to Tenant (or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder) within 90 days after the expiration or earlier termination of this Lease.

If Landlord transfers its interest in the Project or this Lease, Landlord shall either (a) transfer any Security Deposit then held by Landlord to a person or entity assuming Landlord’s obligations under this Section 6, or (b) return to Tenant any Security Deposit then held by Landlord and remaining after the deductions permitted herein.  Upon such transfer to such transferee or the return of the Security Deposit to Tenant, Landlord shall have no further obligation with respect to the Security Deposit, and Tenant’s right to the return of the Security Deposit shall apply solely against Landlord’s transferee.  Landlord’s obligation respecting the Security Deposit is that of a debtor, not a trustee, and no interest shall accrue thereon.

7.Use.  The Premises shall be used solely for the Permitted Use set forth in the Basic Lease Provisions, and in compliance with all applicable Legal Requirements.  As used in the Lease, “Legal Requirements” (collectively, and each, a “Legal Requirement”) shall mean all laws, orders, judgments, ordinances, regulations, codes, directives, permits, licenses, covenants and restrictions now or hereafter applicable to, as the context requires, (i) the Premises, the Building, and/or the Project, and to the use and occupancy thereof, including, without limitation, the Americans With Disabilities Act, 42 U.S.C. § 12101, et seq. (together with the regulations promulgated pursuant thereto, “ADA”) and/or (ii) Landlord and/or Tenant.  Tenant shall, upon 5 business days’ written notice from Landlord, discontinue any use of the Premises that is declared by any Governmental Authority (as defined in Section 9) having jurisdiction to be a violation of a Legal Requirement.  Tenant will not use or permit the Premises to be used for any purpose or in any manner that would void Tenant’s or Landlord’s insurance.  Tenant shall not permit any part of the Premises to be used as a “place of public accommodation”, as defined in the ADA or any similar legal requirement.  Tenant shall reimburse Landlord within 30 days after written demand for any additional premium charged under any such insurance policy then maintained by Landlord for the Project by reason of Tenant’s failure to comply with the provisions of this Section or otherwise caused by Tenant’s use and/or occupancy of the Premises in violation of this Section.  Tenant will use the Premises in a careful, safe and lawful manner and will not commit or permit waste, overload the floor or structure of the Premises, subject the Premises to use that would damage the Premises or materially obstruct or interfere with the rights of Landlord or other tenants or occupants of the Project (Landlord agreeing that the use of the Premises for the Permitted Use

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will not so obstruct or interfere with such rights), including conducting or giving notice of any auction, liquidation, or going out of business sale on the Premises, or using or allowing the Premises to be used for any unlawful purpose.  Tenant shall cause any equipment or machinery to be installed in the Premises so as to reasonably prevent sounds or vibrations from the Premises from extending into Common Areas, or other space in the Project.  Tenant shall not place any machinery or equipment weighing 500 pounds or more in or upon the Premises or transport or move such items through the Common Areas of the Project or in the Project elevators without the prior written consent of Landlord, which consent shall not be unreasonably withheld, delayed, or conditioned.  Except as may be provided under the Tenant Work Letter, Tenant shall not, without the prior written consent of Landlord (which consent shall not be unreasonably withheld, delayed, or conditioned), use the Premises in any manner that will require ventilation, air exchange, heating, gas, steam, electricity or water beyond the existing capacity of the Building as proportionately allocated to the Premises based upon Tenant’s Share as usually furnished for the Permitted Use.

(a)Modifications to Common Areas.  Landlord shall, as an Operating Expense (to the extent such Legal Requirement is first generally applicable to the Building after the Lease Commencement Date and subject to the provisions of Section 5 requiring amortization of costs of capital items) or at Tenant’s expense (to the extent such Legal Requirement is applicable solely by reason of Tenant’s, as compared to other biotechnology or laboratory tenants of the Project, particular use of the Premises) make any alterations, repairs, replacements, or modifications to the Common Areas and to the exterior, structure, and roof of the Building that are required by Legal Requirements, including the ADA.  Tenant, at its sole expense, shall make any alterations, repairs, replacements, or modifications to the interior of the Premises that are required by Legal Requirements (including, without limitation, compliance of the Premises with the ADA).  Except to the extent such non-compliance (i) exists on the date Landlord Delivers the Premises to Tenant or (ii) is created by any alterations, repairs, replacements, or modifications made to the Premises, the Common Areas, or the Building by or on behalf of Landlord (except as may be required to comply with any Legal Requirement), Tenant, at its sole expense, shall make any alterations, repairs, replacements, or modifications to the interior of the Premises that are required by Legal Requirements (including, without limitation, compliance of the Premises with the ADA).  Notwithstanding any other provision herein to the contrary, Tenant shall be responsible for any and all demands, claims, liabilities, losses, costs, expenses, actions, causes of action, damages or judgments, and all reasonable expenses incurred in investigating or resisting the same (including, without limitation, reasonable attorneys’ fees, charges and disbursements and costs of suit) (collectively, “Claims”) arising out of or in connection with Tenant’s violation of or failure to comply with Legal Requirements (to the extent such compliance is the obligation of Tenant under this Lease), and Tenant shall indemnify, defend, hold and save Landlord harmless from and against any and all such Claims.

(b)Alexandria FitLab.  As long as Tenant is not in Default, Tenant, its subtenants and their on-site employees (including any individual independent contractors who are resident on-site on a regular and continuous basis) (collectively, “On-Site Personnel”) shall have a non-exclusive license to use on a complimentary basis the Alexandria FitLab located at 910 Clopper Road, Gaithersburg, Maryland that is owned by an affiliate of Landlord (“910 Clopper Landlord”).  In no event shall the number of On-Site Personnel having such a license exceed 20 individuals.   Although the Alexandria FitLab does not form a part of the Premises, the applicable provisions of this Lease (a) governing Tenant’s compliance with Legal Requirements, (b) imposing obligations on Tenant for matters occurring in, on, within, or about the Premises or arising out of the use or occupancy of the Premises (including, but not limited to, those obligations relating to insurance and indemnification), or (c) limiting Landlord’s liability, shall apply with equal force to Tenant’s use of the Alexandria FitLab.  Landlord shall have the right at any time and from time to time in the exercise of its sole and absolute subjective discretion to eliminate, reconfigure, relocate, or modify the Alexandria FitLab or modify its hours of availability for Tenant’s use, it being understood and agreed that Landlord makes no guaranty, assurance, or representation to Tenant that the Alexandria FitLab will remain available for use by Tenant during all or any part of the Term; provided however, that any such changes shall be applied to Tenant in a non-discriminatory manner vis-à-vis all other permitted users of the Alexandria FitLab.

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Landlord or its designee may specifically condition the use of the Alexandria FitLab by any On-Site Personnel upon such On-Site Personnel’s execution and delivery of the standard license, indemnification, and waiver agreement required by Landlord or, if applicable, any operator of the Alexandria FitLab.  Tenant and the On-Site Personnel shall be required to comply with all of the reasonable and non-discriminatory rules, regulations, conditions, and scheduling procedures of the 910 Clopper Landlord in connection with the use of the Alexandria FitLab.  As of the Commencement Date, Tenant shall cause the 910 Clopper Landlord to be named as an additional insured under the commercial general liability policy of insurance that Tenant is required to maintain under this Lease.  If Tenant Defaults in its obligations under this Section 7(b), Landlord shall have the right, in addition to any other rights and remedies available to Landlord for a Default by Tenant, to terminate immediately the license hereby granted to Tenant to use the Alexandria FitLab.  The expiration or earlier termination of this Lease shall automatically terminate the license hereby granted to Tenant to so use the Alexandria FitLab.

(c)Loading Docks.  The Building will contain 2 loading docks as identified on Exhibit H attached hereto.  Tenant shall have (i) an exclusive license to use one of the loading docks and associated receiving area serving the Building designated by Tenant by written notice to Landlord given not later than the Lease Commencement Date (“Exclusive Loading Dock”), and (ii) a non-exclusive license to use the other loading dock and associated receiving area serving the Building in common with other tenants in the Building in accordance with the Legal Requirements and the terms and conditions of this paragraph (“Non-Exclusive Loading Dock”; together with the Exclusive Loading Dock, the “Loading Docks”).  Tenant shall be permitted at its sole cost and expense, to install, maintain, repair, replace, and remove signage, as reasonably approved by Landlord, at and/or over the Exclusive Loading Dock denoting that the Exclusive Loading Dock is for Tenant’s exclusive use, and to install fencing, caging, or other comparable barrier in the associated receiving area (together with the Exclusive Loading Dock, the “Exclusive Loading Dock Area”) as reasonably approved by Landlord, to segregate the Exclusive Loading Dock, and to use the Exclusive Loading Dock Area for staging and storage purposes as permitted by this Lease.  The license granted hereby is personal to Tenant and shall not be assigned or otherwise pledged or transferred, directly or indirectly, except in conjunction with a Permitted Transfer (as defined in Section 22).  Tenant shall use the Loading Docks in a manner that will not unreasonably interfere with the rights of any tenants or occupants in the Building.  Landlord assumes no responsibility for enforcing Tenant’s rights or for protecting the Loading Docks from any person or entity, including, but not limited to, other tenants or occupants of the Building.  During any period of replacement, repair, or maintenance of the Loading Docks when they are not operational, Landlord shall have no obligation to provide Tenant with alternative, supplemental, temporary, or back-up loading docks, provided that Landlord shall perform such replacement, repair, or maintenance in a manner that minimizes, to the extent reasonably practicable, the duration and extent of any material interference with Tenant’s ability to use the Loading Docks, especially the Exclusive Loading Dock.  Except as expressly set forth in Section 30(i) below, Landlord makes no warranties of any kind, express or implied, with respect to the Loading Docks, and Landlord disclaims any such warranties.  Without limiting the foregoing, Tenant expressly acknowledges and agrees that Landlord does not guaranty or warrant that the Loading Docks will be operational at all times, will be of sufficient capacity to accommodate Tenant’s use thereof, will be free of Hazardous Materials except as expressly set forth in Section 30(i) below, or will function or perform adequately, and Landlord shall not be liable for any damages resulting from the failure of the Loading Docks.  Although the Loading Docks do not form a part of the Premises, the applicable provisions of this Lease (A) governing Tenant’s compliance with Legal Requirements, (B) imposing obligations on Tenant for matters occurring in, on, within, or about the Premises or arising out of the use or occupancy of the Premises (including, but not limited to, those obligations relating to insurance, indemnification, Hazardous Materials Clearance (as defined in Section 18), and Environmental Requirements (as defined in Section 30), or (C) limiting Landlord’s liability, shall apply with equal force to Tenant’s use of the Loading Docks.

(1)If Tenant defaults in its obligations under this Section 7(c) and fails to cure such default within 3 business days after written notice from Landlord, Landlord shall have the right, in addition to any other rights and remedies available to Landlord for a Default by Tenant, to suspend immediately

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Tenant’s license to use the Loading Docks.  If Tenant cures such default, Tenant’s license to use the Loading Docks shall be immediately restored.

(2)Tenant shall have the right to enforce its right to use the Exclusive Loading Dock Area by posting warning notices on unauthorized vehicles blocking Tenant’s use of the Exclusive Loading Dock and/or causing any such vehicle to be towed by a reputable towing company engaged by Tenant (with any towing and storage charges being payable by the owner of any such towed vehicle).  Tenant shall indemnify, defend, hold and save Landlord harmless from and against any and all such Claims arising out of Tenant’s enforcement of its right to use the Exclusive Loading Dock Area.

(3)The expiration or earlier termination of this Lease shall automatically terminate the license hereby granted to Tenant to so use the Loading Docks.  The terms and provisions of this paragraph shall survive the expiration or earlier termination of this Lease.

(d)Fiber Optic and T-1 Internet Service.  Tenant shall have the right to tie into the Building’s fiber optic and T-1 internet trunk lines (including the right to install and maintain equipment and lines in the Building’s point of entry, risers, and chases as reasonably required by Tenant and reasonably allocated by Landlord to provide connectivity to the Premises) at no additional fee or rent payable to Landlord, but Tenant shall be responsible for the cost of such tying in and any fees charged by the applicable service provider for access to and use of such fiber optic trunk line.  As of the Commencement Date, the service providers to the Project are Comcast, Verizon, and Zayo.

8.Holding Over.  If, with Landlord’s express written consent, Tenant retains possession of the Premises after the termination of the Term, (i) unless otherwise agreed by Landlord in such written consent, such possession shall be subject to immediate termination by Landlord at any time, (ii) all of the other terms and provisions of this Lease (including, without limitation, the adjustment of Base Rent pursuant to Section 4 hereof) shall remain in full force and effect (excluding any expansion or renewal option or other similar right or option) during such holdover period, (iii) Tenant shall continue to pay Base Rent in the amount payable upon the date of the expiration or earlier termination of this Lease or such other amount as Landlord may indicate, in Landlord’s sole and absolute discretion, in such written consent (provided such amounts do not exceed the amounts payable by Tenant had Tenant remained in possession of the Premises without the express written consent of Landlord as hereinafter provided), and (iv) all other payments shall continue under the terms of this Lease.  If Tenant remains in possession of the Premises after the expiration or earlier termination of the Term without the express written consent of Landlord, (A) Tenant shall become a tenant at sufferance upon the terms of this Lease except that the monthly rental shall be equal to 150% (increasing to 200% after 30 days) of Rent in effect during the last 30 days of the Term, and (B) Tenant shall be responsible for all damages suffered by Landlord resulting from or occasioned by Tenant’s holding over (including if such holding over exceeds 30 days, consequential damages if Landlord has advised Tenant in advance of any particular consequential damages that Landlord may incur or suffer as a result of Tenant’s holding over from and after such 30 day period, including, without limitation, consequential damages that Landlord may incur or suffer by reason of Landlord’s inability to lease the Premises or deliver occupancy to a particular tenant).  No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided, and this Section 8 shall not be construed as consent for Tenant to retain possession of the Premises.  Acceptance by Landlord of Rent after the expiration of the Term or earlier termination of this Lease shall not result in a renewal or reinstatement of this Lease.

9.Taxes.  Landlord shall pay, as part of Operating Expenses, all taxes, levies, fees, assessments and governmental charges of any kind, existing as of the Commencement Date or thereafter enacted (collectively referred to as “Taxes”), imposed by any federal, state, regional, municipal, local or other governmental authority or agency, including, without limitation, quasi-public agencies (collectively, “Governmental Authority”) on the Building, or on the Project (as allocable to the Building without duplication), during the Term, including, without limitation, all Taxes:  (i) imposed on or measured by or

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based, in whole or in part, on rent payable to (or gross receipts received by) Landlord under this Lease or any other lease of space in the Project and/or from the rentals received by Landlord or the owner of any interest in the Project, (ii) based on the square footage, assessed value or other measure or evaluation of any kind of the Premises or the Project, (iii) assessed or imposed by or on the operation or maintenance of any portion of the Premises or the Project, including parking, (iv) assessed or imposed by, or at the direction of, or resulting from Legal Requirements, or interpretations thereof, promulgated by any Governmental Authority, or (v) imposed as a license or other fee, charge, tax, or assessment on Landlord’s business of leasing space in the Project.  Landlord may contest by appropriate legal proceedings the amount, validity, or application of any Taxes or liens securing Taxes.  Taxes shall not include:  (A) any net income, capital, stock, succession, transfer, franchise, gift, estate, or inheritance taxes imposed on Landlord except to the extent such taxes are in substitution for any Taxes payable hereunder, (B) any item to the extent otherwise included in Operating Expenses (other than Taxes) or excluded therefrom, (C) costs or fees payable to Governmental Authorities in connection with any future construction, renovation, and/or improvements to the Building, including fees for transit, housing, schools, open space, child care, arts programs, traffic mitigation measures, environmental impact reports, traffic studies, and transportation system management plans, (D) reserves for future Taxes, (E) any personal property taxes attributable to any fine art located at the Building, and (F) interest and penalties incurred as a result of Landlord’s late payment of any Taxes.  If any such Tax is levied or assessed directly against Tenant, then Tenant shall be responsible for and shall pay the same at such times and in such manner as the taxing authority shall require.  Tenant shall pay, prior to delinquency, any and all Taxes levied or assessed against any personal property or trade fixtures placed by Tenant in the Premises, whether levied or assessed against Landlord or Tenant.  If any Taxes on Tenant’s personal property or trade fixtures are levied against Landlord or Landlord’s property, or if the assessed valuation of the Project is increased by a value attributable to improvements in or alterations to the Premises, whether owned by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, higher than the base valuation on which Landlord from time-to-time allocates Taxes to all tenants in the Project, Landlord shall have the right, but not the obligation, to pay such Taxes.  The amount of any such payment by Landlord shall constitute Additional Rent due from Tenant to Landlord within 30 days after written demand (accompanied by reasonably detailed supporting documentation thereof).

(a)Tax Consultant.  Landlord shall, as an Operating Expense, pay the reasonable costs to engage a reputable third party tax consultant to review annually the Taxes to evaluate whether it would be appropriate to contest the Taxes, and Landlord shall furnish such consultant’s analysis and recommendations to Tenant.  Landlord, however, retains the ultimate right, in the exercise of its sole judgment, whether to contest the Taxes.

(b)Tax Abatement or Refund; Jurisdictional Incentives.  If Landlord or the owner of any interest in the Project receives an abatement or refund of Taxes or other financial incentives in a definitive dollar amount from the State of Maryland, Tenant shall be entitled to Tenant’s Share with respect to such abatement, refund, or incentives solely allocable to the Building and Tenant’s Project Share as to such abatement, refund, or incentives allocable to the Project, to be applied by Landlord against Rent next coming due (or, if no further Rent is due from Tenant, by a cash payment by Landlord to Tenant).  If Tenant applies for and receives any financial incentives from the State of Maryland for the Premises or its operations therein, Tenant shall be entitled to the sole benefit of any such incentives without claim thereon by Landlord or any other party.

10.Parking.  Subject to all Legal Requirements, Force Majeure, a Taking (as defined in Section 19 below) and the exercise by Landlord of its rights hereunder, Tenant shall have the right, in common with other tenants of the Project pro rata in accordance with the rentable area of the Premises and the rentable areas of the Project occupied by such other tenants, to park in those areas of the Project designated for non-reserved parking, subject in each case to Landlord’s reasonable and non-discriminatory rules and regulations with respect thereto.  Landlord shall not charge Tenant for such parking during the Term.  Landlord may allocate parking spaces among Tenant and other tenants in the Project pro rata as

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described above if Landlord determines in good faith that such parking facilities are becoming overcrowded.  In addition, Tenant shall have the exclusive right to 10 reserved parking spaces in the locations to be mutually agreed upon by Landlord and Tenant, acting reasonably and in good faith, and Tenant shall, at its sole cost, have the right to mark such parking spaces as “Reserved” in accordance with applicable Legal Requirements.  Landlord shall not be responsible for enforcing Tenant’s parking rights against any third parties, including other tenants of the Project or for enforcing any such reservation of parking spaces.  Tenant shall have the right to enforce its right to reserved parking spaces by posting warning notices on unauthorized vehicles parking in Tenant’s reserved spaces and/or causing any such vehicle to be towed by a reputable towing company engaged by Tenant (with any towing and storage charges being payable by the owner of any such towed vehicle).  Tenant shall indemnify, defend, hold and save Landlord harmless from and against any and all such Claims arising out of Tenant’s enforcement of its reserved parking rights.  As of the Commencement Date, the current parking ratio is 2.42 standard sized spaces per 1,000 leased rentable square feet.

11.Utilities, Services.

(a)General; Interruption.  Landlord shall provide, subject to the terms of this Section 11, janitorial services to the Common Areas, water, electricity, heat, light, power, telephone, sewer, natural gas and other utilities (including fire sprinklers), and refuse and trash collection (collectively, “Utilities”).  Landlord shall pay, as Operating Expenses or subject to Tenant’s reimbursement obligation, for all Utilities used on the Premises during the Term, all maintenance charges for Utilities during the Term, and any storm sewer charges or other similar charges for Utilities imposed by any Governmental Authority or Utility provider during the Term, and any taxes, penalties, surcharges or similar charges thereon.  Tenant may cause, at its expense and subject to Landlord’s reasonable approval, any Utilities to be separately metered and charged directly to Tenant by the provider, in which event (i) Tenant shall pay directly to the Utility provider, prior to delinquency, any separately metered Utilities and services that may be furnished to Tenant or the Premises during the Term, and (ii) Operating Expenses shall be adjusted to exclude therefrom costs to provide any such separately-metered Utilities to tenants of the Building and/or Project.  Tenant shall pay directly to the Utility provider, prior to delinquency, any separately metered Utilities and services that may be furnished to Tenant or the Premises during the Term.  Tenant shall pay, as part of Operating Expenses, its share of all charges for jointly metered Utilities based upon consumption, as reasonably determined by Landlord.  Except as provided in this paragraph, no interruption or failure of Utilities from any cause whatsoever shall result in eviction or constructive eviction of Tenant, termination of this Lease or the abatement of Rent.  Tenant agrees to limit use of water and sewer with respect to Common Areas to normal restroom use.  If electricity, water, or HVAC service to the Premises is interrupted by reason of the gross negligence or willful misconduct of Landlord and such interruption shall continue for more than 5 consecutive business days, or 30 business days (regardless of whether consecutive) out of 45 consecutive business days, and shall render any material portion of the Premises unusable for the purpose of conducting Tenant’s business as permitted under this Lease, then to the extent (and only to the extent) that Landlord receives insurance proceeds from its carrier in respect of such interruption, all Base Rent payable hereunder with respect to the affected portion of the Premises shall be abated to such extent as follows:  (A) in the case of an interruption of 5 consecutive business days, Base Rent shall abate for such portion of the Premises for the period beginning on the 6th consecutive business day of such failure, and shall continue until substantial use of the affected portion of the Premises for the normal conduct of Tenant’s business is restored; and (B) in the case of an interruption of 30 business days out of 45 consecutive business days, Base Rent shall abate, during that calendar year, immediately for any additional business day after the 30th business day of interruption and shall continue until substantial use of the affected portion of the Premises for the normal conduct of Tenant’s business is restored.

(b)Emergency Generator.  Landlord’s sole obligation for either providing emergency generators or providing emergency back-up power to Tenant shall be: (i) to provide emergency generators with not less than the stated capacity of the emergency generators to be located in the Building as of the Lease Commencement Date (which capacity shall not be less than 750 Kw, (ii) to make connection of such

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emergency generators to the Premises available to Tenant during the Term, and (iii) to contract with a third party to maintain such emergency generators as per the manufacturer’s standard maintenance guidelines.  Landlord shall have no obligation to provide Tenant with operational emergency generators or back-up power or to supervise, oversee, and confirm that the third party maintaining the emergency generators is maintaining the generators as per the manufacturer’s standard guidelines or otherwise.  During any period of replacement, repair, or maintenance of the emergency generators when the emergency generators are not operational, including any delays thereto due to the inability to obtain parts or replacement equipment, Landlord shall have no obligation to provide Tenant with an alternative back-up generator or generators or alternative sources of back-up power.  Tenant expressly acknowledges and agrees that Landlord does not guaranty that such emergency generators will be operational at all times or that emergency power will be available to the Premises when needed, provided that if Tenant notifies Landlord that an emergency generator is not operational, Landlord shall use commercially reasonable efforts in good faith to engage or contact as soon as reasonably practicable under the circumstances a third party service technician to repair the emergency generator so that it becomes operational.

(c)Dedicated Generator for Tenant’s Use.  Subject to the satisfaction, in Landlord’s sole, but reasonable, judgment, of all of the conditions set forth in this Section 11(c), Tenant may, at its sole cost and expense, install and once installed shall maintain in the location shown on Exhibit H attached hereto as “Regenxbio Generator” and dedicated to Tenant’s exclusive use as provided herein (“Dedicated Generator Area”) for use in connection with Tenant’s business in the Premises, one emergency backup generator with a capacity of up to [1 Mw], and all related equipment, piping, venting, and metering devices (collectively, “Dedicated Generator”) and an above-ground fuel storage tank with adequate capacity as mutually and reasonably agreed by Landlord and Tenant (“Fuel Tank”).

(1)Installation; Maintenance; Removal.  The Dedicated Generator and Fuel Tank shall be installed by a contractor reasonably acceptable to Landlord and thereafter shall be properly maintained by Tenant, all at Tenant’s sole expense.  Tenant shall be responsible for connecting the Dedicated Generator to the electrical supply system serving the Premises in accordance with the reasonable requirements of Landlord’s electrical engineer/contractor.  At the expiration or earlier termination of the Term, the Dedicated Generator and Fuel Tank shall, at the election of Tenant, be removed at Tenant’s sole cost and expense and the area on which they were located shall be returned to the condition it was in prior to the installation of the Dedicated Generator and Fuel Tank.  If Tenant does not elect to so remove the Dedicated Generator and Fuel Tank, Landlord shall acquire sole ownership of the Dedicated Generator and Fuel Tank free and clear of all liens and encumbrances so that Landlord has good and marketable title thereto and Tenant shall execute and deliver to Landlord a bill of sale therefor (in the absence of a bill of sale, this Section shall constitute the bill of sale).  Tenant shall pay all governmental fees, charges, and taxes and all hook-up and disconnection fees associated with Tenant’s use of the Dedicated Generator and Landlord shall have no liability therefor.  All of the applicable provisions of this Lease, including, without limitation, the insurance, maintenance, repair, release, and indemnification provisions set forth in this Lease shall apply and be applicable to Tenant’s installation, operation, maintenance, and removal of the Dedicated Generator and Fuel Tank.  Tenant shall, at its sole cost and expense, secure all necessary permits and approvals from all applicable Governmental Authorities for the size, placement, installation, and removal of the Dedicated Generator and Fuel Tank.  If Tenant is unable to obtain the necessary approvals and permits from any Governmental Authorities for the Dedicated Generator and Fuel Tank, Tenant shall have no remedy, claim, cause of action, or recourse against Landlord (provided Landlord complies with its obligations under the next succeeding sentence hereof), nor shall such failure or inability to obtain any necessary permits or approvals provide Tenant the right to terminate this Lease.  Landlord shall cooperate with Tenant in securing all necessary permits and approvals for the Dedicated Generator and Fuel Tank; provided, however, that Landlord shall not be obligated to spend any monies in connection with obtaining such permits and approvals and shall not be required to perform any act or otherwise take any action that would impose or create any liabilities on Landlord.  Without limiting any other obligations of Tenant set forth in this Lease, Tenant shall, at its sole cost and expense, install, maintain, and repair the Dedicated Generator and Fuel Tank and keep such equipment in good

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order and operating condition.  The Fuel Tank shall serve as the fuel source for the Dedicated Generator to be installed by Tenant.  Any installation work described in this Section shall comply with the applicable terms and conditions of this Lease.

(2)Insurance.  If the presence of the Fuel Tank and all related infrastructure (including, but not limited to, piping, venting, and metering devices) is the sole cause of an increase in Landlord’s property or liability insurance premiums for the Building, Landlord shall so inform Tenant in writing (which notice shall include evidence from the insurer requiring same) and Tenant shall pay to Landlord as Additional Rent within 30 days after demand therefor an amount equal to such increase.

(3)Maintenance.  Tenant shall, at its sole cost and expense, at all times during the Term maintain with a qualified contractor a maintenance and repair contract (“Dedicated Generator Maintenance Contract”) for the Dedicated Generator.  The Dedicated Generator Maintenance Contract shall be in form and content reasonably satisfactory to Landlord.  Landlord shall be a third party beneficiary of the Dedicated Generator Maintenance Contract and, within 30 days after Landlord’s request, Tenant shall deliver a copy of the Dedicated Generator Maintenance Contract to Landlord.

(4)Testing.  Tenant shall be allowed to test the Dedicated Generator periodically (but no more often than once a week) at a time or times mutually and reasonably agreed to by Landlord and Tenant.  Tenant shall as soon as reasonably practicable under the circumstances take all necessary actions to cause the Dedicated Generator to comply with applicable Legal Requirements governing the air quality of the Building and to prevent any exhaust emitted from the Dedicated Generator from adversely affecting the indoor air quality of the Building.  No promotional or advertising matter or signage shall be attached to, painted, or displayed on the Dedicated Generator.

(5)Compliance.  Tenant shall, at its sole cost and expense, comply with all Legal Requirements that may now or hereafter be applicable to the Dedicated Generator Area or to the use, operation, repair, maintenance, and replacement of the Dedicated Generator.  The Legal Requirements include, but are not limited to, Legal Requirements (1) requiring that Tenant obtain the necessary permits and approvals for the use, operation, repair, maintenance, and replacement of the Dedicated Generator, (2) establishing standards for any form of pollution, (3) requiring the person discharging or permitting the discharging of Hazardous Materials or participating in the discharge or spilling of Hazardous Materials to report such discharge or spill to the proper Governmental Authorities, and (4) requiring certain inspections, gauging, and recordkeeping.  Tenant shall pay all costs, expenses, claims, fines, penalties, and damages that may in any manner arise out of or be imposed because of the failure of Tenant to comply with this Section 11(c).  Tenant shall indemnify, defend, and hold harmless Landlord and its officers, members, directors, employees, managers, employees, agents, and contractors from all Claims arising from Tenant’s failure to comply with this Section 11(c).  Each party shall promptly give notice to the other of any notice of violation of any such Legal Requirements received by such party.

(d)Utility Data.  Tenant agrees to provide Landlord with access to Tenant’s water and/or energy usage data on a monthly basis, either, at Tenant’s sole option, by providing Tenant’s applicable utility login credentials to Landlord’s designated online portal, or by another delivery method reasonably agreed to by Landlord and Tenant. The costs and expenses incurred by Landlord in connection with receiving and analyzing such water and/or energy usage data (including, without limitation, as may be required pursuant to applicable Legal Requirements) shall be included as part of Operating Expenses.

12.Alterations and Tenant’s Property.  Except for the Base Building Work and the Tenant Improvements (which are governed by the terms and conditions of the Work Letters), any alterations, additions, or improvements made to the Premises by or on behalf of Tenant, including additional locks or bolts of any kind or nature upon any doors or windows in the Premises, but excluding installation, removal or realignment of equipment and/or furniture systems (other than removal of furniture systems owned or

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paid for by Landlord) not involving any modifications to the structure or connections (other than by ordinary plugs or jacks) to Building Systems (as defined in Section 13) (“Alterations”) shall be subject to Landlord’s prior written consent, which may be given or withheld in Landlord’s sole discretion if any such Alteration affects the structure or Building Systems and does not constitute a Special Structural Alteration (as defined in Section 12(c) below), but which shall otherwise not be unreasonably withheld, conditioned, or delayed.  Tenant may construct Alterations in the Premises that are nonstructural and do not materially or adversely affect the Building Systems without Landlord’s prior approval if the aggregate cost of all such work in any 12 month period does not exceed $250,000 (a “Notice-Only Alteration”), provided Tenant notifies Landlord in writing of such intended Notice-Only Alteration, and such notice shall be accompanied by plans, specifications and such other information concerning the nature and cost of the Notice-Only Alteration as may be reasonably requested by Landlord, which notice and accompanying materials shall be delivered to Landlord not less than 15 business days in advance of any proposed construction.  If Landlord approves any Alterations that require such approval, Landlord may impose such conditions on Tenant in connection with the commencement, performance and completion of such Alterations (including any Special Structural Alteration) as Landlord may deem appropriate in Landlord’s reasonable discretion.  Any request for approval shall be in writing, delivered not less than 15 business days in advance of any proposed construction, and accompanied by plans, specifications, bid proposals, work contracts and such other information reasonably documenting the nature and cost of the alterations, including the identities and mailing addresses of all persons performing work or supplying materials.  Landlord’s right to review plans and specifications and to monitor construction shall be solely for its own benefit, and Landlord shall have no duty to ensure that such plans and specifications or construction comply with applicable Legal Requirements.  Landlord shall either approve or disapprove such plans and specifications in writing within 7 business days after receipt thereof.  Any disapproval shall be accompanied by a reasonably detailed explanation for the disapproval.  If Landlord does not respond to such request within such 7 business day period, Tenant may send a second written notice to Landlord (together with a concurrent copy sent by a reputable overnight delivery service providing receipted evidence of delivery to Mr. Lawrence J. Diamond, Alexandria Real Estate Equities, Inc., 946 Clopper Road, Gaithersburg, Maryland  20878), requesting Landlord’s approval of such Alterations.  If Landlord does not respond within 5 business days after receipt of such second notice, such request for Alterations shall be deemed to have been approved by Landlord.  Such second notice to Landlord shall state the following in 10-point or larger in bold face type in capitalized letters:

LANDLORD’S FAILURE TO RESPOND WITHIN five (5) BUSINESS DAYS AFTER RECEIPT OF THIS request SHALL MEAN THAT LANDLORD HAS BEEN DEEMED TO HAVE APPROVED THE REQUEST FOR ALTERATIONS DESCRIBED IN THIS REQUEST.

Tenant shall cause, at its sole cost and expense, all Alterations to comply with the insurance requirements set forth in this Lease and with Legal Requirements and shall implement at its sole cost and expense any alteration or modification required by Legal Requirements as a result of any Alterations.  Tenant shall pay to Landlord, as Additional Rent, within 30 days after written demand an amount equal to 3% of the hard construction costs incurred by Tenant in connection with any Alteration that requires Landlord’s approval to cover Landlord’s overhead and expenses for plan review, coordination, scheduling, and inspection.  Before Tenant begins any Alteration, Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable law.  Tenant shall reimburse Landlord for, and indemnify and hold Landlord harmless from, any expense incurred by Landlord by reason of faulty work done by Tenant or its contractors or inadequate cleanup.

(a)Security for Completing Alterations.  Tenant (but only if Tenant is other than RegenXBio Inc. or an assignee of REGENXBIO, Inc. pursuant to a Permitted Transfer) shall furnish security or make other arrangements satisfactory to Landlord to assure payment for the completion of all Alterations work free and clear of liens, and shall provide (and cause each contractor or subcontractor to

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provide) certificates of insurance (in form and substance reasonably satisfactory to Landlord; form ACORD 25 for commercial liability and form ACORD 28 for commercial property are satisfactory to Landlord) for workers’ compensation and other coverage in amounts and from an insurance company satisfactory to Landlord protecting Landlord against liability for personal injury or property damage during construction.  Upon completion of any Alterations, Tenant shall deliver to Landlord:  (i) sworn statements setting forth the names of all contractors and subcontractors who did the work and final lien waivers from all such contractors and subcontractors; and (ii) “as built” plans for any such Alteration.

(b)Tenant’s Property; Restoration.  Other than (i) the items, if any, listed on Exhibit F attached hereto, (ii) any items agreed by Landlord in writing to be included on Exhibit F in the future, and (iii) any trade fixtures, machinery, equipment and other personal property (including built-in machinery and equipment) not paid for out of the TI Allowance (as defined in the Tenant Work Letter) that may be removed without material damage to the Premises, unless such damage shall be repaired (including capping or terminating utility hook-ups behind walls) by Tenant during the Term (collectively, “Tenant’s Property”), all property of any kind paid for with the TI Allowance, all Alterations, real property fixtures, built-in casework and cabinets and other similar additions and improvements built into the Premises so as to become an integral part of the Premises such as fume hoods that penetrate the roof or plenum area, built-in cold rooms, built-in warm rooms, walk-in cold rooms, walk-in warm rooms, deionized water systems, glass washing equipment, autoclaves, chillers, built-in plumbing, electrical and mechanical equipment and systems (including wiring and cabling), and any power generator and transfer switch (collectively, “Installations”) shall be and shall remain the property of Landlord during the Term and following the expiration or earlier termination of the Term, shall not be removed by Tenant at any time during the Term and shall remain upon and be surrendered with the Premises as a part thereof in accordance with Section 28 following the expiration or earlier termination of this Lease, it being understood and agreed that (A) with the exception of Special Structural Alterations, Tenant shall have no obligation whatsoever to remove any Installations from the Premises or the Building upon the expiration or earlier termination of this Lease or to restore the Premises or the Building to their condition prior to the installation thereof, and (B) any equipment installed by Tenant (including, but not limited to, stand-alone autoclaves and steam sterilizers), may be removed by Tenant regardless of the degree of integration into the Premises, so long as Tenant, at its sole cost and expense, repairs any damage caused by such removal (including, but not limited to, capping or terminating utility hook-ups behind walls).  During any such restoration period, Tenant shall pay Rent to Landlord as provided herein as if such space were otherwise occupied by Tenant.

(c)Special Structural Alterations.  Subject to the terms of this Section 12 and notwithstanding any contrary provision contained in this Lease, (i) a Special Structural Alteration shall constitute and be treated as an Alteration except that this Section 12(c) shall govern Landlord’s approval standard for a Special Structural Alteration and Tenant’s obligations to remove a Special Structural Alteration and to restore the Premises based on such removal, and (ii) Landlord shall not unreasonably withheld, delay, or condition its approval for a Special Structural Alteration requested by Tenant.  In assessing whether to grant or withhold its approval, Landlord shall have the right to engage a structural engineer to advise Landlord.  Tenant shall, within 30 days after written request therefor, reimburse Landlord as Additional Rent for the fees and expenses of such structural engineer.  On the expiration of earlier termination of the Term, Tenant shall, at its sole cost and expense, remove the Special Structural Alteration if requested to do so by Landlord and repair any damage caused by such removal (including, but not limited to, capping or terminating utility hook-ups behind walls).  During any such restoration period, Tenant shall pay Rent to Landlord as provided herein as if such space were otherwise occupied by Tenant.  For purposes of this Lease, a “Special Structural Alteration” means an installation of additional structural support or bracing and core drilling as needed to accommodate Tenant’s equipment to be located in the Premises from time to time, and the performance of slab openings/penetrations for installation of internal stairwells connecting portions of the Premises located on adjacent floors) to Building Systems.

13.Landlord’s Repairs.  Landlord shall, in accordance with the Maintenance Standard (as defined below), maintain the following:  (a) as an Operating Expense (subject to the provisions of Section

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5), the repair or replacement of the roof membrane, exterior glass, caulking, tuck pointing, brick repair, demising walls, parking areas (both surface and the Parking Garage), the Common Areas of the Building, the base Building HVAC, plumbing, fire sprinklers, elevators and all other building systems serving the Premises and other portions of the Building (“Building Systems”), and (b) at Landlord’s expense and not as an Operating Expense, the repair or replacement of the roof, foundation, slab, and structural walls of the Building, correction of defects in the original construction of the Building, any repair or replacement to the extent covered under any warranties of Landlord’s contractors or vendors, and of any damage to the Premises caused by the gross negligence or willful misconduct of Landlord or its employees.  Losses and damages caused by Tenant, or by any of Tenant’s agents, servants, employees, invitees, and contractors (collectively, “Tenant Parties”), shall be repaired by Landlord, to the extent not covered by insurance, at Tenant’s sole cost and expense.  Landlord reserves the right to stop Building Systems services when necessary (i) by reason of accident or emergency, or (ii) for planned repairs, alterations or improvements, which are, in the reasonable judgment of Landlord, desirable or necessary to be made, until said repairs, alterations or improvements shall have been completed.  Except as otherwise expressly provided in this Lease, Landlord shall have no responsibility or liability for failure to supply Building Systems services during any such period of interruption; provided, however, that Landlord shall (A) except in case of emergency, give Tenant at least 3 business days’ advance notice of any planned stoppage of Building Systems services for routine maintenance, repairs, alterations, or improvements, and (B) use all commercially reasonable efforts to minimize the extent and duration of such stoppage (including, where practicable, performing any such maintenance, repairs, alterations, or improvements at times and in manner that will minimize any stoppage of Building Systems services during normal business hours).  Tenant shall promptly give Landlord written notice of any repair required by Landlord pursuant to this Section (or with respect to any emergency, oral notice followed immediately by written notice), after which Landlord shall use all commercially reasonable efforts to promptly effect such repair.  Landlord shall not be liable for any failure to make any repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after Tenant’s written notice of the need for such repairs or maintenance.  Tenant waives its rights under any Legal Requirement to terminate this Lease or to make such repairs at Landlord’s expense and agrees that the parties’ respective rights with respect to such matters shall be solely as set forth herein.  Repairs required as the result of fire, earthquake, flood, or other casualty, vandalism, war, or similar cause of damage or destruction shall be controlled by Section 18.  Repairs required as a result of a Taking (as defined in Section 19) shall be controlled by Section 19.  For purposes of this Lease, “Maintenance Standard” means the standards customarily maintained by owners of Class A office/laboratory buildings in the Gaithersburg/Rockville, Maryland market of comparable size and age, reasonable wear and tear excepted, and in compliance with all applicable Legal Requirements.

14.Tenant’s Repairs.

(a)General.  Subject to Section 13 hereof, Tenant, at its expense, shall repair, replace and maintain in accordance with the Maintenance Standard all portions of the Premises, including, without limitation, entries, doors, ceilings, interior windows, interior walls, the interior side of demising walls, any supplemental HVAC systems installed by or on behalf of Tenant providing service to the Premises (including any roof-mounted equipment therefor), and the Dedicated Generator and Fuel Tank (if any).  Such repair and replacement may include capital expenditures and repairs whose benefit may extend beyond the Term.  Should Tenant fail to make any such repair or replacement or fail to maintain the Premises, Landlord shall give Tenant notice of such failure.  If Tenant fails to commence cure of such failure within 10 days of Landlord’s notice, and thereafter diligently prosecute such cure to completion, Landlord may perform such work and shall be reimbursed by Tenant within 30 days after receipt of Landlord’s written demand therefor (together with copies of the paid invoices evidencing the costs incurred by Landlord); provided, however, that if such failure by Tenant creates or could create an emergency, Landlord may immediately commence cure of such failure and shall notify Tenant promptly after such action has been undertaken, and thereafter be entitled to recover the costs of such cure from Tenant as provided in this paragraph.  Subject to Sections 17 and 18, Tenant shall bear the full uninsured cost of any repair or replacement to any part of the Project that results from damage caused by Tenant or any Tenant Party and

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any repair that benefits only the Premises.  For the avoidance of doubt, a repair shall be deemed to benefit only the Premises (i) if an act or omission by Tenant or any Tenant Party causes or triggers the need for such repair (but only to the extent the cost of which repair is not covered by insurance), or (ii) if Tenant requests a repair that Landlord is not otherwise obligated to perform under the terms of this Lease.  The cost of any such repair shall be excluded from the Operating Expenses if caused by any other tenant of the Building that is directly invoiced for such repair.

(b)HVAC Maintenance Contracts.  Tenant, at its expense, shall at all times during the Term maintain with qualified contractors maintenance and repair contracts (“HVAC Maintenance Contracts”) for any HVAC systems installed by or on behalf of Tenant providing service to the Premises (including any roof-mounted HVAC systems).  The HVAC Maintenance Contracts shall be in form and content reasonably satisfactory to Landlord.  Landlord shall be a third party beneficiary of the HVAC Maintenance Contracts and, within 30 days after Landlord’s request, Tenant shall deliver a copy of the HVAC Maintenance Contracts to Landlord.

15.Mechanic’s Liens.  Tenant shall discharge, by bond or otherwise, any mechanic’s lien filed against the Premises or against the Project for work claimed to have been done for, or materials claimed to have been furnished to, Tenant within 20 days after the filing thereof, at Tenant’s sole cost and shall otherwise keep the Premises and the Project free from any liens arising out of work performed, materials furnished or obligations incurred by Tenant.  Should Tenant fail to discharge timely any lien described herein, Landlord shall have the right, but not the obligation, to pay such claim or post a bond or otherwise provide security to eliminate the lien as a claim against title to the Project and the cost thereof shall be due from Tenant as Additional Rent within 30 days after written demand accompanied by reasonably detailed supporting documentation of such cost.  If Tenant shall lease or finance the acquisition of equipment, furnishings, or other personal property of a removable nature utilized by Tenant in the operation of Tenant’s business, Tenant agrees that any Uniform Commercial Code Financing Statement filed as a matter of public record by any lessor or creditor of Tenant with respect to such property will upon its face or by exhibit thereto indicate that such Financing Statement is applicable only to removable personal property of Tenant located within the Premises.  In no event shall the address of the Project be furnished on the statement without qualifying language as to applicability of the lien only to removable personal property, located in an identified suite held by Tenant.

16.Indemnification.

(a)By Tenant.  Tenant hereby indemnifies and agrees to defend (at Landlord’s option and with counsel reasonably acceptable to Landlord), save and hold Landlord harmless from and against any and all Claims for injury or death to persons or damage to property occurring within or about the Premises, arising directly or indirectly out of use or occupancy of the Premises or a breach or default by Tenant in the performance of any of its obligations hereunder, except to the extent caused by the willful misconduct or gross negligence of Landlord or its employees.  Landlord shall not be liable to Tenant for, and Tenant assumes all risk of damage to, personal property (including, without limitation, loss of records kept within the Premises).  Tenant further waives any and all Claims for injury to Tenant’s business or loss of income relating to any such damage or destruction of personal property (including, without limitation, any loss of records).  Landlord shall not be liable for any damages arising from any act, omission or neglect of any tenant in the Project or of any other third party.

(b)By Landlord.  Landlord hereby indemnifies and agrees to defend (at Tenant’s option and with counsel reasonably acceptable to Tenant), save and hold Tenant harmless from and against any and all Claims for injury or death to persons or damage to property occurring within or within or about the Common Area caused by the willful misconduct or gross negligence of Landlord or its employees, except to the extent caused by the willful misconduct or negligence of Tenant or its agents or employees.

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17.Insurance.  Landlord shall maintain all risk property and, if applicable, sprinkler damage insurance covering the full replacement cost of the Project or such lesser coverage amount as Landlord may elect provided such coverage amount is not less than 90% of such full replacement cost.  Landlord shall further procure and maintain commercial general liability insurance with a single loss limit of not less than $2,000,000 for bodily injury and property damage with respect to the Project.  Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may deem necessary, including, but not limited to, flood, environmental hazard and earthquake, loss or failure of building equipment, errors and omissions, rental loss during the period of repair or rebuilding, workers’ compensation insurance and fidelity bonds for employees employed to perform services and insurance for any improvements installed by Tenant or that are in addition to the standard improvements customarily furnished by Landlord without regard to whether or not such are made a part of the Project.  For purposes of this Section 17, “such other insurance and additional coverages” as used in the preceding sentence shall be deemed necessary if either (i) they form a part of the insurance coverages maintained by Landlord and its affiliates and parent entities for their portfolio of properties, except to the extent modified by a lender to Landlord or its affiliates or parent entities, or (ii) are consistent with such coverages then being so required by landlords of buildings or projects comparable to the Building or Project in the Gaithersburg/Rockville market area.  All such insurance shall be included as part of the Operating Expenses.  The Project may be included in a blanket policy (in which case the cost of such insurance allocable to the Project will be determined by Landlord based upon the insurer’s cost calculations).  Tenant shall also reimburse Landlord for any increased premiums or additional insurance that Landlord reasonably deems necessary as a result of Tenant’s use of the Premises not permitted by this Lease.

Tenant, at its sole cost and expense, shall maintain the following:  (i) beginning on the Lease Commencement Date and for the balance of the Term, all risk property insurance with business interruption and extra expense coverage, covering the full replacement cost of all property and improvements installed or placed in the Premises by Tenant at Tenant’s expense; workers’ compensation insurance with no less than the minimum limits required by law; and employer’s liability insurance with such limits as required by law; and (ii) beginning on the Commencement Date and for the balance of the Term, commercial general liability insurance, with a minimum limit of not less than $2,000,000 per occurrence for bodily injury and property damage with respect to the Premises.  The commercial general liability insurance policy shall name Landlord and Alexandria Real Estate Equities, Inc., and its and their respective members, officers, directors, employees, managers, and agents (collectively, “Landlord Parties”), as additional insureds; insure on an occurrence and not a claims-made basis; be issued by insurance companies that have a rating of not less than policyholder rating of A and financial category rating of at least Class X in “Best’s Insurance Guide”; shall not be cancelable for nonpayment of premium unless 30 days prior written notice shall have been given to Landlord from the insurer; contain a hostile fire endorsement and a contractual liability endorsement; and provide primary coverage to Landlord (any policy issued to Landlord providing duplicate or similar coverage shall be deemed excess over Tenant’s policies).  Copies of such policies (if requested by Landlord), or certificates of insurance (in form and substance reasonably satisfactory to Landlord; form ACORD 25 for commercial liability and form ACORD 28 for commercial property are satisfactory to Landlord) showing the limits of coverage required hereunder and showing Landlord as an additional insured, along with reasonable evidence of the payment of premiums for the applicable period, shall be delivered to Landlord by Tenant upon Tenant’s execution and delivery of this Lease (with respect to the commercial liability insurance) and upon the Lease Commencement Date (with respect to the commercial property insurance) and upon each renewal of said insurance.  Tenant’s policy may be a “blanket policy” with an aggregate per location endorsement that specifically provides that the amount of insurance shall not be prejudiced by other losses covered by the policy.  Tenant shall, at least 5 days prior to the expiration of such policies, furnish Landlord with renewal certificates.

In each instance where insurance is to name Landlord as an additional insured, Tenant shall upon written request of Landlord also designate and furnish certificates so evidencing Landlord as additional insured to:  (i) any lender of Landlord holding a security interest in the Project or any portion thereof, (ii) the landlord under any lease wherein Landlord is tenant of the real property on which the Project is located, if

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the interest of Landlord is or shall become that of a tenant under a ground or other underlying lease rather than that of a fee owner, and/or (iii) any management company retained by Landlord to manage the Project.

The property insurance obtained by Landlord and Tenant shall include a waiver of subrogation by the insurers and all rights based upon an assignment from its insured, against Landlord or Tenant, and their respective officers, directors, employees, managers, agents, invitees and contractors (“Related Parties”), in connection with any loss or damage thereby insured against.  Neither party nor its respective Related Parties shall be liable to the other for loss or damage caused by any risk insured against under property insurance required to be maintained hereunder, and each party waives any claims against the other party, and its respective Related Parties, for such loss or damage.  The failure of a party to insure its property shall not void this waiver.  Landlord and its respective Related Parties shall not be liable for, and Tenant hereby waives all claims against such parties for, business interruption and losses occasioned thereby sustained by Tenant or any person claiming through Tenant resulting from any accident or occurrence in or upon the Premises or the Project from any cause whatsoever.  If the foregoing waivers shall contravene any law with respect to exculpatory agreements, the liability of Landlord or Tenant shall be deemed not released but shall be secondary to the other’s insurer.

Landlord may require insurance policy limits to be raised to conform with requirements of Landlord’s lender and/or to bring coverage limits to levels then being generally required of new tenants within the Project that are consistent with such limits then being so required by landlords of buildings or projects comparable to the Building or Project in the Gaithersburg/Rockville market area.

18.Restoration.  If, at any time during the Term, the Building or the Premises are damaged or destroyed by a fire or other casualty, Landlord shall notify Tenant within 60 days after discovery of such damage as to the amount of time Landlord reasonably estimates it will take to restore the Building and the Premises, as applicable (“Restoration Period”).  If the Restoration Period is estimated to exceed 12 months (“Maximum Restoration Period”), Landlord may, in such notice, elect to terminate this Lease as of the date that is 75 days after the date of discovery of such damage or destruction; provided, however, that notwithstanding Landlord’s election to restore, Tenant may elect to terminate this Lease by written notice to Landlord delivered within 15 business days of receipt of a notice from Landlord estimating a Restoration Period for the Premises longer than the Maximum Restoration Period.  Unless either Landlord or Tenant so elects to terminate this Lease, Landlord shall, subject to receipt of sufficient insurance proceeds (inclusive of any deductible that shall be treated as a current Operating Expense), promptly restore the Building and the Premises (excluding the improvements installed in the Premises by Tenant or by Landlord and paid for by Tenant), subject to delays arising from the collection of insurance proceeds, from Force Majeure events, or from obtaining any license, clearance or other authorization of any kind that shall be required under any applicable Environmental Requirements (as defined in Section 30) to enter into and restore the Premises because of the use, storage, handling, treatment, generation, release, disposal, removal or remediation of Hazardous Materials (as defined in Section 30) in, on or about the Building or the Premises (collectively referred to herein as “Hazardous Materials Clearances”); provided, however, that if Landlord’s repair or restoration of the Building and Premises is not substantially complete as of the end of the Maximum Restoration Period or, if longer, the Restoration Period, Tenant may by written notice to Landlord delivered within 15 business days after the expiration of the Maximum Restoration Period or, if longer, the Restoration Period, elect to terminate this Lease, in which event Landlord shall be relieved of its obligation to make such repairs or restoration and this Lease shall terminate as of the date that is 75 days after the later of:  (i) discovery of such damage or destruction, or (ii) the date all required Hazardous Materials Clearances are obtained, but Landlord shall retain any Rent paid and the right to any Rent payable by Tenant prior to such election by Landlord or Tenant.

Tenant, at its expense, shall promptly perform, subject to delays arising from the collection of insurance proceeds, from Force Majeure events or from obtaining any required Hazardous Material Clearances, all repairs or restoration not required to be done by Landlord and shall promptly re-enter the Premises and commence doing business in accordance with this Lease.  Notwithstanding the foregoing,

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Landlord may terminate this Lease if the Premises are damaged or destroyed during the last year of the Term and Landlord reasonably estimates that it will take more than 3 months to repair such damage or destruction, or if sufficient insurance proceeds (inclusive of any deductible amount) are not available for such restoration.  Rent shall be abated from the date all required Hazardous Material Clearances are obtained until the Premises (and those portions of the Building necessary to provide access and Building system services to the Premises) are repaired and restored, in the proportion that the area of the Premises, if any, that is untenantable bears to the total area of the Premises.  Such abatement shall be the sole remedy of Tenant, and except as provided in this Section 18, Tenant waives any right to terminate this Lease by reason of damage or casualty loss.  As used in this Section 18, the term “untenantable” means reasonably incapable of being accessed or occupied for its intended use due to damage to or destruction of the Premises or the Building (or any portions thereof)

The provisions of this Lease, including this Section 18, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, or any other portion of the Building, and any statute or regulation that is now or may hereafter be in effect shall have no application to this Lease or any damage or destruction to all or any part of the Premises or any other portion of the Building, the parties hereto expressly agreeing that this Section 18 sets forth their entire understanding and agreement with respect to such matters.

19.Condemnation.  If the whole or any material part of the Premises or the Building is taken for any public or quasi-public use under governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof (a “Taking” or “Taken”), and the Taking would either prevent or substantially interfere with Tenant’s use of the Premises or substantially interfere with or impair Landlord’s ownership or operation of the Building, then upon written notice by Landlord or Tenant to the other party, this Lease shall terminate and Rent shall be apportioned as of said date.  If part of the Premises shall be Taken, and this Lease is not terminated as provided above, Landlord shall promptly restore the Premises and the Project as nearly as is commercially reasonable under the circumstances to their condition prior to such partial Taking and the rentable square footage of the Building, the rentable square footage of the Premises, Tenant’s Share of Operating Expenses and the Rent payable hereunder during the unexpired Term shall be reduced to such extent as may be fair and reasonable under the circumstances.  Upon any such Taking, Landlord shall be entitled to receive the entire price or award from any such Taking without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant’s interest, if any, in such award.  Tenant shall have the right, to the extent that same shall not diminish Landlord’s award, to make a separate claim against the condemning authority (but not Landlord) for such compensation as may be separately awarded or recoverable by Tenant for moving expenses and loss of or damage to Tenant’s equipment and trade fixtures, if a separate award for such items is made to Tenant.  Tenant hereby waives any and all rights it might otherwise have pursuant to any provision of state law to terminate this Lease upon a partial Taking of the Premises or the Project.

20.Events of Default.  Each of the following events shall be a default (“Default”) by Tenant under this Lease:

(a)Payment Defaults.  Tenant shall fail to pay any installment of Rent or any other payment hereunder when due; provided, however, that Landlord will give Tenant notice and an opportunity to cure any failure to pay Rent within 3 business days of any such notice not more than once in any 12 month period and Tenant agrees that such notice shall be in lieu of and not in addition to, or shall be deemed to be, any notice required by law.

(b)Insurance.  Any insurance required to be maintained by Tenant pursuant to this Lease shall be canceled or terminated or shall expire or shall be reduced or changed so as to no longer comply with the applicable requirements of this Lease, and such non-compliance is not rectified within 5 business days after written notice thereof from Landlord, or Landlord shall receive a notice of nonrenewal of any such insurance and Tenant shall fail to obtain replacement insurance at least 20 days before the expiration of

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the current coverage, and such failure is not rectified within 5 business days after written notice thereof from Landlord.

(c)Abandonment.  Tenant shall abandon the Premises without (i) the release of the Premises of all Hazardous Materials Clearances and free of any residual impact from the Tenant HazMat Operations, and (ii) complying with the provisions of Section 28.

(d)Improper Transfer.  Tenant shall assign, sublease or otherwise transfer or attempt to transfer all or any portion of Tenant’s interest in this Lease or the Premises except as expressly permitted herein, or Tenant’s interest in this Lease shall be attached, executed upon, or otherwise judicially seized and such action is not released within 90 days of the action.

(e)Liens.  Tenant shall fail to discharge or otherwise obtain the release or bonding of any lien placed upon the Premises in violation of this Lease by reason of any work performed by or on behalf of Tenant, within 30 days after any such lien is filed against the Premises and such failure is not rectified within 5 business days after written notice thereof from Landlord (for the avoidance of doubt, Landlord shall have the right to send such written notice to Tenant immediately after such lien is filed).

(f)Insolvency Events.  Tenant or any guarantor or surety of Tenant’s obligations hereunder shall:  (A) make a general assignment for the benefit of creditors; (B) commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property (collectively a “Proceeding for Relief”); (C) become the subject of any Proceeding for Relief that is not dismissed within 90 days of its filing or entry; or (D) die or suffer a legal disability (if Tenant, guarantor, or surety is an individual) or be dissolved or otherwise fail to maintain its legal existence (if Tenant, guarantor or surety is a corporation, partnership or other entity).

(g)Estoppel Certificate or Subordination Agreement.  Tenant fails to execute any document required from Tenant under Sections 23 or 27 within 5 business days after a second notice requesting such document.

(h)Other Defaults.  Tenant shall fail to comply with any provision of this Lease other than those specifically referred to in this Section 20, and, except as otherwise expressly provided herein, such failure shall continue for a period of 15 days after written notice thereof from Landlord to Tenant.

Any notice given under Section 20(h) hereof shall:  (i) specify the alleged default, (ii) demand that Tenant cure such default, (iii) be in lieu of, and not in addition to, or shall be deemed to be, any notice required under any provision of applicable law, and (iv) not be deemed a forfeiture or a termination of this Lease unless Landlord elects otherwise in such notice; provided that if the nature of Tenant’s default pursuant to Section 20(h) is such that it cannot be cured by the payment of money and reasonably requires more than 15 days to cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said 15 day period and thereafter diligently prosecutes the same to completion; provided, however, that such cure shall be completed no later than 90 days from the date of Landlord’s notice.

21.Landlord’s Remedies.

(a)Interest.  Upon a Default by Tenant hereunder, Landlord may, without waiving or releasing any obligation of Tenant hereunder, make such payment or perform such act.  All sums so paid or incurred by Landlord, together with interest thereon, from the date such sums were paid or incurred, at the annual rate equal to 12% per annum or the highest rate permitted by law (“Default Rate”), whichever is less, shall

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be payable to Landlord on demand as Additional Rent.  Nothing herein shall be construed to create or impose a duty on Landlord to mitigate any damages resulting from Tenant’s Default hereunder.

(b)Late Payment Rent.  Late payment by Tenant to Landlord of Rent and other sums due will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult and impracticable to ascertain.  Such costs include, but are not limited to, processing and accounting charges and late charges that may be imposed on Landlord under any Mortgage covering the Premises.  Therefore, if any installment of Rent due from Tenant is not received by Landlord within 5 days after the date such payment is due, Tenant shall pay to Landlord an additional sum of 6% of the overdue Rent as a late charge (provided that Tenant shall not be required to pay such late charge upon the first occurrence of a late payment by Tenant of Rent in any 12-consecutive month period).  The parties agree that this late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant.  In addition to the late charge, Rent not paid when due shall bear interest at the Default Rate from the 5th day after the date due until paid.

(c)Re-Entry.  Upon a Default by Tenant under this Lease, Landlord shall have the right, immediately or at any time thereafter, without further notice to Tenant (unless otherwise provided herein), to enter the Premises, with legal process, without terminating this Lease or being guilty of trespass, and do any and all acts as Landlord may deem necessary, proper or convenient to cure such Default, for the account and at the expense of Tenant, any notice to quit or notice of Landlord’s intention to re-enter being hereby expressly waived, and Tenant agrees to pay to Landlord as Additional Rent all damage and/or expense incurred by Landlord in so doing, including interest at the Default Rate, from the due date until the date payment is received by Landlord.

(d)Termination.  Upon a Default by Tenant under this Lease, Landlord shall have the right to terminate this Lease and Tenant’s right to possession of the Premises and, with legal process, take possession of the Premises and remove Tenant, any occupant and any property therefrom, using such force as may be necessary, without being guilty of trespass and without relinquishing any rights of Landlord against Tenant, any notice to quit, or notice of Landlord’s intention to re-enter being hereby expressly waived.  Landlord shall be entitled to recover damages from Tenant for all amounts covenanted to be paid during the remainder of the Term (except for the period of any holdover by Tenant, in which case the monthly rental rate stated at Section 8 herein shall apply), which may be accelerated by Landlord at its option, using a discount rate equal to the discount rate of the Federal Reserve Bank of Richmond, Virginia at the time of award plus 1%, together with (i) all expenses of any proceedings (including, but not limited to, the expenses set forth in Section 22(f) below) that may be necessary in order for Landlord to recover possession of the Premises, (ii) the expenses of the re-renting of the Premises (including, but not limited to, any commissions paid to any real estate agent, advertising expense and the costs of such repairs, replacements, or modifications that Tenant was obligated but failed to perform (including, but not limited to, the removal of any Special Structural Alterations), and (iii) interest computed at the Default Rate from the due date until paid; provided, however, that there shall be credited against the amount of such damages all amounts received by Landlord from such re-renting of the Premises, with any overage being refunded to Tenant.  Landlord shall in no event be liable in any way whatsoever for failure to re-rent the Premises or, in the event that the Premises are re-rented, for failure to collect the rent thereof under such re-renting.  Landlord shall have no obligation whatsoever to mitigate any damages resulting from a Default by Tenant under this Lease except for entering into and maintaining a listing of the Premises with a commercial real estate broker (“Mitigation Requirement”).  On compliance with the Mitigation Requirement, Landlord shall be deemed to have fully satisfied its obligation to mitigate damages under this Lease and under any Legal Requirement in effect on the Commencement Date or at the time of Tenant’s Default; and Tenant waives and releases, to the fullest extent permissible under applicable Legal Requirements, any right to assert in any action by Landlord to enforce the terms of this Lease, any defense, counterclaim, or rights of set-off or recoupment respecting the mitigation of damages by Landlord, unless and to the extent Landlord fails to comply with the Mitigation Requirement.  No act or thing done by Landlord shall be deemed to be an acceptance of a surrender of the Premises, unless Landlord shall execute a written agreement of surrender

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with Tenant.  Tenant’s liability hereunder shall not be terminated by the execution of a new lease of the Premises by Landlord, unless that new lease expressly so states.  In the event Landlord does not exercise its option to accelerate the payment of amounts owed as provided hereinabove, then Tenant agrees to pay to Landlord, upon demand, the amount of damages herein provided after the amount of such damages for any month shall have been ascertained; provided, however, that any expenses incurred by Landlord shall be deemed to be a part of the damages for the month in which they were incurred.  Separate actions may be maintained each month or at other times by Landlord against Tenant to recover the damages then due, without waiting until the end of the term of this Lease to determine the aggregate amount of such damages.  Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or being dispossessed for any cause, or in the event of Landlord obtaining possession of the Premises by reason of the violation by Tenant of any of the covenants and conditions of this Lease.

(e)Reserved.

(f)Expenses.  Tenant shall pay, as Additional Rent and immediately upon written demand from Landlord, all out-of-pocket costs and expenses incurred by Landlord, including, but not limited to, attorneys’ fees, expert witness fees, paralegal fees, other litigation expenses (such as expenses for photocopying, electronic legal research, and deposition transcripts), and court costs in connection with or arising out of any Default by Tenant under this Lease, including, but not limited to, any action or proceeding brought by Landlord to enforce any obligation of Tenant under this Lease or the right of Landlord in or to the Premises.  Such expenses are recoverable at all levels, including appeals and post-judgment actions or proceedings.  The giving of a notice of Default by Landlord shall constitute part of an action or proceeding under this Lease, entitling Landlord to reimbursement of such fees and expenses, even if an action or proceeding is not commenced in a court of law and regardless of whether the Default is cured.

(g)Suspension of Funding/Performance.  Upon a Default by Tenant and during the continuance thereof, Landlord shall have the right to suspend funding of any TI Allowance or the performance of the Base Building Work (and such suspension shall constitute a Tenant Delay).

(h)Other Remedies.  In addition to the remedies set forth in this Section 21, Landlord, at its option, without further notice or demand to Tenant, shall have all other rights and remedies provided at law or in equity.

(i)Limitation of Tenant’s Damages.  Notwithstanding anything to the contrary set forth in this Lease or any default damages that may be permitted or authorized by applicable Legal Requirements, in no event shall damages recoverable from Tenant as a consequence of a Default under this Lease include any of the following:  (i) consequential or punitive damages (except, however, as set forth in Section 8 (Holding Over); and (ii) leasing commissions and/or brokerage fees to the extent allocable to any period after the expiration date of the Base Term (as such Base Term may be extended by Tenant’s exercise of an Extension Right before the occurrence of a Default).

22.Assignment and Subletting.

(a)General Prohibition.  Without Landlord’s prior written consent (except as provided in Section 22(b) below and subject to and on the conditions described in this Section 22, Tenant shall not, directly or indirectly, voluntarily or by operation of law, assign this Lease or sublease the Premises or any part thereof or mortgage, pledge, or hypothecate its leasehold interest or grant any concession or license within the Premises, and any attempt to do any of the foregoing shall be void and of no effect.  If Tenant is a corporation, partnership or limited liability company, the shares or other ownership interests thereof that are not actively traded upon a stock exchange or in the over-the-counter market, a transfer or series of transfers whereby 25% or more of the issued and outstanding shares or other ownership interests of such

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corporation are, or voting control is, transferred (but excepting transfers upon deaths of individual owners) from a person or persons or entity or entities that were owners thereof at time of execution of this Lease to persons or entities who were not owners of shares or other ownership interests of the corporation, partnership or limited liability company at time of execution of this Lease, shall be deemed an assignment of this Lease requiring the consent of Landlord as provided in this Section 22.  Notwithstanding the foregoing, any public offering of shares or other ownership interest in Tenant shall not be deemed an assignment.

(b)Transfer Notice.  If Tenant desires to assign, sublease, hypothecate or otherwise transfer this Lease or sublet the Premises other than pursuant to a Permitted Transfer (as defined below), then at least 10 business days, but not more than 45 business days, before the date Tenant desires the assignment or sublease to be effective (“Transfer Date”), Tenant shall give Landlord a notice (“Transfer Notice”) containing such information about the proposed assignee or sublessee, including the proposed use of the Premises and any Hazardous Materials proposed to be used, stored handled, treated, generated in or released or disposed of from the Premises, the Transfer Date, any relationship between Tenant and the proposed assignee or sublessee, and all material terms and conditions of the proposed assignment or sublease, including a copy of any proposed assignment or sublease in its final form, and such other information as Landlord may deem reasonably necessary or appropriate to its consideration whether to grant its consent.  Landlord shall, by giving written notice to Tenant within 15 business days after receipt of the Transfer Notice:  (i) grant such consent, or (ii) refuse such consent, in its reasonable discretion as set forth in Section 22(d) below (provided that Landlord shall further have the right to review and approve or disapprove the proposed form of sublease prior to the effective date of any such subletting).  Tenant shall pay to Landlord a fee equal to $2,500 in connection with its consideration of any Transfer Notice and/or its preparation or review of any consent documents.  Such fee shall be escalated by an amount equal to 2.5% on each anniversary of the Lease Commencement Date.

(c)Permitted Transfer.  Notwithstanding the foregoing provisions of this Section 22, Landlord’s consent shall not be required (but Tenant shall provide at least 10 business days’ prior written notice to Landlord unless such prior notice would violate any applicable Legal Requirements or any agreement to which Tenant or its counterparty are bound, in which even such notice shall be provided promptly after the transfer is consummated) to the following (each a “Permitted Transfer”):  (i) an assignment of this Lease or a subletting of all or any portion of the Premises to any entity controlling, controlled by, or under common control with Tenant, provided that Landlord shall have the right to reasonably approve the form of any such sublease or assignment, or (ii) an assignment of this Lease or a subletting of any portion of the Premises to a corporation or other entity that is a successor-in-interest to Tenant, by way of merger, consolidation or corporate reorganization, or by the purchase of all or substantially all of the assets or the ownership interests of Tenant provided that (A) such merger or consolidation, or such acquisition or assumption, as the case may be, is for a good business purpose and not principally for the purpose of transferring this Lease without Landlord’s consent, and (B) the net worth (as determined in accordance with GAAP of the assignee is not less than the net worth (as determined in accordance with GAAP) of Tenant as of the date of Tenant’s most current quarterly or annual financial statements, and (C) such assignee shall agree in writing to assume all of the terms, covenants and conditions of this Lease arising after the effective date of the assignment.

(d)Reasonableness Factors.  Among other reasons, it shall be reasonable for Landlord to withhold its consent to a proposed subletting in any of these instances:  (i) the proposed subtenant is engaged in areas of scientific research or other business concerns that are controversial, in Landlord's reasonable judgment, or the subtenant’s proposed use of the Premises will violate any applicable Legal Requirement, (ii) the proposed subtenant lacks the creditworthiness to support the financial obligations it would incur under the proposed sublease, (iii) in Landlord’s reasonable judgment, the use of the Premises by the proposed subtenant would require unreasonably increased services by Landlord, (iv) Landlord has received from any other landlord to the proposed subtenant a negative report concerning such other

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landlord’s experience with the proposed subtenant, (v) Landlord has experienced previous defaults by or is in litigation with the proposed subtenant, and (vi) the sublease is prohibited by Landlord’s lender.

(e)Additional Conditions.  As a condition to any such assignment or subletting, whether or not Landlord’s consent is required, Landlord may require:

(1)that any assignee or subtenant (other than an assignee or subtenant pursuant to a Permitted Transfer) agree, in writing at the time of such assignment or subletting, that if Landlord gives such party notice that Tenant is in default under this Lease, such party shall thereafter make all payments otherwise due Tenant directly to Landlord, which payments will be received by Landlord without any liability except to credit such payment against those due under this Lease, and any such subtenant (including a subtenant pursuant to a Permitted Transfer) shall agree to attorn to Landlord or its successors and assigns should this Lease be terminated for any reason; provided, however, in no event shall Landlord or its successors or assigns be obligated to accept such attornment; and

(2)A list of Hazardous Materials, certified by the proposed assignee or subtenant (other than an assignee or subtenant pursuant to a Permitted Transfer) to be true and correct, which the proposed assignee or sublessee intends to use, store, handle, treat, generate in or release or dispose of from the Premises, together with copies of all documents relating to such use, storage, handling, treatment, generation, release or disposal of Hazardous Materials by the proposed assignee or subtenant in the Premises or on the Project, prior to the proposed assignment or subletting, including, without limitation:  permits; approvals; reports and correspondence; storage and management plans; plans relating to the installation of any storage tanks to be installed in or under the Project (provided, said installation of tanks shall only be permitted after Landlord has given its written consent to do so, which consent may be withheld in Landlord’s sole and absolute discretion); and all closure plans or any other documents required by any and all federal, state and local Governmental Authorities for any storage tanks installed in, on or under the Project for the closure of any such tanks.  Neither Tenant nor any such proposed assignee or subtenant is required, however, to provide Landlord with any portion(s) of the such documents containing information of a proprietary nature that, in and of themselves, do not contain a reference to any Hazardous Materials or hazardous activities.

(f)No Release of Tenant, Sharing of Excess Rents.  Notwithstanding any assignment or subletting, Tenant and any guarantor or surety of Tenant’s obligations under this Lease shall at all times remain fully and primarily responsible and liable for the payment of Rent and for compliance with all of Tenant’s other obligations under this Lease.  If the Rent due and payable by a sublessee or assignee (or a combination of the rental payable under such sublease or assignment (other than pursuant to a Permitted Transfer) plus any bonus or other consideration therefor or incident thereto in any form) exceeds the sum of the rental payable under this Lease (excluding however, any Rent payable under this Section and actual and reasonable brokerage fees, legal costs, tenant improvement allowances, and any design or construction fees directly related to and required pursuant to the terms of any such sublease or assignment) (“Excess Rent”), then Tenant shall be bound and obligated to pay Landlord as Additional Rent hereunder 50% of such Excess Rent within 10 business days following receipt thereof by Tenant.  If Tenant shall sublet the Premises or any part thereof (other than pursuant to a Permitted Transfer), Tenant hereby immediately and irrevocably assigns to Landlord, as security for Tenant’s obligations under this Lease, all rent from any such subletting, and Landlord as assignee and as attorney-in-fact for Tenant, or a receiver for Tenant appointed on Landlord’s application, may collect such rent and apply it toward Tenant’s obligations under this Lease; except that, until the occurrence of a Default, Tenant shall have the absolute right to collect such rent.

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(g)No Waiver.  The consent by Landlord to an assignment or subletting shall not relieve Tenant or any assignees of this Lease or any sublessees of the Premises from obtaining the consent of Landlord to any further assignment or subletting (other than a Permitted Transfer) nor shall it release Tenant or any assignee or sublessee of Tenant from full and primary liability under this Lease.  The acceptance of Rent hereunder, or the acceptance of performance of any other term, covenant, or condition thereof, from any other person or entity shall not be deemed to be a waiver of any of the provisions of this Lease or a consent to any subletting, assignment or other transfer of the Premises.

(h)Prior Conduct of Proposed Transferee.  Notwithstanding any other provision of this Section 22, if (i) the proposed assignee or sublessee of Tenant has been required by any prior landlord, lender or Governmental Authority to take remedial action in connection with Hazardous Materials contaminating a property, where the contamination resulted from such party’s action or use of the property in question, (ii) the proposed assignee or sublessee is subject to an enforcement order issued by any Governmental Authority in connection with the use, storage, handling, treatment, generation, release or disposal of Hazardous Materials (including, without limitation, any order related to the failure to make a required reporting to any Governmental Authority), or (iii) because of the existence of a pre-existing environmental condition in the vicinity of or underlying the Project, the risk that Landlord would be targeted as a responsible party in connection with the remediation of such pre-existing environmental condition would be materially increased or exacerbated by the proposed use of Hazardous Materials by a proposed assignee or sublessee, Landlord shall have the absolute right to refuse to consent to any assignment or subletting to any such party.  The provisions of this Section 22(h) shall not apply to a Permitted Transfer.

(i)Business Entity Occupancy.  Tenant shall have the right, upon 10 business days prior written notice to Landlord but without obtaining Landlord’s prior written consent, to permit a business entity or individual that is a contractor, partner, collaborator, affiliate, subsidiary, client, customer, co-developer of Tenant (or an entity for whom Tenant is a subcontractor), or otherwise has a business relationship with Tenant, and is providing Tenant services in the course of Tenant’s business operations at the Premises or is occupying the Premises in furtherance of such business relationship with Tenant (each, a “Business Entity” or collectively, “Business Entities”), to use not more than 20% of the rentable area of the Premises for any Permitted Use; provided, however, that (i) if Tenant receives compensation for such use in excess of that portion of the Rent attributable to such portion of the Premises for the period in question, Section 22(f) above shall apply, (ii) the entity remains a Business Entity for the entire duration of such use and the entity is not indicated on the Building directory or any signage on the Premises (“Business Entity Occupancy”), (iii) no new demising walls are constructed to accomplish the Business Entity Occupancy, (iv) Tenant shall be responsible for any and all Claims arising out of or in connection with the Business Entity Occupancy or any act or omission of any Business Entity, and Tenant shall indemnify, defend, hold and save Landlord harmless from and against any and all Claims arising out of or in connection with any Business Entity Occupancy or any act or omission of any Business Entity, (v) the provisions of this Section 22(i) are personal to RegenXBio Inc. and its assignees and subtenants pursuant to a Permitted Transfer and are not assignable or transferable in whole or in part, and (vi) if Tenant and the Business Entity have entered into a written agreement governing the Business Entity Occupancy, Tenant shall provide a true and correct copy of such agreement to Landlord before the Business Entity Occupancy occurs.  Such Business Entity Occupancy shall not be deemed a sublease or assignment hereunder, nor shall it vest in any such Business Entity any right, title, or interest in this Lease or the Premises nor shall it relieve, release, impair, or discharge any of Tenant’s obligations hereunder.  Tenant shall require that the Business Entity does not violate the terms of this Lease and any failure or breach of any term, covenant, condition, or other provision of this Lease by any Business Entity shall constitute a breach of such term, covenant, condition, or other provision of this Lease by Tenant and, if such failure or breach is not cured within any applicable notice and cure period under this Lease, shall constitute a Default by Tenant.

23.Estoppel Certificate.  Tenant shall, within 10 business days of written notice from Landlord, execute, acknowledge and deliver a statement in writing in any form reasonably requested by a proposed lender or purchaser, (i) certifying that this Lease is unmodified and in full force and effect (or, if

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modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect) and the dates to which the rental and other charges are paid in advance, if any, (ii) acknowledging that to the actual knowledge of Tenant (without independent inquiry) there are not any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are known and claimed, and (iii) setting forth such further information with respect to the status of this Lease or the Premises as may be requested thereon.  Any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the real property of which the Premises are a part.  Tenant’s failure to deliver such statement within 5 business days after a second notice from Landlord shall, at the option of Landlord, be conclusive upon Tenant that this Lease is in full force and effect and without modification except as may be represented by Landlord in any certificate prepared by Landlord and delivered to Tenant for execution.

24.Quiet Enjoyment.  So long as Tenant shall perform all of the covenants and agreements herein required to be performed by Tenant, within any applicable notice and cure period hereunder, Tenant shall, subject to the terms of this Lease, at all times during the Term, have peaceful and quiet enjoyment of the Premises without interference or hindrance by any person claiming by, through or under Landlord.

25.Prorations.  All prorations required or permitted to be made hereunder shall be made on the basis of a 360-day year and 30-day months.

26.Rules and Regulations.  Tenant shall, at all times during the Term and any extension thereof, comply with all reasonable and nondiscriminatory rules and regulations at any time or from time to time established by Landlord covering use of the Premises and the Project; provided, however, that such rules and regulations shall not (a) be binding upon Tenant until Tenant has received a written copy of such modifications, and (b) contradict any provision contained in this Lease nor materially increase Tenant’s obligations or materially lessen its rights hereunder.  The current rules and regulations are attached hereto as Exhibit E.  If there is any conflict between said rules and regulations and other provisions of this Lease, the terms and provisions of this Lease shall control.  Landlord shall not have any liability or obligation for the breach of any rules or regulations by other tenants in the Project and shall not enforce such rules and regulations in a discriminatory manner.

27.Subordination and Lien Waiver.

(a)Subordination.  As of the Commencement Date, no Mortgage encumbers the Project.  This Lease and Tenant’s interest and rights hereunder shall be subject and subordinate at all times to the lien of any Mortgage hereafter created on or against the Project or any portion that includes the Premises, and all amendments, restatements, renewals, modifications, consolidations, refinancing, assignments and extensions thereof, without the necessity of any further instrument or act on the part of Tenant; provided, however that so long as there is no Default under any of the terms covenants, conditions, or agreements of this Lease, this Lease and all of the terms, provisions, and conditions of this Lease, shall remain in full force and effect, and neither this Lease, nor Tenant’s rights hereunder nor Tenant’s possession of the Premises will be disturbed during the Term by the Holder of any such Mortgage.  Tenant agrees, at the election of the Holder of any such Mortgage, to attorn to any such Holder.  Tenant agrees upon demand to execute, acknowledge and deliver such reasonable instruments, confirming such subordination, and such reasonable instruments of attornment as shall be requested by any such Holder, provided any such instruments contain appropriate non-disturbance provisions stating that so long as Tenant is not in Default under any of the terms, covenants, conditions, or agreements of this Lease, this Lease and all of the terms, provisions, and conditions of this Lease, shall remain in full force and effect, and neither this Lease, nor Tenant’s rights hereunder nor Tenant’s possession of the Premises will be disturbed during the Term.  Notwithstanding the foregoing, any such Holder may at any time subordinate its Mortgage to this Lease, without Tenant’s consent, by notice in writing to Tenant, and thereupon this Lease shall be deemed prior to such Mortgage without regard to their respective dates of execution, delivery or recording and in that event such Holder shall have the same rights with respect to this Lease as though this Lease had been

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executed prior to the execution, delivery and recording of such Mortgage and had been assigned to such Holder.  Landlord shall use its commercially reasonable efforts (but with no obligation to pay any out-of-pocket fees or charged imposed by the Holder unless Tenant agrees to pay them) to obtain from any Holder of a first lien Mortgage at any time during the Term covering any or all of the Project or the Premises a non-disturbance agreement on Holder’s standard form (which form shall be conformed only to the extent necessary to comply with the requirements of this Section 27) in favor of Tenant stating that so long as Tenant is not in Default under any of the terms, covenants, conditions, or agreements of this Lease, this Lease and all of the terms, provisions, and conditions of this Lease, shall remain in full force and effect, and neither this Lease, nor Tenant’s rights hereunder nor Tenant’s possession of the Premises will be disturbed during the Term and recognizing Tenant’s rights to any concessions (such as the Base Rent Abatement and/or leasehold improvement allowances) to which Tenant is entitled to under this Lease.  The term “Mortgage” whenever used in this Lease shall be deemed to include any ground or underlying leases, mortgages, deeds of trust, security assignments, and any other liens or encumbrances, entered into or granted by Landlord (or its predecessor-in-interest) and that encumber any portion of the Project that includes the Premises, and any reference to the “Holder” of a Mortgage shall be deemed to include the lessor under any such ground or underlying lease, the mortgagee under any such mortgage, the beneficiary under any such deed of trust or any other lien or encumbrance, and the secured party under any such security assignment.

(b)Lien Waiver.  At Tenant’s request, Landlord shall waive its right to any and all statutory, common law, and other liens upon the property of Tenant in connection with any bona fide third party equipment financing pursuant to a lien waiver agreement in form and substance reasonably acceptable to Landlord.  Such lien waiver shall be limited to specific items of equipment and shall not be in the form of a blanket lien waiver.

28.Surrender.  Upon the expiration of the Term or earlier termination of Tenant’s right of possession, Tenant shall surrender the Premises to Landlord in good order and condition (subject to Tenant’s repair, restoration, and legal compliance obligations under this Lease), without any obligation to remove any Alterations or Installations (including, but not limited to, cabling and wiring) thereto, free of Hazardous Materials brought upon, kept, used, stored, handled, treated, generated in, or released or disposed of from, the Premises by any person other than a Landlord Party (collectively, “Tenant HazMat Operations”) and released of all Hazardous Materials Clearances, broom clean, ordinary wear and tear, loss due to casualty and condemnation, and damage that Landlord is obligated to repair or restore, excepted.  At least 3 months prior to the surrender of the Premises, Tenant shall deliver to Landlord a narrative description of the actions proposed (or required by any Governmental Authority) to be taken by Tenant in order to surrender the Premises (including any Installations permitted by Landlord to remain in the Premises) at the expiration or earlier termination of the Term, free from any residual impact from the Tenant HazMat Operations and otherwise released for unrestricted use and occupancy permitted prior to Tenant’s occupancy under this Lease (“Surrender Plan”).  Such Surrender Plan shall be accompanied by (x) a current listing of (i) all Hazardous Materials licenses and permits held by or on behalf of any Tenant Party with respect to the Premises, and (y) any closure plan required for any tanks installed or used in accordance with Section 30 hereof, and (ii) all Hazardous Materials used, stored, handled, treated, generated, released (to the extent known) or disposed of from the Premises, and shall be subject to the review and approval of Landlord’s environmental consultant (which approval shall not be unreasonably withheld or delayed).  In connection with the review and approval of the Surrender Plan, upon the reasonable request of Landlord, Tenant shall deliver to Landlord or its consultant such additional non-proprietary information concerning Tenant HazMat Operations as Landlord shall request.  On or before such surrender, Tenant shall deliver to Landlord a report demonstrating that the approved Surrender Plan shall have been satisfactorily completed in accordance with the approved Surrender Plan and applicable Environmental Requirements, and Landlord shall have the right, subject to reimbursement at Tenant’s expense as set forth below, to cause Landlord’s environmental consultant to inspect the Premises and perform such additional procedures as may be deemed reasonably necessary to confirm that the Premises are, as of the effective date of such surrender or early termination of this Lease, free from any residual

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impact from Tenant HazMat Operations.  Tenant shall reimburse Landlord, as Additional Rent, for the actual out-of-pocket expense incurred by Landlord for Landlord’s environmental consultant to review and approve the Surrender Plan and to visit the Premises and verify satisfactory completion of the same, which cost shall not exceed $5,000.  Landlord shall have the unrestricted right to deliver such Surrender Plan and any report by Landlord’s environmental consultant with respect to the surrender of the Premises to third parties.

If Tenant shall fail to prepare or submit a Surrender Plan approved by Landlord, or if Tenant shall fail to complete the approved Surrender Plan, or if such Surrender Plan, whether or not approved by Landlord, shall fail to adequately address any residual effect of Tenant HazMat Operations in, on or about the Premises, Landlord shall have the right to take such actions as Landlord may deem reasonable or appropriate to assure that the Premises and the Project are surrendered free from any residual impact from Tenant HazMat Operations, the cost of which actions shall be reimbursed by Tenant as Additional Rent, without regard to the limitation set forth in the first paragraph of this Section 28.

Upon the expiration of the Term or earlier termination of Tenant’s right of possession, Tenant shall immediately return to Landlord all keys and/or access cards to parking, the Building, restrooms or all or any portion of the Premises furnished to or otherwise procured by Tenant.  If any such access card or key is lost, Tenant shall pay to Landlord the cost of replacing such lost access card or key.  Any Tenant’s Property, Alterations and property not so removed by Tenant as permitted or required herein shall be deemed abandoned and may be stored, removed, and disposed of by Landlord at Tenant’s expense, and Tenant waives all claims against Landlord for any damages resulting from Landlord’s retention and/or disposition of such property.  All obligations of Tenant hereunder not fully performed as of the termination of the Term, including the obligations of Tenant under Section 30 hereof, shall survive the expiration or earlier termination of the Term, including, without limitation, indemnity obligations, payment obligations with respect to Rent and obligations concerning the condition and repair of the Premises.

29.Waiver of Jury Trial.  TENANT AND LANDLORD WAIVE ANY RIGHT TO TRIAL BY JURY OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN LANDLORD AND TENANT ARISING OUT OF THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.

30.Environmental Requirements.

(a)Prohibition/Compliance/Indemnity.  Tenant shall not cause or permit any Hazardous Materials (as hereinafter defined) to be brought upon, kept, used, stored, handled, treated, generated in or about, or released or disposed of from, the Premises or the Project in violation of applicable Environmental Requirements by Tenant or any Tenant Party.  If Tenant breaches the obligation stated in the preceding sentence, or if the presence of Hazardous Materials in the Premises during the Term or any holding over results in contamination of the Premises, the Project or any adjacent property or if contamination of the Premises, the Project or any adjacent property by Hazardous Materials brought into, kept, used, stored, handled, treated, generated in or about, or released or disposed of from, the Premises by anyone other than Landlord and Landlord’s employees, agents and contractors otherwise occurs during the Term or any holding over, Tenant hereby indemnifies and shall defend (as applicable) and hold Landlord, its officers, directors, employees, agents and contractors harmless from any and all actions (including, without limitation, remedial or enforcement actions of any kind, administrative or judicial proceedings, and orders or judgments arising out of or resulting therefrom), costs, claims, damages (including, without limitation, punitive damages and damages based upon diminution in value of the Premises or the Project, or the loss of, or restriction on, use of the Premises or any portion of the Project), expenses (including, without limitation, attorneys’, consultants’ and experts’ fees, court costs and amounts paid in settlement of any claims or actions), fines, forfeitures or other civil, administrative or criminal penalties, injunctive or other relief (whether or not based upon personal injury, property damage, or contamination of, or adverse effects upon, the environment, water tables or natural resources), liabilities or losses (collectively, “Environmental

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Claims”) that arise during or after the Term as a result of such contamination; provided, however, that Tenant shall have no indemnification, remediation, or other obligation or responsibility under this Section 30 for any contamination or Environmental Claim if Tenant proves by a preponderance of the evidence that such contamination or Environmental Claim arises from any Hazardous Materials brought into, kept, used, stored, handled, treated, generated in or about, or released or disposed of from the Premises by Landlord, its employees or contractors, or another tenant unrelated or unaffiliated with Tenant or that existed in the Premises as of the Commencement Date and were not brought into, kept, used, stored, handled, treated, generated in or about, or released or disposed of from the Premises by Tenant, any Tenant Party, or any subtenant of Tenant or other occupant of the Premises.  This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, treatment, remedial, removal, or restoration work required by any federal, state or local Governmental Authority because of Hazardous Materials present in the air, soil or ground water above, on, or under the Premises.  Without limiting the foregoing, if the presence of any Hazardous Materials on the Premises, the Building, the Project or any adjacent property caused or permitted by Tenant or any Tenant Party results in any contamination of the Premises, the Building, the Project or any adjacent property in violation of any applicable Environmental Requirements, Tenant shall promptly take all actions at its sole expense and in accordance with applicable Environmental Requirements as are necessary to return the Premises, the Building, the Project or any adjacent property to the condition existing prior to the time of such contamination, provided that Landlord’s approval of such action shall first be obtained, which approval shall not unreasonably be withheld or delayed so long as such actions would not potentially have any material adverse long-term or short-term effect on the future use of the Premises, the Building, or the Project, as such uses were permitted prior to the Tenant’s occupancy under this Lease.

(b)Business.  Landlord acknowledges that it is not the intent of this Section 30 to prohibit Tenant from using the Premises for the Permitted Use.  Tenant may operate its business according to prudent industry practices so long as the use or presence of Hazardous Materials is strictly and properly monitored according to all then applicable Environmental Requirements.  As a material inducement to Landlord to allow Tenant to use Hazardous Materials in connection with its business, Tenant agrees to deliver to Landlord prior to the Commencement Date a list identifying each type of Hazardous Materials to be brought upon, kept, used, stored, handled, treated, generated on, or released (to the extent known) or disposed of from, the Premises and setting forth any and all governmental approvals or permits required in connection with the presence, use, storage, handling, treatment, generation, release or disposal of such Hazardous Materials on or from the Premises (“Hazardous Materials List”).  Tenant shall deliver to Landlord an updated Hazardous Materials List once a year but shall also deliver an updated list promptly after any new Hazardous Material is brought onto, kept, used, stored, handled, treated, generated on, or released (to the extent known) or disposed of from, the Premises.  Tenant shall deliver to Landlord true and correct copies of the following documents (“Haz Mat Documents”) relating to the use, storage, handling, treatment, generation, release, or disposal of Hazardous Materials prior to the Commencement Date, or if unavailable at that time, concurrent with the receipt from or submission by Tenant to a Governmental Authority:  (i) permits, plans, and reports required under any applicable Environmental Requirements, including, but not limited to, plans relating to the installation, use, or closure of any storage tanks on or under the Project to be installed or used by Tenant (provided, said installation or use of tanks shall only be permitted after Landlord has given Tenant its written consent to do so, which consent may be withheld in Landlord’s sole and absolute discretion); (ii) notices of violation of any applicable Environmental Requirements; and (iii) material correspondence (including approvals from Governmental Authorities) related to clauses (i) and (ii) above.  Tenant is not required, however, to provide Landlord with any portion(s) of the Haz Mat Documents containing information of a proprietary nature that, in and of themselves, do not contain a reference to any Hazardous Materials or hazardous activities.  It is not the intent of this Section to provide Landlord with information that could be detrimental to Tenant’s business should such information become possessed by Tenant’s competitors.

(c)Tenant Representation and Warranty.  Tenant hereby represents and warrants to Landlord that (i) neither Tenant nor any of its legal predecessors has been required by any prior landlord,

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lender, or Governmental Authority at any time to take remedial action in connection with Hazardous Materials contaminating a property, which contamination was permitted by Tenant of such predecessor or resulted from Tenant’s or such predecessor’s action or use of the property in question, and (ii) Tenant is not subject to any enforcement order issued by any Governmental Authority in connection with the use, storage, handling, treatment, generation, release or disposal of Hazardous Materials (including, without limitation, any order related to the failure to make a required reporting to any Governmental Authority).  If Landlord determines that this representation and warranty was not true as of the date of this lease, Landlord shall have the right to terminate this Lease in Landlord’s sole and absolute discretion.

(d)Testing.  Landlord shall have access to, and a right to perform inspections and tests of, the Premises and the Project to determine Tenant’s compliance with Environmental Requirements, its obligations under this Section 30, or the environmental condition of the Premises and the Project.  In connection with such testing, upon the request of Landlord, Tenant shall deliver to Landlord or its consultant such non-proprietary information concerning the use of Hazardous Materials in or about the Premises by Tenant or any Tenant Party.  Access shall be granted to Landlord upon Landlord’s prior notice to Tenant and at such times so as to minimize, so far as may be reasonable under the circumstances, any disturbance to Tenant’s operations.  Such inspections and tests shall be conducted at Landlord’s expense, unless such inspections or tests are conducted pursuant to Section 21 hereof or reveal that Tenant has not complied with any Environmental Requirement, in which case Tenant shall reimburse Landlord as Additional Rent for the reasonable cost of such inspection and tests within 30 days after request therefor.  Tenant shall, at its sole cost and expense, promptly and satisfactorily remediate any environmental conditions identified by such testing in accordance with all Environmental Requirements.  Landlord’s receipt of or satisfaction with any environmental assessment in no way waives any rights that Landlord may have against Tenant.

(e)Underground Tanks.  Under no circumstances whatsoever will Tenant have the right to install any underground storage tank on or about the Premises or the Project.  If underground or other storage tanks storing Hazardous Materials located on the Premises or the Project before the Commencement Date are used by Tenant, Tenant shall install, use, monitor, operate, maintain, upgrade and manage such storage tanks, maintain appropriate records, obtain and maintain appropriate insurance, implement reporting procedures, properly close any underground storage tanks if required by and in accordance with all applicable Environmental Requirements, and take or cause to be taken all other actions necessary or required under any applicable Environmental Requirements, as such now exists or may hereafter be adopted or amended in connection with the installation, use, maintenance, management, operation, upgrading and closure of such storage tanks.

(f)Control Areas.  Tenant shall be allowed to utilize up to its pro rata share of the Hazardous Materials inventory within any control area or zone (located within the Premises), as designated from time to time by the applicable building code or other Legal Requirement, for Hazardous Materials use or storage.  As used in the preceding sentence, Tenant’s pro rata share of any control area or zone located within the Premises shall be determined based on the rentable square footage that Tenant leases within the applicable control area or zone.  For purposes of example only, if a control area or zone contains 10,000 rentable square feet and 2,000 rentable square feet of a tenant’s premises are located within such control area or zone (while such premises as a whole contains 5,000 rentable square feet), the applicable tenant’s pro rata share of such control area or zone would be 20%.

(g)Tenant’s Obligations.  Tenant’s obligations under this Section 30 shall survive the expiration or earlier termination of this Lease for the applicable statute of limitations period under the relevant Environmental Requirement.  During any period of time after the expiration or earlier termination of this Lease required by Tenant or Landlord to complete the removal from the Premises of any Hazardous Materials (including, without limitation, the release and termination of any licenses or permits restricting the use of the Premises and the completion of the approved Surrender Plan), Tenant shall continue to pay the full Rent (prorated daily) in accordance with this Lease for any portion of the Premises not relet by Landlord because of the presence of such Hazardous Materials on such portion of the Premises.

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(h)Definitions.  As used herein, (i) the term “Environmental Requirements” means all applicable present and future statutes, regulations, ordinances, rules, codes, judgments, orders or other similar enactments of any Governmental Authority regulating or relating to environmental conditions (including health and safety as related to environmental conditions) on, under, or about the Premises or the Project, or the environment, including without limitation, the following:  the Comprehensive Environmental Response, Compensation and Liability Act; the Resource Conservation and Recovery Act; and all state and local counterparts thereto, and any regulations or policies promulgated or issued thereunder, and (ii) the term “Hazardous Materials” means and includes any substance, material, waste, pollutant, or contaminant listed or defined as hazardous or toxic, or regulated by reason of its impact or potential adverse impact on humans, animals and/or the environment under any Environmental Requirements, asbestos and petroleum, including crude oil or any fraction thereof, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas).  As defined in Environmental Requirements, Tenant is and shall be deemed to be the “operator” of Tenant’s “facility” and the “owner” of all Hazardous Materials brought on the Premises by Tenant or any Tenant Party, and the wastes, by-products, or residues generated, resulting, or produced therefrom.

(i)No Hazardous Materials as of Lease Commencement Date.  As of the Lease Commencement Date, Landlord represents and warrant to Tenant that, except as set forth in any environmental report delivered by or on behalf of Landlord to Tenant before the Commencement Date, to the actual then current knowledge of Lawrence J. Diamond, Co-Chief Operating Officer of Tenant’s affiliate, Alexandria Real Estate Equities, Inc., the Premises and the Loading Docks are free of any Hazardous Materials.  Mr. Diamond shall have no personal liability whatsoever under this Lease or otherwise.  If required by the applicable Governmental Authority, Landlord shall at no expense to Tenant remove or remediate in accordance with applicable Environmental Requirements any contamination of the Premises and/or the Loading Docks existing as of the Lease Commencement Date in violation of any applicable Environmental Requirements.

31.Tenant’s Remedies/Limitation of Liability.  Landlord shall not be in default hereunder unless Landlord fails to perform any of its obligations hereunder within 30 days after written notice from Tenant (or in case of an emergency involving imminent injury or damage, promptly after telephonic notice to Tenant’s principal contact with Landlord), specifying such failure (unless such performance will, due to the nature of the obligation, require a longer period of time, then after such period of time as is reasonably necessary).  Upon any default by Landlord in a non-emergency situation, Tenant shall give notice by registered or certified mail to any Holder of a Mortgage, and Tenant shall offer such Holder and/or landlord a reasonable opportunity to cure the default, including time to obtain possession of the Project by power of sale or a judicial action if such should prove necessary to effect a cure; provided Landlord shall have furnished to Tenant in writing the names and addresses of all such persons who are to receive such notices.  All obligations of Landlord hereunder shall be construed as covenants, not conditions; and, except as may be otherwise expressly provided in this Lease, Tenant may not terminate this Lease for breach of Landlord’s obligations hereunder.

Notwithstanding the foregoing, if any claimed Landlord default hereunder will immediately, materially, and adversely affect Tenant’s ability to normally conduct its business in any material portion of the Premises (a “Material Landlord Default”), Tenant shall, as soon as reasonably possible, but in any event within 5 business days of obtaining actual knowledge of such claimed Material Landlord Default, give Landlord written notice of such claim and telephonic notice to Tenant’s principal contact with Landlord.  Landlord shall then have 2 business days to commence cure of such claimed Material Landlord Default and shall diligently prosecute such cure to completion.  If such claimed Material Landlord Default is not a default by Landlord hereunder, or if Tenant failed to give Landlord the notice required hereunder within 5 business days of obtaining actual knowledge of such claimed Material Landlord Default, Landlord shall be entitled to recover from Tenant, as Additional Rent, any costs incurred by Landlord in connection with such cure in excess of the costs, if any, that Landlord would otherwise have been liable to pay hereunder.  If Landlord fails to commence cure of any claimed Material Landlord Default as provided above, Tenant may

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commence and prosecute such cure to completion, and shall be entitled to recover the costs of such cure (but not any consequential or other damages) from Landlord, to the extent of Landlord’s obligation to cure such claimed Material Landlord Default hereunder, subject to the limitations set forth in the immediately preceding sentence of this paragraph and the other provisions of this Lease.

All obligations of Landlord under this Lease will be binding upon Landlord only during the period of its ownership of the Premises and not thereafter.  The term “Landlord” in this Lease shall mean only the owner for the time being of the Premises.  Upon the transfer by such owner of its interest in the Premises, such owner shall thereupon be released and discharged from all obligations of Landlord thereafter accruing, but such obligations shall be binding during the Term upon each new owner for the duration of such owner’s ownership.

32.Inspection and Access.  Landlord and its agents, representatives, and contractors may enter the Premises to inspect the Premises and to make such repairs as may be required or permitted pursuant to this Lease and for any other purpose specified in this Section.  Landlord and Landlord’s representatives may enter the Premises during normal business hours on not less than 48 hours advance written notice (except in the case of emergencies or to provide janitorial services in which case no such notice shall be required and such entry may be at any time) for the purpose of effecting any such repairs, inspecting the Premises, or showing the Premises to prospective purchasers and, during the last year of the Term, to prospective tenants.  Landlord may erect a suitable sign on or about the Building (a) stating the Premises are available to let, which sign may be erected only during the last year of the Term, or (b) stating that the Project is available for sale, which sign may be erected at any time during the Term.  Landlord may grant easements, make public dedications, designate Common Areas and create restrictions on or about the Premises, provided that no such easement, dedication, designation or restriction materially, adversely affects Tenant’s access to, use, or occupancy of the Premises for the Permitted Use or Tenant’s parking rights under Section 10.  At Landlord’s request, Tenant shall execute such reasonable instruments as may be necessary for such easements, dedications or restrictions.  Tenant shall at all times, except in the case of emergencies or the provision of janitorial services, have the right to escort Landlord or its agents, representatives, contractors or guests while the same are in the Premises, provided such escort does not materially and adversely affect Landlord’s access rights hereunder.  Landlord shall use all commercially reasonable efforts to conduct such activities in a manner that minimizes inconvenience, annoyance, or disturbance to Tenant or Tenant’s access to, use, or occupancy of the Premises for the Permitted Use and Tenant’s parking rights under Section 10.

33.Security.  Tenant acknowledges and agrees that security devices and services, if any, while intended to deter crime may not in given instances prevent theft or other criminal acts and that Landlord is not providing any security services with respect to the Premises.  Tenant agrees that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage suffered or incurred by Tenant in connection with any unauthorized entry into the Premises or any other breach of security with respect to the Premises.  Tenant shall be solely responsible for the personal safety of Tenant’s officers, employees, agents, contractors, guests and invitees while any such person is in, on or about the Premises and/or the Project.  Tenant shall at Tenant’s cost obtain insurance coverage to the extent Tenant desires protection against such criminal acts.  Throughout the Term, Landlord shall provide Tenant, without charge, with a sufficient number of working access cards or devices for the elevator and Building access control systems, as reasonably determined and requested by Tenant from time to time to accommodate Tenant’s employees and contractors regularly working at the Premises, plus visitors to, and employees and contractors occasionally working at, the Premises.

(a)Tenant’s Security Devices.  Tenant shall have the right, at its sole cost and expense, to install security devices within and at the entrances to the Premises, including devices such as electronic access control, closed circuit television cameras, and turnstiles.

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(b)Elevator Security.  The passenger elevators serving the Premises shall have programmable access control to lock-off each floor using a proximity or insert type card reader.

(c)Access.  Landlord shall provide to Tenant access to the Building 24 hours each day of the year by means of an electronic card or key system.  The basic components of the Building’s access system shall include proximity or insert type cards access control points at the Building entry lobby and elevators,  Such access shall be subject to such reasonable and non-discriminatory regulations or adjustment as Landlord may deemed appropriate from time to time.

(d)Guard Desk.  For so long as Tenant leases all of the office/laboratory space in the Building, Tenant shall have the right, at its sole cost and expense, to install a guard desk/station in the common lobby atrium on the main level of the Building.  The location, size, appearance, and configuration of the guard desk shall be reasonably acceptable to Landlord and Tenant.

34.Force Majeure.  Neither Landlord nor Tenant shall be responsible or liable for delays in the performance of its respective obligations hereunder when caused by, related to, or arising out of acts of God, strikes, lockouts, or other labor disputes, embargoes, quarantines, weather, national, regional, or local disasters, calamities, or catastrophes, inability to obtain labor or materials (or reasonable substitutes therefor) at reasonable costs or failure of, or inability to obtain, utilities necessary for performance, governmental restrictions, orders, limitations, regulations, or controls, national emergencies, delay in issuance or revocation of permits, enemy or hostile governmental action, terrorism, insurrection, riots, civil disturbance or commotion, fire or other casualty, and other causes or events beyond the reasonable control of Landlord (“Force Majeure”); provided, however, that in no event shall Force Majeure excuse the monetary obligations of Landlord or Tenant under this Lease.

35.Brokers.  Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (collectively, “Broker”) in connection with this transaction and that no Broker brought about this transaction, other than Tenant’s broker, Cresa Global Inc. d/b/a Cresa (“Cresa”), and Landlord’s broker, Jones Lang LaSalle (“JLL”).  Cresa shall be paid by Landlord pursuant to a separate agreement between Landlord and Cresa.  JLL shall be paid by Landlord pursuant to a separate agreement between Landlord and JLL. Landlord and Tenant each hereby agree to indemnify, defend, and hold the other harmless from and against any claims by any Broker, other than Cresa and JLL, claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this leasing transaction.

36.Limitation on Landlord’s Liability.  NOTWITHSTANDING ANYTHING SET FORTH HEREIN OR IN ANY OTHER AGREEMENT BETWEEN LANDLORD AND TENANT TO THE CONTRARY:  (A) LANDLORD SHALL NOT BE LIABLE TO TENANT OR ANY OTHER PERSON FOR (AND TENANT AND EACH SUCH OTHER PERSON ASSUME ALL RISK OF) LOSS, DAMAGE OR INJURY, WHETHER ACTUAL OR CONSEQUENTIAL TO:  TENANT’S PERSONAL PROPERTY OF EVERY KIND AND DESCRIPTION, INCLUDING, WITHOUT LIMITATION TRADE FIXTURES, EQUIPMENT, INVENTORY, SCIENTIFIC RESEARCH, SCIENTIFIC EXPERIMENTS, LABORATORY ANIMALS, PRODUCT, SPECIMENS, SAMPLES, AND/OR SCIENTIFIC, BUSINESS, ACCOUNTING AND OTHER RECORDS OF EVERY KIND AND DESCRIPTION KEPT AT THE PREMISES AND ANY AND ALL INCOME DERIVED OR DERIVABLE THEREFROM; (B) THERE SHALL BE NO PERSONAL RECOURSE TO LANDLORD FOR ANY ACT OR OCCURRENCE IN, ON OR ABOUT THE PREMISES OR ARISING IN ANY WAY UNDER THIS LEASE OR ANY OTHER AGREEMENT BETWEEN LANDLORD AND TENANT WITH RESPECT TO THE SUBJECT MATTER HEREOF AND ANY LIABILITY OF LANDLORD HEREUNDER SHALL BE STRICTLY LIMITED SOLELY TO LANDLORD’S INTEREST IN THE PROJECT OR ANY PROCEEDS FROM SALE OR CONDEMNATION THEREOF AND ANY INSURANCE PROCEEDS PAYABLE IN RESPECT OF LANDLORD’S INTEREST IN THE PROJECT OR IN CONNECTION WITH ANY SUCH LOSS; AND (C) IN NO EVENT SHALL ANY PERSONAL LIABILITY BE ASSERTED AGAINST ANY OF LANDLORD’S OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR CONTRACTORS.

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UNDER NO CIRCUMSTANCES SHALL LANDLORD OR ANY OF LANDLORD’S OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR CONTRACTORS BE LIABLE FOR INJURY TO TENANT’S BUSINESS OR FOR ANY LOSS OF INCOME OR PROFIT THEREFROM.

37.Severability.  If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby.  It is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added, as a part of this Lease, a clause or provision as similar in effect to such illegal, invalid or unenforceable clause or provision as shall be legal, valid and enforceable.  This Lease, including the exhibits attached hereto, constitutes the entire agreement between Landlord and Tenant pertaining to the subject matter hereof and supersedes all prior agreements, understandings, letters of intent, negotiations, and discussions, whether oral or written, of the parties, and there are no warranties, representations, or other agreements, express or implied, made to either party by the other party in connection with the subject matter hereof except as specifically set forth herein or in the documents delivered pursuant hereto or in connection herewith.

38.Signs; Exterior Appearance.  Except as provided in this Section 38, Tenant shall not, without the prior written consent of Landlord, which may be granted or withheld in Landlord’s sole discretion:  (i) attach any awnings, exterior lights, decorations, balloons, flags, pennants, banners, painting or other projection to any outside wall of the Project, (ii) use any curtains, blinds, shades or screens other than Landlord’s standard window coverings as specified in the Basis of Design Report (as defined in Exhibit C-1 attached hereto), (iii) coat or otherwise sunscreen the interior or exterior of any windows, (iv) place any bottles, parcels, or other articles on the window sills, (v) place any equipment, furniture or other items of personal property on any exterior balcony, or (vi) paint, affix or exhibit on any part of the Premises or the Project any signs, notices, window or door lettering, placards, decorations, or advertising media of any type that can be viewed from the exterior of the Premises.  Interior signs on entrance doors to the Premises and the Building directory tablet shall be inscribed, painted or affixed for Tenant by Landlord at the sole but reasonable cost and expense of Tenant, and shall be of a size, color and type reasonably acceptable to Landlord.  Nothing may be placed on the exterior of corridor walls or corridor doors other than Landlord’s standard lettering.  The Building directory tablet shall be provided exclusively for the display of the name and location of tenants.

(a)Identification Signage.  Tenant shall have the right, at its sole option, cost, and expense and in compliance with all applicable Legal Requirements, to install and affix to the exterior of the Building not more than 2 mounted, illuminated signs as desired by Tenant and permitted by applicable Legal Requirements (and related electrical connections and equipment) bearing the then-current name and the corporate logo of Tenant or any assignee of this Lease or sublessee of all or any portion of the Premises pursuant to a Permitted Transfer (“Identification Signage”).  Such right shall be personal to RegenXBio Inc. and any assignee of this Lease or sublessee of all or any portion of the Premises pursuant to a Permitted Transfer.  Landlord shall have the right to approve the placement on the wall, size, and design of the Identification Signage, which approval shall not be unreasonably withheld, delayed, or conditioned.  Landlord hereby approves the location of the Identification Signage set forth on Exhibit G attached hereto.  Tenant shall, at its sole cost and expense, maintain the Identification Signage in good order and repair consistent with the Maintenance Standard and have the right to replace, renovate, and/or update the Identification Signage from time to time, subject to Landlord’s approval, which approval shall not be unreasonably withheld, delayed, or conditioned.  On the expiration or earlier termination of the Term, Tenant shall, at its sole cost and expense, (i) remove the Identification Signage in a good and workmanlike manner and in compliance with all applicable Legal Requirements, and (ii) repair any damage to the façade or appearance of the Building caused by installation, replacement, renovation, updating and/or removal of the Identification Signage.

(b)Monument Signage.  Landlord shall, in compliance with all applicable Legal Requirements, install (before the Rent Commencement Date) and thereafter throughout the Term, maintain

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in good condition and repair, as part of the Operating Expenses, Tenant’s name on the monument sign serving the Building.  Landlord shall have the right to approve the placement on such monument sign, size, and design of such signage, which approval shall not be unreasonably withheld, delayed, or conditioned.  Tenant’s rights under this paragraph to have signage on such monument sign are non-exclusive, it being understood and agreed that Landlord may have heretofore granted or may hereafter grant rights to signage on such monument sign to other tenants of the Building, and the area occupied by Tenant’s name on such monument shall not exceed Tenant’s proportionate share of the monument (which share shall be equal to Tenant’s Share as to any monument sign serving the Building and Tenant’s Project Share as to any monument sign serving the Project).

(c)Plaque Signage.  Plaque signage will be located adjacent to the main entrance to the Building.  Landlord shall install, before the Rent Commencement Date, and thereafter throughout the Term, maintain in good condition and repair, as part of the Operating Expenses, Tenant’s name on the plaque.  Tenant shall have the right to approve the placement on the wall, size, and design of such plaque signage, which approval shall not be unreasonably withheld, delayed, or conditioned.  Tenant’s rights under this paragraph are non-exclusive and the percentage of the total plaque area occupied by Tenant’s name on such plaque shall be approximately Tenant’s Share.

39.Right of First Negotiation.

(a)General.  If at any time any Available Space (as defined below) in the Building becomes available for lease and Landlord receives a bona fide proposal, request for proposal, term sheet, or other comparable expression of interest to lease any Available Space, Landlord shall give notice of such availability to Tenant (“Availability Notice”).  The Availability Notice shall set forth market terms, conditions, and concessions for the lease of the Available Space (“Available Space Market Terms”).  Tenant shall respond to the Availability Notice within 10 business days after receipt thereof, which response shall state that Tenant (1) declines to lease the Available Space, (2) agrees to lease the Available Space on the terms set forth in the Availability Notice (including the Available Space Market Terms), in which event Landlord and Tenant shall within 15 days thereafter execute and deliver an amendment to this Lease or a lease agreement for the Available Space, or (3) desires to lease the Available Space but in good faith disagrees with the proposed Available Space Market Terms, in which event Landlord and Tenant shall, for a period of up to 15 days thereafter, negotiate in good faith for Tenant’s lease of the Available Space on mutually acceptable Available Space Market Terms (“Negotiation Right”).  If Landlord and Tenant are unable to agree on the Available Space Market Terms within such 15 day period after negotiating in good faith, the parties shall proceed to arbitration as set forth below.  For purposes of this Section, “Available Space” shall mean any space on the first floor (if Tenant does not exercise its option to lease the Hold Space (as defined in Section 45)) and second floor of the Building that is not occupied by a tenant or that is occupied by an existing tenant whose lease is expiring within 6 months or less and such tenant does not wish to renew (whether or not such tenant has a right to renew) its occupancy of such space.  In no event shall the Available Space include any space on the first floor for the On Site Food Service (unless Landlord is not then operating and does not intend to operate the On Site Food Service) or Landlord’s management office.  Provided that no right to expand is exercised by any tenant with superior rights (as set forth in Exhibit I), Tenant shall be entitled to lease the Available Space upon the terms and conditions, if any, agreed to by Landlord and Tenant.

(i)Available Space Market Terms Proposal.  Within 10 days after the expiration of such 15 day period, each party shall deliver to the other a proposal containing the Available Space Market Terms that the submitting party believes to be correct (each, an “Available Space Market Terms Proposal”).  If either party fails to timely submit an Available Space Market Terms Proposal, and such failure is not remedied within 3 business days after written notice thereof to such party, the other party’s submitted Available Space Market Terms Proposal shall be deemed the Available Space Market Terms.  If both parties submit Available Space Market Terms Proposals, then Landlord and Tenant shall meet within 7 days after delivery of the last Available Space Market Terms Proposal and make a good faith attempt to

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mutually appoint a single Arbitrator (as defined below) to determine the Available Space Market Terms.  If Landlord and Tenant are unable to agree upon a single Arbitrator, then each shall, by written notice delivered to the other within 10 days after the meeting, select an Arbitrator.  If either party fails to timely give notice of its selection for an Arbitrator, and such failure is not remedied within 3 business days after written notice thereof to such party, the other party’s submitted Available Space Market Terms Proposal shall be deemed the Available Space Market Terms.  The 2 Arbitrators so appointed shall, within 5 business days after their appointment, appoint a third Arbitrator.  If the 2 Arbitrators so selected cannot agree on the selection of the third Arbitrator within the time above specified, then either party, on behalf of both parties, may request such appointment of such third Arbitrator by application to any state court of general jurisdiction in the jurisdiction in which the Premises are located, upon 10 days prior written notice to the other party of such intent.

(ii)Decision.  The decision of the Arbitrator(s) shall be made within 30 days after the appointment of a single Arbitrator or the third Arbitrator, as applicable.  The decision of the Arbitrator(s) shall be limited solely as to which of the Available Space Market Terms Proposals submitted by the parties is closest to the actual Available Space Market Terms in such Arbitrator(s)’ good faith professional judgment.  The decision of the single Arbitrator, or the majority or unanimity of the 3 Arbitrator panel, as applicable, shall be final and binding upon the parties.  Each party shall pay the fees and expenses of the Arbitrator appointed by or on behalf of such party (if applicable) and the fees and expenses of the agreed-upon single Arbitrator or the third Arbitrator, as applicable, shall be borne equally by both parties.  Landlord and Tenant shall then execute and deliver a mutually acceptable amendment recognizing the Available Space Market Terms, along with the other terms set forth in the Availability Notice, for the Availability Space.

(iii)Definition of Arbitrator.  An “Arbitrator” shall be any person appointed by or on behalf of either party or appointed pursuant to the provisions hereof and:  (A) shall be (1) a member of the American Institute of Real Estate Appraisers with not less than 10 years of experience in the appraisal of improved office and high tech industrial real estate in the Rockville/Gaithersburg, Maryland market area, or (2) a licensed commercial real estate broker with not less than 15 years’ experience representing landlords and/or tenants in the leasing of high tech or life sciences space in the Rockville/Gaithersburg, Maryland market area, (B) devoting substantially all of his/her time to professional appraisal or brokerage work, as applicable, at the time of appointment and (C) shall not then be, or in the preceding 5 years have been, employed by either party or their affiliates, and shall otherwise be in all respects impartial and disinterested.

(b)Amended Lease.  Landlord and Tenant shall execute and deliver a lease amendment or lease agreement for the Available Space within the 15 day period specified in Section 39(a)(2) above or within 15 days after the final decision of the Arbitrator(s) as set forth in Section 39(a)(ii) above.  Both Landlord and Tenant shall exercise diligence to ensure that such lease amendment or lease agreement is timely executed and delivered.

(c)Exceptions.  Notwithstanding the above, the Negotiation Right shall not be in effect and may not be exercised by Tenant:  (i) during any period of time that Tenant is in Default under any provision of this Lease; or (ii) if Tenant has been in Default under any provision of this Lease 3 or more times, regardless of whether the Defaults are cured, during the 12 month period prior to the date on which Tenant seeks to exercise the Negotiation Right.

(d)Termination.  The Negotiation Right shall terminate and be of no further force or effect even after Tenant’s due and timely exercise of the Negotiation Right, if, after such exercise, but prior to the commencement date of the lease of such Available Space, (i) Tenant is in Default under any provision of this Lease; or (ii) Tenant has Defaulted 3 or more times during the period from the date of the exercise of the Negotiation Right to the date of the commencement of the lease of the Available Space, regardless of whether such Defaults are cured.

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(e)Right Personal.  The Negotiation Right is personal to RegenXBio Inc., and is not otherwise assignable without Landlord’s consent, which may be granted or withheld in Landlord’s sole discretion separate and apart from any consent by Landlord to an assignment of Tenant’s interest in this Lease, except that the Negotiation Right shall automatically be assigned without Landlord’s consent in connection with any assignment of this Lease that is a Permitted Transfer.

(f)No Extensions.  The period of time within which the Negotiation Right may be exercised shall not be extended or enlarged by reason of Tenant’s inability to exercise the Negotiation Right.

40.Right to Expand in the Building or Project.

(a)Expansion in the Building.  Tenant shall have the right, but not the obligation, to expand the Premises (“Expansion Right”) to include any Expansion Space (as defined below) in the Building upon the terms and conditions in this Section.  For purposes of this Section, “Expansion Space” shall mean any space in the Building that is not occupied by a tenant or that is occupied by an existing tenant whose lease is expiring within 6 months or less and such tenant does not wish to renew (whether or not such tenant has a right to renew) its occupancy of such space.  In no event shall the Expansion Space include any space on the first floor for the On Site Food Service (unless Landlord is not then operating and does not intend to operate the On Site Food Service) or Landlord’s management office.  If there is any Expansion Space in the Building, Landlord shall, when the availability of the Expansion Space becomes known (but not earlier than 180 days before such availability), deliver to Tenant written notice (“Expansion Notice”) of the Expansion Space.  The Expansion Notice shall set forth the terms and conditions on which Landlord is prepared to lease the Expansion Space to Tenant.  The rental terms for the Expansion Space shall be the fair market rent, including market concessions (collectively, “Expansion Space FMR/Concessions”) as mutually determined by Landlord and Tenant, and the Expansion Notice shall set forth Landlord’s proposed Expansion Space FMR/Concessions.  Tenant shall respond to the Expansion Notice within 10 business days after receipt thereof, which response shall state that Tenant (1) declines to lease the Expansion Space, (2) agrees to lease the Expansion Space on the terms set forth in the Expansion Notice (including the Expansion Space FMR/Concessions), in which event Landlord and Tenant shall within a period of 15 thereafter days execute and deliver an amendment to this Lease or a lease agreement for the Expansion Space, or (3) desires to lease the Expansion Space but in good faith disagrees with the proposed Expansion Space FMR/Concessions, in which event Landlord and Tenant shall, for a period of up to 15 days, negotiate in good faith for Tenant’s lease of the Expansion Space on mutually acceptable Expansion Space FMR/Concessions.  If Landlord and Tenant are unable to agree on the Expansion Space FMR/Concessions within such 15 day period after negotiating in good faith, the parties shall proceed to arbitration as set forth below.

(1)Expansion Space FMR/Concession Proposal.  Within 10 days after the expiration of such 15 day period, each party shall deliver to the other a proposal containing the Expansion Space FMR/Concessions that the submitting party believes to be correct (“Expansion Space FMR/Concessions Proposal”).  If either party fails to timely submit an Expansion Space FMR/Concessions Proposal, and such failure is not remedied within 3 business days after written notice thereof to such party, the other party’s submitted Expansion Space FMR/Concessions Proposal shall be deemed the Expansion Space FMR/Concessions.  If both parties submit Expansion Space FMR/Concessions Proposals, then Landlord and Tenant shall meet within 7 days after delivery of the last Expansion Space FMR/Concessions Proposal and make a good faith attempt to mutually appoint a single Arbitrator to determine the Expansion Space FMR/Concessions.  If Landlord and Tenant are unable to agree upon a single Arbitrator, then each shall, by written notice delivered to the other within 10 days after the meeting, select an Arbitrator.  If either party fails to timely give notice of its selection for an Arbitrator, and such failure is not remedied within 3 business days after written notice thereof to such party, the other party’s submitted Expansion Space FMR/Concessions Proposal shall be deemed the Expansion Space FMR/Concessions.  The 2 Arbitrators so appointed shall, within 5 business days after their appointment, appoint a third Arbitrator.  If the 2 Arbitrators so selected cannot agree on the selection of the third Arbitrator

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within the time above specified, then either party, on behalf of both parties, may request such appointment of such third Arbitrator by application to any state court of general jurisdiction in the jurisdiction in which the Premises are located, upon 10 days prior written notice to the other party of such intent.

(2)Decision.  The decision of the Arbitrator(s) shall be made within 30 days after the appointment of a single Arbitrator or the third Arbitrator, as applicable.  The decision of the Arbitrator(s) shall be limited solely as to which of the Expansion Space FMR/Concessions Proposals submitted by the parties is closest to the actual Expansion Space FMR/Concessions in such Arbitrator(s)’ good faith professional judgment.  The decision of the single Arbitrator, or the majority or unanimity of the 3 Arbitrator panel, as applicable, shall be final and binding upon the parties.  Each party shall pay the fees and expenses of the Arbitrator appointed by or on behalf of such party (if applicable) and the fees and expenses of the agreed-upon single Arbitrator or the third Arbitrator, as applicable, shall be borne equally by both parties.  Landlord and Tenant shall then execute and deliver a mutually acceptable amendment or lease agreement recognizing the Expansion Space FMR/Concessions, along with the other terms set forth in the Expansion Notice, for the Expansion Space.

Provided that no right to expand is exercised by any tenant with superior rights (as set forth in Exhibit I) and more than 3 years remain on the Term, Tenant shall be entitled to lease the Expansion Space upon the terms and conditions set forth in this Section 40(a).

(b)Expansion in the Project.  Tenant shall have the right, but not the obligation, to expand the Premises (“Project Expansion Right”) to include any Project Expansion Space (as defined below) in the Project upon the terms and conditions in this Section.  For purposes of this Section, “Project Expansion Space” means any space in the Project containing at least 50,000 rentable square feet of contiguous space in Building B that is not occupied by a tenant or that is occupied by an existing tenant whose lease is expiring within 6 months or less and such tenant does not wish to renew (whether or not such tenant has a right to renew) its occupancy of such space.  Landlord shall, when the availability of the Project Expansion Space becomes known (but not earlier than 180 days before such availability), deliver to Tenant written notice (“Project Expansion Notice”) of the Project Expansion Space.  The Project Expansion Notice shall set forth the terms and conditions on which Landlord is prepared to lease the Project Expansion Space.  The rental terms for the Project Expansion Space shall be the fair market rent, including market concessions (collectively, “Project Expansion Space FMR/Concessions”) as mutually determined by Landlord and Tenant, and the Project Expansion Notice shall set forth Landlord’s proposed Project Expansion Space FMR/Concessions.  Tenant shall respond to the Project Expansion Notice within 10 business days after receipt thereof, which response shall state that Tenant (1) declines to lease the Project Expansion Space, (2) agrees to lease the Project Expansion Space on the terms set forth in the Project Expansion Notice (including the Project Expansion Space FMR/Concessions), in which event Landlord and Tenant shall within a period of 15 days thereafter execute and deliver an amendment to this Lease or a lease agreement for the Project Expansion Space, or (3) desires to lease the Project Expansion Space but in good faith disagrees with the proposed Project Expansion Space FMR/Concessions, in which event Landlord and Tenant shall, for a period of up to 15 days, negotiate in good faith for Tenant’s lease of the Project Expansion Space on mutually acceptable Project Expansion Space FMR/Concessions.  If Landlord and Tenant are unable to agree on the Project Expansion Space FMR/Concessions within such 15 day period after negotiating in good faith, the parties shall proceed to arbitration as set forth below.

(1)Project Expansion Space FMR/Concession Proposal.  Within 10 days after the expiration of such 15 day period, each party shall deliver to the other a proposal containing the Project Expansion Space FMR/Concessions that the submitting party believes to be correct (“Project Expansion Space FMR/Concessions Proposal”).  If either party fails to timely submit a Project Expansion Space FMR/Concessions Proposal, and such failure is not remedied within 3 business days after written notice thereof to such party, the other party’s submitted Project Expansion Space FMR/Concessions Proposal shall be deemed the Project Expansion Space FMR/Concessions.  If both parties submit Project Expansion Space FMR/Concessions Proposals, then Landlord and Tenant shall meet within 7 days after delivery of

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the last Project Expansion Space FMR/Concessions Proposal and make a good faith attempt to mutually appoint a single Arbitrator to determine the Project Expansion Space FMR/Concessions.  If Landlord and Tenant are unable to agree upon a single Arbitrator, then each shall, by written notice delivered to the other within 10 days after the meeting, select an Arbitrator.  If either party fails to timely give notice of its selection for an Arbitrator, and such failure is not remedied within 3 business days after written notice thereof to such party, the other party’s submitted Project Expansion Space FMR/Concessions Proposal shall be deemed the Project Expansion Space FMR/Concessions.  The 2 Arbitrators so appointed shall, within 5 business days after their appointment, appoint a third Arbitrator.  If the 2 Arbitrators so selected cannot agree on the selection of the third Arbitrator within the time above specified, then either party, on behalf of both parties, may request such appointment of such third Arbitrator by application to any state court of general jurisdiction in the jurisdiction in which the Premises are located, upon 10 days prior written notice to the other party of such intent.

(2)Decision.  The decision of the Arbitrator(s) shall be made within 30 days after the appointment of a single Arbitrator or the third Arbitrator, as applicable.  The decision of the Arbitrator(s) shall be limited solely as to which of the Project Expansion Space FMR/Concessions Proposals submitted by the parties is closest to the actual Project Expansion Space FMR/Concessions in such Arbitrator(s)’ good faith professional judgment.  The decision of the single Arbitrator, or the majority or unanimity of the 3 Arbitrator panel, as applicable, shall be final and binding upon the parties.  Each party shall pay the fees and expenses of the Arbitrator appointed by or on behalf of such party (if applicable) and the fees and expenses of the agreed-upon single Arbitrator or the third Arbitrator, as applicable, shall be borne equally by both parties.  Landlord and Tenant shall then execute and deliver a mutually acceptable amendment or a lease agreement recognizing the Project Expansion Space FMR/Concessions, along with the other terms set forth in the Project Expansion Notice, for the Project Expansion Space.

Provided that no right to expand is exercised by any tenant with superior rights (as set forth in Exhibit I) and more than 3 years remain on the Term, Tenant shall be entitled to lease the Project Expansion Space upon the terms and conditions set forth in this Section 40(b).

(c)Amended Lease.  If Tenant fails to deliver notice responding to an Expansion Notice or a Project Expansion Notice as provided herein within 10 business days following such tender, Tenant shall be deemed to have waived its right to lease the Expansion Space or Project Expansion Space, as applicable, described in such Expansion Notice or Project Expansion Notice.  Landlord and Tenant shall execute and deliver a lease amendment or lease agreement for the Expansion Space or Project Expansion Space within the 30 day period from the date Tenant gives notice accepting Landlord’s offer to lease the Expansion Space or Project Expansion Space.  Both Landlord and Tenant shall exercise diligence to ensure that such lease amendment or lease agreement is timely executed and delivered.

(d)Exceptions.  Notwithstanding the above, the Expansion Right and Project Expansion Right shall not be in effect and may not be exercised by Tenant:  (i) during any period of time that Tenant is in Default under any provision of this Lease; or (ii) if Tenant has been in Default under any provision of this Lease 3 or more times, regardless of whether the Defaults are cured, during the 12 month period prior to the date on which Tenant seeks to exercise the Expansion Right or Project Expansion Right.

(e)Termination.  The Expansion Right or Project Expansion Right (as applicable) shall terminate and be of no further force or effect even after Tenant’s due and timely exercise of the Expansion Right or Project Expansion Right (as applicable), if, after such exercise, but prior to the commencement date of the lease of the Expansion Space or Project Expansion Space (as applicable), (i) Tenant is in Default under any provision of this Lease; or (ii) Tenant has Defaulted 3 or more times during the period from the date of the exercise of the Expansion Right or Project Expansion Right (as applicable) to the date of the commencement of the lease of the Available Space or Project Expansion Space (as applicable), regardless of whether such Defaults are cured.

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(f)Subordinate.  Tenant’s rights in connection with the Expansion Right and Project Expansion Right (as applicable) are and shall be subject to and subordinate to any expansion or extension rights granted in the Project as set forth in Exhibit I.

(g)Rights Personal.  The Expansion Right and Project Expansion Right are personal to RegenXBio Inc. and are not assignable without Landlord’s consent, which may be granted or withheld in Landlord’s sole discretion separate and apart from any consent by Landlord to an assignment of Tenant’s interest in this Lease, except that they shall automatically be assigned without Landlord’s consent in connection with any assignment of this Lease that is a Permitted Transfer.

(h)No Extensions.  The period of time within which any Expansion Right or Project Expansion Right (as applicable) may be exercised shall not be extended or enlarged by reason of Tenant’s inability to exercise the Expansion Right or Project Expansion Right (as applicable).

41.Hold Space Option.  As long as Tenant is not in Default, Landlord shall not market the balance of the leaseable space on the first floor of the Building (“Hold Space”) to prospective tenants for the period between the Commencement Date and June 1, 2019.  The provisions of this Section shall not apply, however, to any space on the first floor for the On Site Food Service (unless Landlord is not then operating and does not intend to operate the On Site Food Service) or Landlord’s management office.  If not later than June 1, 2019, Tenant notifies Landlord that Tenant wishes to the lease the Hold Space as of a date specified in such notice (but not later than June 1, 2019), the Hold Space shall be added to the Premises effective as of such specified commencement date and for the remainder of the Base Term (subject to the Extension Right set forth in Section 42) and otherwise upon the same terms, rent, and leasing concessions as provided to Tenant for the leasing of the Initial Premises, including an abatement of Base Rent for a period of 12 months from the commencement of the leasing of the Hold Space, and a tenant improvement allowance in the amount equal to $110 per rentable square foot of the Hold Space.

42.Right to Extend Term.  Tenant shall have the right to extend the Term of this Lease upon the following terms and conditions:

(a)Extension Rights.  Tenant shall have 2 consecutive rights (each, an “Extension Right”) to extend the term of this Lease for 5 years each (each, an “Extension Term”) on the same terms and conditions as this Lease (other than Base Rent and the TI Allowance (as defined in Exhibit C-2 attached hereto)) by giving Landlord written notice of its election to exercise each Extension Right at least 12 months prior, and no earlier than 18 months prior, to the expiration of the Base Term of this Lease or the expiration of any prior Extension Term.  Within 30 days after Landlord’s receipt of Tenant’s exercise notice with respect to an Extension Right, Landlord shall provide Tenant with its written good faith determination of the Market Rate (including Base Rent, annual escalations thereof, and tenant improvement allowance) for the applicable Extension Term.

(b)Market Rate.  Upon the commencement of any Extension Term, Base Rent and tenant improvement allowance shall be payable at the Market Rate (as defined below).  Base Rent shall thereafter be adjusted on each anniversary of the commencement of such Extension Term by a percentage as determined at the time the Market Rate is determined.  As used herein, “Market Rate” shall mean the then market base rental rate for comparable space for a comparable term in comparable buildings in the Rockville/Gaithersburg, Maryland market and annual escalations thereof, taking into account the existence and amount of any tenant improvement allowance or any other cash payment or other equivalent concession, including, without limitation, moving allowances, lease takeover allowances (or where a lease assumption is applicable, the value thereof), and any other comparable tenant inducement and market concession.

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(c)Arbitration—Generally.  If, on or before the date that is 150 days before the expiration of the Base Term of this Lease, or the expiration of any prior Extension Term, Tenant has not agreed with Landlord’s initial determination of the Market Rate (including Base Rent, annual escalations thereof, and tenant improvement allowance) during such subsequent Extension Term after negotiating in good faith, Tenant may by written notice to Landlord not later than 120 days prior to the expiration of the Base Term of this Lease, or the expiration of any then effective Extension Term, elect arbitration as described in Section 42(d).  If Tenant does not timely elect such arbitration, Tenant shall be deemed to have agreed to the Market Rate as most recently proposed to Tenant in writing by Landlord.

(d)Arbitration—Process.

(1)Extension Proposal.  Within 10 days of Tenant’s notice to Landlord of its election to arbitrate Market Rate (including Base Rent, annual escalations thereof, and tenant improvement allowance), each party shall deliver to the other a proposal containing the Market Rate (including Base Rent, annual escalations thereof, and tenant improvement allowance) that the submitting party believes in good faith to be correct (“Extension Proposal”).  If either party fails to timely submit an Extension Proposal, and such failure is not remedied within 3 business days after written notice thereof to such party, the other party’s submitted proposal shall determine the Base Rent, annual escalations thereof, and tenant improvement allowance for the Extension Term.  If both parties submit Extension Proposals, then Landlord and Tenant shall meet within 7 days after delivery of the last Extension Proposal and make a good faith attempt to mutually appoint a single Arbitrator to determine the Market Rate (including Base Rent, annual escalations thereof, and tenant improvement allowance).  If Landlord and Tenant are unable to agree upon a single Arbitrator, then each shall, by written notice delivered to the other within 10 days after the meeting, select an Arbitrator.  If either party fails to timely give notice of its selection for an Arbitrator, and such failure is not remedied within 3 business days after written notice thereof to such party, the other party’s submitted proposal shall determine the Base Rent, annual escalations thereof, and tenant improvement allowance for the Extension Term.  The 2 Arbitrators so appointed shall, within 5 business days after their appointment, appoint a third Arbitrator.  If the 2 Arbitrators so selected cannot agree on the selection of the third Arbitrator within the time above specified, then either party, on behalf of both parties, may request such appointment of such third Arbitrator by application to any state court of general jurisdiction in the jurisdiction in which the Premises are located, upon 10 days prior written notice to the other party of such intent.

(2)Decision.  The decision of the Arbitrator(s) shall be made within 30 days after the appointment of a single Arbitrator or the third Arbitrator, as applicable.  The decision of the Arbitrator(s) shall be limited solely as to which of the Market Rent proposals submitted by the parties is closest to the actual Market Rent for the Extension Term in such Arbitrator(s)’ good faith professional judgment.  The decision of the single Arbitrator, or the majority or unanimity of the 3 Arbitrator panel, as applicable, shall be final and binding upon the parties.  Each party shall pay the fees and expenses of the Arbitrator appointed by or on behalf of such party (if applicable) and the fees and expenses of the agreed-upon single Arbitrator or the third Arbitrator, as applicable, shall be borne equally by both parties.  If the Market Rate (including Base Rent, annual escalations thereof, and tenant improvement allowance) are not determined by the first day of the Extension Term, then Tenant shall pay Landlord Base Rent in an amount equal to the Base Rent in effect immediately before the Extension Term and increased by the Rent Adjustment Percentage until such determination is made.  After the determination of the Market Rate (including Base Rent, annual escalations thereof, and tenant improvement allowance), the parties shall make any necessary adjustments to such payments made by Tenant.  Landlord and Tenant shall then execute and deliver a mutually acceptable amendment recognizing the Market Rate (including Base Rent, annual escalations thereof, and tenant improvement allowance) for the Extension Term.

(e)Rights Personal.  Extension Rights are personal to REGENXBIO, Inc. and are not assignable without Landlord’s consent, which may be granted or withheld in Landlord’s sole discretion separate and apart from any consent by Landlord to an assignment of Tenant’s interest in this Lease, except

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that they may be assigned without Landlord’s consent in connection with any assignment of this Lease that is a Permitted Transfer.

(f)Exceptions.  Notwithstanding anything set forth above to the contrary, Extension Rights shall not be in effect and Tenant may not exercise any of the Extension Rights:  (i) during any period of time that Tenant is in Default under any provision of this Lease; or (ii) if Tenant has been in Default under any provision of this Lease 3 or more times, whether or not the Defaults are cured, during the 12 month period immediately prior to the date that Tenant intends to exercise an Extension Right, regardless of whether the Defaults are cured.

(g)No Extensions.  The period of time within which any Extension Rights may be exercised shall not be extended or enlarged by reason of Tenant’s inability to exercise the Extension Rights.

(h)Termination.  The Extension Rights shall terminate and be of no further force or effect even after Tenant’s due and timely exercise of an Extension Right, if, after such exercise, but prior to the commencement date of an Extension Term, (i) Tenant is in Default under any provision of this Lease; or (ii) Tenant has Defaulted 3 or more times during the period from the date of the exercise of an Extension Right to the date of the commencement of the Extension Term, regardless of whether such Defaults are cured.

43.Right of First Offer to Purchase Building.

(a)General.  If at any time during the Term of this Lease, Landlord shall desire to sell fee simple title to the Building to a third party as one parcel (either by a separately recorded parcel of land or by a condominium regime), Landlord shall first offer the Building to Tenant (“Right of First Offer”) by delivering to Tenant a written notice specifying the Basic Sale Terms (as defined below) upon which Landlord desires to sell the Building (“Sale Notice”).  For a period of 30 days after Tenant’s receipt of the Sale Notice, Landlord and Tenant shall negotiate in good faith the terms and conditions of the sale as set forth in the Sale Notice and such other terms and conditions acceptable to Landlord and Tenant.  If Landlord and Tenant do not execute and deliver a binding contract of sale for the Building by the expiration of such 30-day negotiation period, then Landlord shall be free to sell the Building to a third-party upon terms and conditions acceptable to Landlord, except as provided in Section 43(d) below.

(b)No Right if Default, Assignment, or Sublet.  Tenant shall not have a Right of First Offer if, at the time Landlord delivers the Sale Notice to Tenant, Tenant is in Default under any provision of this Lease.  The Right of First Offer is personal to RegenXBio, Inc. and is not assignable without Landlord’s consent, which consent may be granted or withheld in Landlord’s sole discretion separate and apart from any consent by Landlord to an assignment of Tenant’s interest in this Lease, except that the Right of First Offer shall automatically be assigned without Landlord’s consent in connection with any assignment of this Lease that is a Permitted Transfer.

(c)Certain Transfers Excluded.  The Right of First Offer shall not apply to the following (collectively, “Excluded Transfers”):  (i) any sale/leaseback transaction; (ii) any sale or transfer of the Building or Project to an entity in which Landlord or a Landlord Affiliate (as defined below) has a controlling interest; (iii) any transfer without consideration, (iv) any sale of the Project as a whole, (v) any condemnation or eminent domain action or proceeding affecting all or any part of the Building by any governmental or quasi‑governmental authority for any public or quasi‑public use or purpose, including a sale thereof under threat of such a taking, (vi) any foreclosure proceeding or sale or any sale in lieu of a foreclosure affecting the Building, or (vii) any portfolio transaction that includes at least one other real estate asset consisting of a commercial building or land capable of accommodating a new commercial building.  For purposes of this Lease, (A) “Landlord Affiliate” means, with respect to Landlord, any person or entity Controlling, Controlled by, or under common Control with Landlord, and (B) “Control” (and any form thereof, such as “Controlled” or “Controlling”) means with respect to any person or entity the possession directly or indirectly, through

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one or more intermediaries, of the power to:  (1) vote more than 50% of the voting stock of such person or entity; or (2) direct or cause the direction of the management or policies of such person or entity, whether through the ownership of voting securities, membership interests, partnership interests, by contract, or otherwise.

(d)Revival of Right of First Offer.  If after Tenant either rejects the Right of First Offer or does not timely exercise the Right of First Offer and Landlord desires to offer the Building for sale at a purchase price that is less than 95% of the purchase price stated in the Basic Sale Terms, then Landlord must first give Tenant a new notice of its Right of First Offer to purchase the Building in accordance with the procedures set forth in this Section 43.  If after Tenant timely exercises the Right of First Offer, Landlord and Tenant fail to execute and deliver a binding contract of sale for the Building by the expiration of the 30-day negotiation period described in Section 43(a) above, and Landlord is willing to sell the Building to a third-party at a purchase price that is less than 95% of the best written purchase price offer made by Tenant and delivered to Landlord during such 30-day negotiation period, then Landlord must first give Tenant a new notice of its Right of First Offer to purchase the Building in accordance with the procedures set forth in this Section 43.  If Tenant either rejects the Right of First Offer or does not timely exercise the Right of First Offer, or if after Tenant timely exercises the Right of First Offer, Landlord and Tenant fail to execute and deliver a binding contract of sale for the Building by the expiration of the 30-day negotiation period described in Section 43(a) above, and within a period of 180 days thereafter Landlord fails to enter into a binding contract of sale for the Building to a third party, then Landlord must first give Tenant a new notice of its Right of First Offer to purchase the Building in accordance with the procedures set forth in this Section 43.

(e)Right of First Offer Terminates After Sale to Third Party.  Upon any sale of the Building (other than a sale described in Section 43(c)(i), (iii), (iv), (vi), or (vii) that includes the Building) to a third-party and subject to Landlord’s compliance with the terms of this Section, the Right of First Offer shall forever terminate.

(f)Definition.  For purposes of this Lease, “Basic Sale Terms” means the purchase price, terms of payment of the purchase price, financing contingencies, if any, closing date, and any other terms Landlord desires to include in the Sale Notice to Tenant.

(g)Termination of Lease.  This Lease shall terminate upon transfer of fee title to the Building by a special warranty deed to Tenant pursuant to this Section.

44.Termination Option. Notwithstanding anything to the contrary contained herein, Tenant shall have a one-time option to terminate this Lease (“Termination Option”) in accordance with the following terms and conditions:

(a)Tenant Gives Notice.  If Tenant desires to exercise the Termination Option, Tenant shall give Landlord irrevocable written notice (“Termination Notice”) of Tenant’s exercise of the Termination Option.  The Termination Notice must be deemed given to Landlord no later than the date that is 12 months before the Termination Date.  Time is of the essence with respect to giving of the Termination Notice and all other deadlines in this Section.

(b)Termination Date.  If Tenant gives the Termination Notice and complies with all the provisions in this Section, this Lease shall terminate at midnight at the end of the 120th full calendar month after the 4th Floor Rent Commencement Date (“Termination Date”).

(c)Termination Fee.  For the Termination Notice to be effective, Tenant shall pay 50% of the Termination Fee (as defined below) to Landlord in certified funds concurrently with the delivery of the Termination Notice to Landlord.  Tenant shall pay the remaining 50% of the Termination Fee to Landlord in certified funds at least 30 days before the Termination Date.  For purposes of this Section, “Termination

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Fee” means an amount equal to the aggregate of (i) the unamortized amount, as of the Termination Date, of the TI Allowance (as defined in the Tenant Work Letter), the Base Rent Abatement, the leasing commissions paid by Landlord in connection with this Lease (which amounts shall be amortized over the Base Term on a straight-line basis over the Base Term with interest at 5% per annum), and (ii) an amount equal to the sum of 4 months of the then amount of Base Rent and Tenant’s Share of Operating Expenses.  The amount of the Termination Fee shall be calculated by Landlord and provided to Tenant in reasonably detailed written form within 30 days after Tenant’s written request therefor.

(d)Tenant’s Obligation Survives Termination.  With respect to this Section, Tenant’s obligations to pay Rent and Additional Rent under this Lease, and to perform all other Lease obligations for the period up to and including the Termination Date, shall survive the termination of this Lease.

(e)Landlord May Cancel and Void Termination if Tenant in Default.  Notwithstanding the foregoing provisions of this Section, if Tenant shall exercise the Termination Option (in accordance with clause (a) above) when it is in Default more than one time in any calendar year, then Landlord may elect, but is not obligated, to cancel and declare null and void Tenant’s exercise of the Termination Option and this Lease shall continue in full force and effect for the full Term unaffected by Tenant’s exercise of the Termination Option.  If Landlord does not cancel Tenant’s exercise of the Termination Option after such Default, Tenant shall cure any Default within the period of time specified in this Lease and this obligation shall survive the Termination Date.

(f)Tenant Shall Surrender Space by Termination Date.  If Tenant exercises the Termination Option, Tenant shall surrender full and complete possession of the Premises to Landlord on the Termination Date vacant, broom-clean, in good order and condition, subject to Tenant Improvements, any Alterations or Installations permitted by this Lease upon surrender to remain in the Premises, and ordinary wear and tear, loss due to casualty and condemnation, damage that Landlord is obligated to repair or restore, and Landlord’s legal compliance obligations under this Lease, excepted, and in accordance with the provisions of this Lease (including, but not limited to, Section 28), and thereafter the Premises shall be free and clear of all leases, tenancies, and rights of occupancy of any entity claiming by, through, or under Tenant.

(g)Failure to Surrender Makes Tenant a Holdover.  If Tenant shall fail to deliver possession of the Premises on or before the Termination Date in accordance with the terms hereof, Tenant shall be deemed to be a holdover tenant from and after the Termination Date, and in such event, Tenant shall be subject to the provisions of Section 8 relating to holdover tenancies.

(h)Lease Ceases After Termination.  If Tenant properly and timely exercises the Termination Option and properly and timely satisfies all other monetary and non-monetary obligations under this Lease, this Lease shall cease and expire on the Termination Date with the same force and effect as if the Termination Date were the date originally provided in this Lease as the expiration date of the Term.

45.Termination Right for Lease and License Agreement at 9712-9714 Medical Center Drive.  As of the Commencement Date, Tenant leases space in the buildings located at 9712-9714 Medical Center Drive, Rockville, Maryland, pursuant to (a) a Lease dated March 6, 2015, as amended (“MCD Lease”), between ARE-Maryland No. 45, LLC, a Delaware limited liability company, an affiliate of Landlord and successor in interest to BMR-Medical Center Drive, LLC (“MCD Landlord”), and Tenant, and (b) a Space License Agreement dated February 22, 2016, as amended (“MCD License”), between MCD Landlord and Tenant.  As long as Tenant is not in Default under this Lease or the MCD Lease, Tenant shall have the right to terminate the MCD Lease and MCD License without fee or penalty by delivering written notice of termination to Landlord (“MCD Termination Notice”).  Tenant shall specify the termination date in the MCD Termination Notice (which termination date shall be at least 6 months after the date of the MCD Termination Notice and not earlier than the Lease Commencement Date).  The MCD Lease and MCD License shall terminate on such termination date as if such termination date were the expiration date of the

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MCD Lease and MCD License, Tenant shall return to MCD Landlord the space leased or licensed pursuant to the MCD Lease and MCD License, respectively, in accordance with the applicable terms and conditions of the MCD Lease and MCD License, and Landlord shall refund to Tenant the Security Deposit, the Suite 1114 Additional Security Deposit and the Suite 1214 Additional Security Deposit (as such terms are defined in the MCD Lease), in accordance with the applicable terms and conditions of the MCD Lease.

46.Roof Equipment.  As long as Tenant is not in Default, Tenant shall have the right at its sole cost and expense, subject to compliance with all Legal Requirements, to install on the roof of the Building (in Tenant’s Share of the space available therefor on the roof), and throughout the Term, operate, maintain, repair, replace, and remove, (i) one or more satellite dishes, communication antennae, or other communications equipment (all of which having a diameter and height reasonably acceptable to Landlord) for the transmission or reception of communication of signals as Tenant may from time to time desire, and (ii) equipment for any supplemental HVAC systems installed by or on behalf of Tenant and providing service to the Premises, as may be approved by Landlord as part of the Tenant Improvements or any subsequent Alterations (collectively, the “Roof Equipment”), on the following terms and conditions:

(a)Requirements.  Tenant shall submit to Landlord (i) the plans and specifications for the installation of the Roof Equipment (which may be part of the plans and specifications for the Tenant Improvements or any subsequent Alterations), (ii) copies of all required governmental and quasi-governmental permits, licenses, and authorizations that Tenant will and must obtain at its own expense, with the cooperation of Landlord, if necessary for the installation and operation of the Roof Equipment, and (iii) an insurance policy or certificate of insurance evidencing insurance coverage as required by this Lease and any other insurance as reasonably required by Landlord for the installation and operation of the Roof Equipment, which such other insurance shall be consistent with that typically required by landlords of comparable buildings in the vicinity of the Project.  Landlord shall not unreasonably withhold or delay its approval for the installation and operation of the Roof Equipment; provided, however, that Landlord may reasonably withhold its approval if the installation or operation of the Roof Equipment (A) is reasonably likely to damage the structural integrity of the Building, (B) is reasonably likely to void, terminate, or invalidate any applicable roof warranty, (C) is reasonably likely to interfere with any service provided by Landlord or with the existing satellite dishes, communication antennae, or other communications equipment of any other tenant of the Building, (D) is not reasonably screened from viewing from the ground level adjacent to the Building.

(b)No Damage to Roof.  If installation of the Roof Equipment requires Tenant to make any roof cuts or perform any other roofing work, such cuts shall only be made in the manner reasonably designated in writing by Landlord; and any such installation work (including any roof cuts or other roofing work) shall be performed by Tenant, at Tenant’s sole cost and expense by a roofing contractor designated by Landlord and reasonably acceptable to Tenant.  If Tenant or its agents shall otherwise cause any damage to the roof during the installation, operation, and removal of the Roof Equipment such damage shall be repaired promptly at Tenant’s expense and the roof shall be restored to the same condition it was in before the damage, reasonable wear and tear excepted.  Landlord shall not charge Tenant Additional Rent for the installation and use of the Roof Equipment.  If, however, Landlord’s insurance premium or Tax assessment increases solely as a result of the Roof Equipment, Tenant shall pay such increase as Additional Rent within 30 days after receipt of a reasonably detailed invoice from Landlord.  Tenant shall not be entitled to any abatement or reduction in the amount of Rent payable under this Lease if for any reason Tenant is unable to use the Roof Equipment.  In no event whatsoever shall the installation, operation, maintenance, or removal of the Roof Equipment by Tenant or its agents void, terminate, or invalidate any applicable roof warranty.

(c)Protection.  The installation, operation, maintenance, and removal of the Roof Equipment shall be at Tenant’s sole risk.  Tenant shall indemnify, defend, and hold Landlord harmless from and against any and all claims, costs, damages, liabilities and expenses (including, but not limited to, reasonable attorneys’ fees) of every kind and description that may arise out of or be connected in any way

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with Tenant’s installation, operation, maintenance, or removal of the Roof Equipment, except to the extent caused by the willful misconduct or gross negligence of Landlord or its employees.

(d)Removal.  At the expiration or earlier termination of this Lease or the permanent discontinuance of the use of the Roof Equipment by Tenant, Tenant shall, at its sole cost and expense, remove the Roof Equipment from the roof of the Building, in which event Tenant shall leave the portion of the roof where the Roof Equipment was located in the same condition it was in before the installation thereof, reasonable wear and tear excepted.  If Tenant does not so remove the Roof Equipment, Tenant hereby authorizes Landlord to remove and dispose of the Roof Equipment and charge Tenant as Additional Rent for all reasonable out-of-pocket costs and expenses incurred by Landlord in such removal and disposal.  Tenant agrees that Landlord shall not be liable for any Roof Equipment disposed of or removed by Landlord.

(e)No Interference.  The Roof Equipment shall not interfere (other than in a de minimus manner) with the proper functioning of any telecommunications equipment or devices that have been installed or will be installed by Landlord or for any other tenant or future tenant of the Building.  Tenant acknowledges that other tenant(s) may have approval rights over the installation and operation of telecommunications equipment and devices on or about the roof, and that Tenant’s right to install and operate the Roof Equipment is subject and subordinate to the rights of such other tenants that install roof equipment before Tenant installs any Roof Equipment.  Tenant agrees that Landlord and any other tenant of the Building that currently has or in the future takes possession of any portion of the Building will be permitted to install such telecommunication equipment that is of a type and frequency that will not interfere (other than in a de minimus manner) with the Roof Equipment.

(f)Relocation.  Landlord shall have the right, at its expense and after 60 days’ prior notice to Tenant, to relocate the Roof Equipment to another site on the roof of the Building as long as such site reasonably meets Tenant’s sight line and interference requirements and does not unreasonably interfere with Tenant’s use and operation of the Roof Equipment.

(g)Access.  The right of Tenant to install, operate, maintain, repair, replace, and remove the Roof Equipment shall be personal solely to RegenXBio Inc. and its permitted assignees and subtenants, and (i) no other person or entity shall have any right to use or operate the Roof Equipment, and (ii) Tenant shall not assign, convey, or otherwise transfer to any person or entity any right, title, or interest in all or any portion of the Roof Equipment or the use and operation thereof, except that the right of Tenant to install, operate, maintain, repair, replace, and remove the Roof Equipment shall be automatically assigned without Landlord’s consent in connection with any assignment of this Lease that is a Permitted Transfer.

(h)Appearance.  The Roof Equipment shall be reasonably screened from viewing from the ground level adjacent to the Building.

47.Miscellaneous.

(a)Notices.  All notices or other communications between the parties shall be in writing and shall be deemed duly given upon delivery or refusal to accept delivery by the addressee thereof if delivered in person, or upon actual receipt if delivered by reputable overnight guaranty courier, addressed and sent to the parties at their addresses set forth above.  Landlord and Tenant may from time to time by written notice to the other designate another address for receipt of future notices.

(b)Joint and Several Liability.  If and when included within the term “Tenant,” as used in this instrument, there is more than one person or entity, each shall be jointly and severally liable for the obligations of Tenant.

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(c)Financial Information.  If at any time during the Term of this Lease, Tenant is in Default under Section 20(a), or Landlord reasonably is concerned with the financial condition of Tenant, then in any such event Tenant shall furnish Landlord, from time to time, upon Landlord's written request (but no more than twice per calendar year), Tenant's most recent year-end unconsolidated financial statements reflecting Tenant's current financial condition audited by a nationally recognized accounting firm.  This subsection shall not apply during any period that Tenant is publicly traded on a recognized national stock exchange or trading system in the United States such as the New York Stock Exchange or NASDAQ.

(d)Recordation.  Neither this Lease nor a memorandum of lease shall be filed by or on behalf of Tenant in any public record, but Tenant shall have the right at its expense to file a copy of this Lease or a memorandum thereof with the U.S. Securities and Exchange Commission if required to do so by applicable Legal Requirement.  Landlord may prepare and file, and upon request by Landlord Tenant will execute, a memorandum of lease, provided no rent or other economic information is included therein.

(e)Interpretation.  The normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or any exhibits or amendments hereto.  Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.  The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

(f)Not Binding Until Executed.  The submission by Landlord to Tenant of this Lease shall have no binding force or effect, shall not constitute an option for the leasing of the Premises, nor confer any right or impose any obligations upon either party until execution of this Lease by both parties.

(g)Limitations on Interest.  It is expressly the intent of Landlord and Tenant at all times to comply with applicable law governing the maximum rate or amount of any interest payable on or in connection with this Lease.  If applicable law is ever judicially interpreted so as to render usurious any interest called for under this Lease, or contracted for, charged, taken, reserved, or received with respect to this Lease, then it is Landlord’s and Tenant’s express intent that all excess amounts theretofore collected by Landlord be credited on the applicable obligation (or, if the obligation has been or would thereby be paid in full, refunded to Tenant), and the provisions of this Lease immediately shall be deemed reformed and the amounts thereafter collectible hereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder.

(h)Choice of Law.  Construction and interpretation of this Lease shall be governed by the internal laws of the state in which the Premises are located, excluding any principles of conflicts of laws.

(i)Time.  Time is of the essence as to the performance of Landlord’s and Tenant’s obligations under this Lease.

(j)OFAC.  Tenant and Landlord are currently (i) in compliance with and shall at all times during the Term of this Lease remain in compliance with the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of Treasury and any statute, executive order, or regulation relating thereto (collectively, the “OFAC Rules”), (ii) not listed on, and shall not during the Term of this Lease be listed on, the Specially Designated Nationals and Blocked Persons List, Foreign Sanctions Evaders List, or the Sectoral Sanctions Identifications List, which are all maintained by OFAC and/or on any other similar list maintained by OFAC or other governmental authority pursuant to any authorizing statute, executive order, or regulation, and (iii) not a person or entity with whom a U.S. person is prohibited from conducting business under the OFAC Rules.

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(k)Incorporation by Reference.  All exhibits and addenda attached hereto are hereby incorporated into this Lease and made a part hereof.  Except as otherwise provided in Section 26, if there is any conflict between such exhibits or addenda and the terms of this Lease, such exhibits or addenda shall control.

(l)No Accord and Satisfaction.  No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installment of Base Rent or any Additional Rent will be other than on account of the earliest stipulated Base Rent and Additional Rent, nor will any endorsement or statement on any check or letter accompanying a check for payment of any Base Rent or Additional Rent be an accord and satisfaction.  Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or to pursue any other remedy provided in this Lease.

(m)Confidentiality.  Except as otherwise provided in this Lease, the terms and conditions of this Lease shall be kept confidential by Landlord and Tenant and not disclosed to third-parties without the prior written consent of the other party.

(1)By Landlord.  Notwithstanding the confidentiality provisions herein, Landlord may disclose the existence and/or contents of this Lease:  (A) as and only to the extent required by Legal Requirements or in response to a request by a Governmental Authority; (B) as necessary to (I) manage its investment in the Building or Project or (II) seek input, advice, or guidance from existing or prospective professional advisors, including, without limitation, analysts, investors, tax preparers, bank personnel, brokers, business advisors, legal advisors, lenders, and financial advisors; (C) as necessary to manage and enforce the terms of this Lease, (D) if the information is already a matter of public record or generally known to the public, or (E) as otherwise reasonably necessary in the course of operations of the property or business of Landlord and its affiliates, including, without limitation, capital formation.

(2)By Tenant.  Notwithstanding the confidentiality provisions herein, Tenant may disclose the existence and/or contents of this Lease:  (A) as and only to the extent required by Legal Requirements or in response to a request by a Governmental Authority; (B) as necessary to seek input, advice, or guidance from existing or prospective professional advisors, including, without limitation, tax preparers, bank personnel, brokers, business advisors, legal advisors, lenders, accountants, auditors, and financial advisors; (C) as necessary to manage and enforce the terms of this Lease (including, without limitation, Tenant’s audit rights hereunder), (D) as necessary for any potential or actual transaction with Tenant’s actual or prospective lenders, purchasers, sellers, equipment lessors, joint venturers, assignees or subtenants, and their respective professional advisors (provided such parties are advised of the provisions of this Section 47(m) and agree to abide by them), or (E) if the information is already a matter of public record or generally known to the public.

(n)Counterparts/Electronic Signatures.  This Lease may be executed in 2 or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature process complying with the U.S. federal ESIGN Act of 2000) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.  Electronic signatures shall be deemed original signatures for purposes of this Lease and all matters related thereto, with such electronic signatures having the same legal effect as original signatures.

(o)Hazardous Activities.  Notwithstanding any other provision of this Lease, Landlord, for itself and its employees, agents and contractors, reserves the right to refuse to perform any repairs or services in any portion of the Premises that, pursuant to Tenant’s routine safety guidelines, practices or custom or prudent industry practices, require any form of protective clothing or equipment other than safety glasses.  In any such case, Tenant shall contract with parties who are acceptable to Landlord, in Landlord’s

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reasonable discretion, for all such repairs and services, and Landlord shall, to the extent required, equitably adjust Tenant’s Share of Operating Expenses in respect of such repairs or services to reflect that Landlord is not providing such repairs or services to Tenant.

(p)LEED; Fitwel.  Tenant acknowledges that Landlord may, but shall not be obligated to, seek to obtain Leadership in Energy and Environmental Design (LEED), LEED Silver, or other similar “green” certification for the Project and/or the Premises, such as a Fitwel certification.  Tenant agrees to reasonably cooperate with Landlord, at no material out-of-pocket cost to Tenant (other than Tenant’s Share of Operating Expenses), and to provide such non-confidential and non-proprietary information and/or documentation as Landlord may reasonably request, in connection therewith.

(q)No Conflicts or Consent.  To Landlord’s Knowledge, (i) Landlord’s execution and delivery of this Lease will not conflict with or result in any violation of any provision of any contract or other agreement or instrument to which Landlord is a party, or (ii) no consent, approval, order, permit or authorization of, or registration, filing or declaration with, any court, administrative agency or commission or other Governmental Authority, is required to be obtained or made in connection with the execution and delivery of this Lease by Landlord.  For purposes of this Lease, “Landlord’s Knowledge” means the current actual knowledge of Lawrence J. Diamond, the co-chief operating officer of Alexandria Real Estate Equities, Inc., an affiliate of Landlord.  Mr. Diamond shall have no personal liability whatsoever under this Lease or otherwise.

(r)Attorneys’ Fees.  If any action is brought by either party against the other party, relating to or arising out of this Lease or the enforcement hereof, the prevailing party shall be entitled to recover from the other party reasonable attorneys’ fees, costs and expenses incurred in connection with the prosecution or defense of such action.  For purposes of this Lease, (i) the term “attorneys’ fees” or “attorneys’ fees and costs” shall mean the fees and expenses of counsel to the parties hereto, which may include printing, photostating, duplicating and other expenses, air freight charges, and fees billed for law clerks, paralegals and other persons not admitted to the bar but performing services under the supervision of an attorney, and the costs and fees incurred in connection with the enforcement or collection of any judgment obtained in any such proceeding, and (ii) a party shall be considered the “prevailing party” to the extent that (1) such party initiated the litigation and substantially obtained the relief which it sought (whether by judgment, voluntary agreement or action of the other party, trial or alternative dispute resolution process), (2) such party did not initiate the litigation and did not receive judgment in its favor, but the party receiving the judgment did not substantially obtain the relief that it sought, or (3) the other party to the litigation withdrew its claim or action without having substantially received the relief which it was seeking.  The provisions of this Section shall survive the entry of any judgment, and shall not merge, or be deemed to have merged, into any judgment.

[ Signatures on next page ]

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease under seal as of the day and year first above written.

TENANT:

REGENXBIO INC.,
a Delaware corporation

By:	/s/ Kenneth Mills	(SEAL)
Name:	Kenneth Mills
Title:	President & CEO

LANDLORD:

ARE-MARYLAND NO. 24, LLC,
a Delaware limited liability company

By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P.,
a Delaware limited partnership,
managing member

By:	ARE-QRS CORP.,
a Maryland corporation,
general partner

By:	/s/ Jackie Clem	(SEAL)
Name:	Jackie Clem
Title:	Senior Vice President
RE Legal Affairs

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JOINDER BY MCD LANDLORD

The undersigned, ARE-Maryland No. 45, LLC, a Delaware limited liability company, hereby joins in the execution of the foregoing Lease Agreement solely for the purpose of agreeing to and being bound by the provisions of Section 45 thereof.

MCD LANDLORD:

ARE-Maryland No. 45, LLC,
a Delaware limited liability company

By:	Alexandria Real Estate Equities, L.P.,
a Delaware limited partnership,
managing member

By:	ARE-QRS CORP.,
a Maryland corporation,
general partner

By:	/s/ Jackie Clem	(SEAL)
Name:	Jackie Clem
Title:	Senior Vice President
RE Legal Affairs

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EXHIBIT A TO LEASE

DESCRIPTION OF PREMISES

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EXHIBIT A-1 TO LEASE

DRAWING SHOWING OUTDOOR PLAZA

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EXHIBIT B TO LEASE

DESCRIPTION OF PROJECT

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EXHIBIT C-1 TO LEASE
LANDLORD WORK LETTER

WORK LETTER

THIS WORK LETTER for base building dated November ___, 2018 (this “Work Letter”) is made and entered into by and between ARE-MARYLAND NO. 24, LLC, a Delaware limited liability company (“Landlord”), and REGENXBIO, INC., a Delaware corporation, and is attached to and made a part of the Lease Agreement dated November __, 2018 (“Lease”), by and between Landlord and Tenant.  Any initially capitalized terms used but not defined herein shall have the meanings given them in the Lease.

1.	General Requirements.

a.Tenant’s Authorized Representative.  Tenant designates Jerome Jackson, Vit Vasista, and Patrick Christmas (any such individual acting alone, “Tenant’s Representative”) as the only persons authorized to act for Tenant pursuant to this Work Letter.  Landlord shall not be obligated to respond to or act upon any request, approval, inquiry or other communication (“Communication”) from or on behalf of Tenant in connection with this Work Letter unless such Communication is in writing from Tenant’s Representative.  Tenant may change any Tenant’s Representative at any time upon not less than 5 business days advance written notice to Landlord.  Neither Tenant nor Tenant’s Representative shall be authorized to direct Landlord’s contractors in the performance of the Base Building Work (as defined below).

b.Landlord’s Authorized Representative.  Landlord designates Lawrence J. Diamond, Edward J. Rose, and William DePippo (any such individual acting alone, “Landlord’s Representative”) as the only persons authorized to act for Landlord pursuant to this Work Letter.  Tenant shall not be obligated to respond to or act upon any request, approval, inquiry or other Communication from or on behalf of Landlord in connection with this Work Letter unless such Communication is in writing from Landlord’s Representative.  Landlord may change any Landlord’s Representative at any time upon not less than 5 business days advance written notice to Tenant.  Landlord’s Representative shall be the sole persons authorized to direct Landlord’s contractors in the performance of the Base Building Work.

c.Architects, Consultants and Contractors.  Landlord and Tenant hereby acknowledge and agree that:  (i) the general contractor and any subcontractors for the Base Building Work shall be selected by Landlord, subject to Tenant’s approval, which approval shall not be unreasonably withheld, conditioned, or delayed, and (ii) Gaudreau, Inc. shall be the architect (“Base Building Architect”) for the Base Building Work.  Tenant hereby approves The Whiting-Turner Contracting Company (“General Contractor”) as the general contractor for the Base Building Work.

2.	Work to Be Performed by Landlord.

a.Base Building Work Defined.  As used in this Work Letter, “Base Building Work” means the construction of the fixed and permanent improvements constituting the core and shell of the Building and core Building service components (excluding any service components and the construction of any internal stair(s) between the floors comprising the Premises constituting Tenant Improvements [as defined in the Work Letter attached to the Lease as Exhibit C-2 (“Tenant Work Letter”)]), all substantially in accordance with the Basis of Design Report dated June 15, 2017 prepared by Jennerik Engineering, Inc. and attached hereto as Attachment 1 (“Basis of Design Report”), the Final Base Building Design Drawings (as defined in Section 2.b. below), and the Final Base Building Construction Drawings (as defined in Section 2.c. below).

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b.Base Building Design Drawings.  Landlord shall cause the Base Building Architect to deliver to Tenant the schematic drawings, outline specifications, and material selections (“Initial Base Building Design Drawings”) detailing Landlord’s requirements for the Base Building Work by no later than the date set forth in the Base Building Construction Schedule (as defined in Section 2.g below).  The Initial Base Building Design Drawings shall be prepared in accordance and consistent with the Basis of Design Report.  Not more than 15 business days thereafter, Tenant shall deliver to Landlord the written questions or comments of Tenant with regard to the Initial Base Building Design Drawings.  Such questions or comments, if any, shall include a reasonably clear articulation of Tenant’s core competencies and operational needs specific to the Premises to the extent not set forth in the Basis of Design Report.  In response to those comments that Landlord Reasonably Agrees to Accommodate (as defined below), Landlord shall cause the Base Building Architect to revise the Initial Base Building Design Drawings and shall resubmit the revised Initial Base Building Design Drawings to Tenant for review and comment within 10 days thereafter.  Tenant shall then have 5 business days within which to deliver to Landlord written comments detailing the reason(s) why the revisions do not satisfy the requirements set forth in this paragraph.  The foregoing process shall be repeated until Landlord addresses Tenant’s comments, but the Initial Base Building Design Drawings must be finalized by no later than the date set forth in the Base Building Construction Schedule in order for the Base Building Work to be Substantially Complete by the Target Commencement Date (as defined in the Lease).  Any delay in finalizing the Initial Base Building Design Drawings by the date set forth in the Base Building Construction Schedule because of Tenant’s failure to timely comply with the response deadlines set forth in the review and comment process described in this paragraph shall constitute a Tenant Delay (as defined in Section 3.d below).  The Initial Base Building Design Drawings as so revised are hereinafter referred to as the “Final Base Building Design Drawings”.

i.

For purposes of this Work Letter, “Reasonably Agrees to Accommodate” means that Landlord shall use reasonable efforts to accommodate Tenant’s requested changes as long as such changes (A) do not materially increase Landlord’s cost to construct the Base Building Improvements (unless Tenant agrees to either to pay such increased cost or that the TI Allowance (as defined in the Tenant Work Letter) shall be reduced by the amount of such increased cost), (B) do not materially adversely affect the design of  the core and shell of the Building such that the Building will not be able to accommodate future generic laboratory use, (C) solely concern finishes and appearance as long as such finishes and appearance are consistent with the quality and compatible with the overall design of the Project, and (D) do not cause or result in a cumulative delay of more than 120 days (i.e., cumulative delays caused or resulting from the review and comment process described in Sections 2.b and 2.c and any non-Material Changes set forth in Section 2.e) in the Substantial Completion of the Base Building Work by the Target Commencement Date.

c.Base Building Construction Drawings.  Not later than 75 days after the completion of the Final Base Building Design Drawings, Landlord shall cause the Base Building Architect to prepare and deliver to Tenant for review and comment construction plans, specifications, and drawings for the Base Building Work (“Initial Base Building Construction Drawings”).  The Initial Base Building Construction Drawings shall be prepared in accordance and consistent with the Final Base Building Design Drawings.  Tenant shall deliver its written comments on the Initial Base Building Construction Drawings to Landlord not later than 15 business days after Tenant’s receipt of the same.  Tenant’s comments shall be limited to those matters that are inconsistent with the Final Base Building Design Drawings.  Landlord shall evaluate Tenant’s comments, if any, and modify the Initial Base Building Construction Drawings so that that the design reflected in the Initial Base Building Construction Drawings is consistent with the Final Base Building Design Drawings.  Landlord shall cause the Base Building Architect to revise the Initial Base Building Construction Drawings and shall resubmit the revised Initial Base Building Construction Drawings to Tenant for review and comment within 10 days thereafter.  Tenant shall then have 5 days within which to deliver to Landlord written comments detailing the reason(s) why the revisions do not satisfy the requirements set forth in this paragraph.  The foregoing process will be repeated until Landlord addresses Tenant’s comments, but the Initial Base Building Construction Drawings must be finalized by no later than the date set forth in the Base

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Building Construction Schedule in order for the Base Building Work to be Substantially Complete by the Target Commencement Date.  Any delay in finalizing the Initial Base Building Construction Drawings by the date set forth in the Base Building Construction Schedule because of Tenant’s failure to timely comply with the response deadlines set forth in the review and comment process described in this paragraph shall constitute a Tenant Delay.  The Initial Base Building Construction Drawings as so revised (and as modified by any Change Request approved by Landlord pursuant to Section 2.e below) are referred to in this Work Letter as the “Final Base Building Construction Drawings.”  The Final Base Building Construction Drawings shall govern the construction of the Base Building Work subject to any Change Request submitted by Tenant.  Subject to the provisions of Section 2.d below, Landlord shall not modify the Final Base Building Construction Drawings except as may be reasonably required and permitted hereunder in connection with the issuance of the Building Permit (as defined in Section 2.f below).

d.Scope.  Other than the Base Building Work, Landlord shall not have any obligation whatsoever for the finishing of the Building.  Landlord shall have the right to make modifications to the Base Building Work, at Landlord’s sole cost, as may be necessitated from time to time by Legal Requirements; provided, however, that without Tenant’s written consent as specified herein, Landlord shall not make any Landlord Requested Modifications (as defined below) to the Base Building Work.  For purposes of this Work Letter, “Landlord Requested Modifications” means modifications, other than as may be necessitated from time to time by Legal Requirements, that result in material and adverse change to or impact on (i) the mechanical, electrical, HVAC, or plumbing (“MEP”) systems or utilities in or serving the Premises, (ii) access to, clearances of, or usable space within the Premises, (iii) the overall design, configuration, and/or appearance of the Building, the Common Areas, and/or the Premises, (iii) the quality of the materials used in the Base Building Work, or (iv) Tenant’s use of the Premises for the Permitted Use, including Tenant’s core competencies and/or operational needs as set forth in the Basis of Design Report.  Tenant’s consent shall not be unreasonably withheld, delayed, or conditioned as to Landlord Requested Modifications described in clauses (i), (ii), and/or (iii) of the foregoing definition thereof but may be withheld or conditioned in Tenant’s sole and absolute discretion as to Landlord Requested Modifications described in clause (iv) of such definition.

e.Changes.  Any changes requested by Tenant to the Base Building Work (including those that are inconsistent with the Final Base Building Construction Drawings) shall be requested and instituted in accordance with the provisions of this Section 2.e and shall be subject to the written approval of Landlord.  Landlord’s approval shall be granted or withheld in its reasonable discretion if such requested changes are not Material Changes (as defined below).  If such requested changes are Material Changes, Landlord’s approval may be granted or withheld in Landlord’s sole discretion.  As used herein, a “Material Change” shall mean any change to the Base Building Work (except as may be required to comply with any applicable Legal Requirements) that, together with all prior approved Changes or concurrently proposed Changes, would result in (1) a cumulative increase in the cost of the Base Building Work in excess of $2,000,000 or (2) cumulative delays in completing the Base Building Work in excess of 60 days.  In no event shall Landlord be required to agree to any Material Changes.

i.

If Tenant shall request changes to the Base Building Work (“Change”), Tenant shall request the Change by notifying Landlord in writing (“Change Request”).  The Change Request shall detail the nature and extent of the Change and shall be signed by Tenant’s Representative.  Landlord shall review, advise Tenant in writing of any additional cost payable by Tenant and/or Tenant Delay from implementing such requested Change, and approve or disapprove the Change Request within 5 business days thereafter (or such additional time, not to exceed an additional 3 business days, as may be reasonably required for such review so long as Landlord notifies Tenant of such additional required time prior to the end of the original 5-business-day period), provided that Landlord's approval shall not be unreasonably withheld or conditioned for Changes to the Base Building Work except if the Change Request would result in or constitute a Material Change or materially conflict with the provisions of Section 2.i below.  If Landlord fails to

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approve or disapprove a Change Request within such 5 business day (or longer) period, the Change Request shall be deemed approved by Landlord.  The Change Request shall state in all capital letters in bold font the following (or a substantially similar statement):  “LANDLORD’S FAILURE TO RESPOND WITHIN 5 BUSINESS DAYS AFTER RECEIPT OF THIS CHANGE REQUEST SHALL CONSTITUTE LANDLORD’S APPROVAL OF THE CHANGE REQUEST,” and shall be sent to the recipients identified below in accordance with the notice provisions in the Lease:

ARE-Maryland No. 24, LLC c/o Alexandria Real Estate Equities, Inc. 385 E. Colorado Blvd., Suite 299 Pasadena, CA 91101 Attention: Corporate Secretary	Mr. Lawrence J. Diamond Co-Chief Operating Officer Regional Market Director- Maryland Alexandria Real Estate Equities, Inc. 946 Clopper Road Gaithersburg, MD 20878	Kevin L. Shepherd, Esquire Venable LLP Suite 900 750 East Pratt Street Baltimore, MD 21202

Within 3 business days after Tenant’s receipt of Landlord’s written advice of any additional cost payable by Tenant and/or Tenant Delay from implementing such requested Change approved by Landlord, Tenant may, by written notice to Landlord, withdraw the Change Request in question.  In case of a Material Change or a Change that conflicts with the provisions of Section 2.i below, Landlord may withhold its approval to the Change Request in Landlord's sole discretion.  Any delay in the completion of the Base Building Work caused by a Change Request (including any Change Request withdrawn by Tenant after approval thereof by Landlord), including any reasonably required suspension of the Base Building Work while any such Change is being evaluated and/or designed, shall constitute a Tenant Delay.

ii.

Except as provided in Section 2.e.i above, in no event shall Landlord be required to implement any modifications to the Base Building Work or the Final Base Building Construction Drawings, including, without limitation, any modifications that would result in a delay to the Base Building Construction Schedule.  Tenant shall be solely responsible for all costs and expenses incurred by Landlord to modify the Base Building Work (including, without limitation, Changes of any work thereon then in progress or completed), the Final Base Building Construction Drawings, or the Final Base Building Design Drawings as a result of any Change Requests.  Any delay in the Base Building Construction Schedule to the extent arising from any Changes to the Final Base Building Construction Drawings requested by Tenant as set forth in this Work Letter (including, without limitation, any resultant Changes as may be required to the Final Base Building Design Drawings, the Final Base Building Construction Drawings, and/or any suspension of the Base Building Work while any such Changes are being evaluated, designed, and/or constructed) shall constitute a Tenant Delay.  To the extent that completion of the Base Building Work shall have been actually delayed, any delay by Tenant in reviewing, revising, or approving plans and specifications beyond the periods set forth herein shall constitute a Tenant Delay. If Tenant approves in writing the cost or savings and the estimated extension in the time for completion of the Base Building Work, if any, Landlord shall promptly cause the approved Change to be implemented.  Notwithstanding any approval or disapproval by Tenant of any estimate of the delay caused by such proposed Change, the Base Building Architect’s reasonable and good faith determination of the actual amount of Tenant Delay in connection with the Change shall be binding on Landlord and Tenant.

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f.Commencement of Base Building Work.  Landlord shall commence construction of the Base Building Work from and after the Commencement Date upon obtaining a building permit (“Building Permit”) authorizing the construction of the Base Building Work consistent with the Final Base Building Construction Drawings.  If any Governmental Authority having jurisdiction over the construction of the Base Building Work or any portion thereof shall impose terms or conditions on the construction thereof that:  (i) are materially inconsistent with Landlord’s obligations hereunder, (ii) materially increase the cost of constructing the Base Building Work, or (iii) will materially delay the construction of the Base Building Work, Landlord may seek means by which to mitigate or eliminate any such adverse terms and conditions, so long as such mitigation or elimination (or the seeking thereof) shall not materially delay the Substantial Completion of the Base Building Work or result in any Landlord Requested Modifications (other than as may be necessitated by Legal Requirements).

g.Schedule for Base Building Work.  The Base Building Construction Schedule is attached as Rider 1 to this Work Letter (“Base Building Construction Schedule”).  The Base Building Construction Schedule contains certain assumptions on which it is based.  If the actual conditions or circumstances deviate from such assumptions, Landlord may from time to time reasonably adjust the Base Building Work Schedule in a manner consistent with such deviation and shall promptly notify Tenant of any material adjustment, provided that such adjustment does not change the Target Commencement Date.

h.No Material Delay.  Landlord has advised Tenant that it is critically important to Landlord’s business operations that the Base Building Work be Substantially Completed by the Target Commencement Date and that delays, if any, in achieving that objective not be material.  Accordingly, notwithstanding any contrary provision contained in this Work Letter, Tenant specifically acknowledges that in no event whatsoever shall the review and comment processes described in Sections 2.b and 2.c and any request for non-Material Changes set forth in Section 2.e cause or result in a cumulative delay in the Substantial Completion of the Base Building Work of more than 120 days beyond the Target Commencement Date.

i.Performance and Substantial Completion of Base Building Work.  Promptly after the date of the Final Base Building Construction Drawings, Landlord shall (i) obtain the Building Permit and (ii) Substantially Complete, or cause to be Substantially Completed (as such terms are defined in this section), the Base Building Work in a good and workmanlike manner, at Landlord’s sole cost and expense (except as otherwise provided herein), in compliance with all applicable Legal Requirements (as defined in the Lease), and in accordance with the Final Base Building Construction Drawings subject to Minor Variations (as defined below) and normal punch list items of a non-material nature that do not interfere with Tenant’s lawful, safe, and secure access to and occupancy and use of the Premises for the performance of the Tenant Improvements (as defined in the Tenant Work Letter), on or before the Target Commencement Date, i.e., the target date for Substantial Completion of the Base Building Work as set forth in the Base Building Construction Schedule.  The Target Commencement Date shall be extended on a day-for-day basis for each day of any and all delays due to Force Majeure (“Force Majeure Delays”) and Tenant Delays.  As soon as reasonably possible after the date of Substantial Completion, Landlord’s Authorized Representative and Tenant’s Authorized Representative shall jointly inspect the Base Building Work and prepare a punchlist.  The punchlist shall list: incomplete, minor, or insubstantial details of construction; necessary mechanical adjustments; and needed finishing touches.  Landlord shall promptly undertake and diligently complete, or cause to be completed, all punchlist items, and shall use reasonable efforts to complete, or cause to be completed, all punchlist items within 30 days after the creation of the punchlist.  Upon such completion, Landlord’s Authorized Representative shall notify Tenant’s Authorized Representative thereof, and such parties shall, as soon as reasonably possible thereafter, jointly re-inspect the Base Building Work to confirm such completion and, if needed, prepare a punchlist of any items remaining to be completed (which Landlord shall promptly undertake and diligently complete, or cause to be completed).  For the purpose of this Work Letter, (A) “Substantial Completion of the Base Building Work” means the date on which all of the following shall have occurred:  (1) execution of a Certificate of Substantial Completion by the Base Building Architect and general contractor for the Base Building Work

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in the form of the American Institute of Architects document G704, (2) the issuance of a temporary certificate of occupancy for the Base Building Work by the applicable Governmental Authority, and (3) the date on which the elevators and lobby are substantially complete and available to serve the Premises, so that safe and secure access is available through the lobby of the Building to the elevators, and the lobby and elevator finishes are substantially complete.  Completion of punch list items for elevator finishes and lobby finishes shall not be required for Substantial Completion of the Base Building Work, provided that Landlord shall use all diligent efforts to complete the same within 60 days after Substantial Completion of the Tenant Improvements, and (B) “Minor Variations” means any modifications reasonably required:  (1) to comply with all applicable Legal Requirements and/or to obtain or to comply with any required permit (including the Building Permit); (2) to comply with any Change Request approved or deemed approved by Landlord; or (3)  to make reasonable adjustments for field deviations or conditions encountered during the construction of Base Building Work or to comport with good design, engineering, and construction practices provided in each case no Landlord Requested Modifications are made.

3.	Performance of Base Building Work.

a.Selection of Materials.  Where more than one type of material or equipment are denoted as options on the Final Base Building Construction Drawings, the option to be used will be selected by Landlord at Landlord’s sole and absolute subjective discretion.  As to all building materials and equipment that Landlord is obligated to supply under this Work Letter where the Final Base Building Construction Drawings do not specify the manufacturer, Landlord shall select the manufacturer thereof in its sole and absolute subjective discretion.

b.Delivery of Premises.

i.

Turnover Condition.  When the Base Building Work is in Turnover Condition (as defined below), subject to the remaining terms and provisions of this Section 3, Tenant shall have access to the Premises for the performance of portions of the Tenant Improvements as provided herein.  Landlord shall continue to work diligently to timely achieve Substantial Completion of the remaining Base Building Work after the Turnover Condition Date (as defined below), which remaining Base Building Work may include that affecting the elevators, permanent power systems, HVAC/MEP systems, and common areas (e.g., restrooms, core areas, and electrical).  For purposes of this Work Letter, (A) “Turnover Condition” means the date on which Landlord notifies Tenant in writing that the Building is in watertight condition and Tenant may (but shall not be obligated to), in the interest of time, enter the Premises to begin the performance of that portion of the Tenant Improvements (as defined in the Tenant Work Letter) consisting of MEP/Fire Protection rough-in work, and (B) “Turnover Condition Date” means the date on which Landlord notifies Tenant that the Base Building Work is in Turnover Condition.  For the avoidance of doubt, the Turnover Condition Date is not synonymous with the Lease Commencement Date, i.e., the date of Substantial Completion of the Base Building Work.  If Tenant so elects to enter upon the Premises on or after the Turnover Condition Date and prior to the date of Substantial Completion of the Base Building Work, Landlord and Tenant shall (and shall cause their respective agents, employees and contractors to) coordinate with each other so as to facilitate and not interfere with their respective work being performed in the Premises during such period.

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ii.

Substantial Completion.  Tenant’s acceptance of the Premises on the date of Substantial Completion shall not constitute a waiver of:  (i) any warranty with respect to workmanship (including installation of equipment) or material (exclusive of equipment provided directly by manufacturers), (ii) any non-compliance of the Base Building Work with applicable Legal Requirements, or (iii) any claim that the Base Building Work was not completed substantially in accordance with the Final Base Building Construction Drawings (subject to Minor Variations and such other changes as are permitted hereunder) (collectively, a “Construction Defect”).  Tenant shall have one year after Substantial Completion of the Base Building Work within which to notify Landlord of any such Construction Defect discovered by Tenant, and Landlord shall use reasonable efforts to remedy or cause the responsible contractor to remedy any such Construction Defect within 30 days thereafter.  If the applicable contractor, despite Landlord’s reasonable efforts, fails to remedy such Construction Defect within such 30-day period, Landlord shall promptly engage another contractor to perform the corrective work, at Landlord’s sole cost and expense and, at Tenant’s request, Landlord shall cooperate with Tenant should Tenant elect to pursue a claim against the responsible contractor.

c.Warranties.  Landlord shall obtain from the General Contractor a warranty of the Base Building Work against defects in materials and workmanship for a period of 1 year from the Lease Commencement Date.  In addition, Landlord (or the General Contractor on behalf of Landlord) shall obtain from each manufacturer of equipment installed as part of the Base Building Work, a warranty of such equipment for the then-applicable industry-standard warranty period for such equipment.  Tenant shall be entitled to receive the benefit of all construction warranties and manufacturer’s equipment warranties relating to equipment installed in the Premises.  If requested by Tenant, Landlord shall attempt to obtain extended warranties from manufacturers and suppliers of such equipment, but the cost of any such extended warranties shall be borne solely out of the TI Allowance (as defined in the Tenant Work Letter).

d.Lease Commencement Date Delay.  Except as otherwise provided in the Lease, Delivery of the Premises shall occur when the Base Building Work has been Substantially Completed, except to the extent that completion of the Base Building Work shall have been actually delayed by any one or more of the following causes (“Tenant Delay”):

i.

Tenant’s Representative was not available to give or receive any Communication or to take any other action required to be taken by Tenant hereunder, including, but not limited to, timely completing and submitting the documentation relating to the plumbing authority (or comparable) permit described in Section 3(a) of the Tenant Work Letter or meeting with Landlord and WSSC personnel as requested pursuant to Section 3(a) of the Tenant Work Letter;

ii.	Tenant’s Change Requests whether or not any such Change Requests are actually performed;
iii.	Construction of any Changes approved or deemed approved by Landlord;
iv.

Tenant’s request for materials, finishes or installations requiring unusually long lead times that are so identified by Landlord to Tenant in writing when the Final Base Building Construction Drawings and/or any Changes specifying same are approved by Landlord;

v.	Tenant’s delay in reviewing, revising, or approving plans and specifications beyond the applicable periods set forth herein;

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vi.

Tenant’s delay in providing information critical to the normal progression of the Building.  Tenant shall provide such information as soon as reasonably possible, but in no event longer than one week after receipt of any request for such information from Landlord;

vii.	Tenant’s delay in making payments to Landlord for Excess TI Costs; or
viii.	Any other act or omission by Tenant or any Tenant Party (as defined in the Lease), or persons employed by any of such persons.

If Delivery is delayed for any of the foregoing reasons, then Landlord shall cause the Base Building Architect to certify the date on which the Base Building Work would have been completed but for such Tenant Delay and shall provide such certification to Tenant by written notice, and such certified date shall be the date of Delivery, subject to Tenant’s right to dispute reasonably in good faith any Tenant Delay claimed by Landlord, by written notice to Landlord given within 30 days after Tenant’s receipt of the Base Building Architect’s certification thereof.

4.	Tenant Access.

a.Tenant’s Access Rights.  Landlord hereby agrees to permit Tenant, Tenant’s Representatives, and any of Tenant’s architects, engineers, and/or contractors access, at Tenant’s sole risk and expense, to the Building prior to the Turnover Condition Date, to inspect and observe the Base Building Work in process; all such access shall be during normal business hours or at such other times as are reasonably designated or approved by Landlord.  Notwithstanding the foregoing, Tenant, Tenant’s Representatives, and any of Tenant’s architects, engineers, and/or contractors shall have no right to enter onto the Premises or the Building unless and until Tenant shall deliver to Landlord evidence reasonably satisfactory to Landlord demonstrating that any insurance that Landlord may require pursuant to the Lease is in full force and effect.  Any entry by Tenant, Tenant’s Representatives, and any of Tenant’s architects, engineers, and/or contractors shall comply with all reasonable and established safety practices of Landlord’s contractor and Landlord until completion of the Base Building Work and acceptance thereof by Tenant.

b.No Interference.  Neither Tenant nor any Tenant Party shall interfere with the performance of the Base Building Work, nor with any inspections or issuance of final approvals by applicable Governmental Authorities, and upon any such interference, Landlord shall have the right to exclude Tenant and any Tenant Party from the Premises and the Project until the Turnover Condition Date.

c.No Acceptance of Premises.  The fact that Tenant may enter into the Project on and after the Turnover Condition Date for the purpose of performing the Tenant Improvements shall not be deemed an acceptance by Tenant of possession of the Premises or the Delivery of the Premises, but in such event Tenant shall defend with counsel reasonably acceptable by Landlord, indemnify and hold Landlord harmless from and against any loss of or damage to Tenant’s property, completed work, fixtures, equipment, materials or merchandise, and from liability for death of, or injury to, any person, caused by the act or omission of Tenant or any Tenant Party.

5.	Miscellaneous.

a.Consents.  Whenever consent or approval of either party is required under this Work Letter, that party shall not unreasonably withhold, condition or delay such consent or approval, unless expressly set forth herein to the contrary.

b.Modification.  No modification, waiver or amendment of this Work Letter or of any of its conditions or provisions shall be binding upon Landlord or Tenant unless in writing signed by Landlord and Tenant.

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RIDER 1 TO EXHIBIT C-1

Base Building Construction Schedule

The Base Building Construction Schedule set forth in the table below is based on the Commencement Date occurring on or before November 1, 2018.  If the Commencement Date occurs after November 1, 2018, the projected dates below shall be automatically extended one day for each day after November 1, 2018 until the Commencement Date occurs.

Milestone Event	Projected Date
Base Building Design Drawings sent to Tenant for comment	November 30, 2018
Deadline for completing Final Base Building Design Drawings	December 18, 2018
Deadline for completing Final Base Building Construction Drawings	March 29, 2019
Base Building Permit issued	April 30, 2019
Landlord begins performance of Base Building Work	May 31, 2019
Completion of erection of structural steel for Base Building	January 31, 2020
Turnover Condition Date (i.e., date on which Building is watertight)	March 31, 2020
Substantial Completion of Base Building Work	June 30, 2020

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ATTACHMENT 1

BASIS OF DESIGN REPORT

21001083-v13

8833 D Belair Rd, Nottingham, MD  21236

PH 410.870.1300    EMAIL info@jennerikinc.com

BASIS OF DESIGN

REPORT

Speculative Lab/ Office Facility

9800 F Medical Center Drive

Montgomery County, MD

Prepared by:  JennERIK Engineering, Inc.

Issued For:  Schematic Design

Date:  June 15, 2017

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Table of Contents

I.	HVAC Performance Criteria	84

A.	Intent	84

B.	General Project Description	84

C.	Codes and Standards	84

D.	Outdoor Design Parameters	85

E.	Building Envelope Construction	85

F.	Air Leakage Test	86

G.	Redundancy	86

H.	Indoor Design Criteria	86

I.	Ventilation Criteria	87

J.	Occupant Heat Load Criteria	89

K.	Equipment and Lighting Heat gain criteria	90

L.	Airside System Design Standards	91

M.	Hydronic System Design Standards	92

II.	HVAC System Description	92

A.	Introduction	92

B.	Central water source heat pump plant	93

C.	Air Distribution Systems	94

D.	Supplemental Areas	95

E.	Controls	95

F.	Materials Matrix	96

III.	HVAC Methods and Materials	97

A.	General	97

B.	Materials	98

C.	Execution	101

IV.	Plumbing (Domestic) Performance Criteria	102

A.	Intent	102

B.	General Project Description	102

C.	Codes and Standards	102

D.	Equipment Sizing Criteria	103

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V.	Plumbing System Description	103

A.	Introduction	103

B.	Domestic Water	104

C.	Sanitary, lab waste and Vent	105

D.	Storm Drainage	105

E.	Natural Gas	106

F.	Materials Matrix	106

VI.	Plumbing (Domestic) Methods and Materials	106

A.	General	106

B.	Materials	107

C.	Execution	110

VII.	Electrical Systems Description	111

A.	Intent	111

B.	General Project Desription	111

C.	Codes and Standards	111

D.	Project Overview	112

E.	Power Distribution	112

F.	Standby Generator (emergency)	113

G.	Lighting	113

H.	Fire Alarm System	114

I.	communication SystemS	114

J.	Security System	114

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Basis of Design

I.HVAC Performance Criteria

A.	Intent

The performance criteria are intended to define the level of performance of the HVAC system. The parameters used herein shall form the basis of the HVAC system design, equipment selection and system sizing.

B.	General Project Description

The project includes a new five story shell building including a four level garage as delineated in the architectural package.  The garage is an open design (no mechanical ventilation).

The building is planned to accommodate multiple lab/ office tenants with a 50-50 mix of office to lab area. The labs are anticipated to have a moderate level of chemical fume hoods; one 6 feet hood per two lab modules.

The project will be LEED certified (Silver minimum). Provide LEED documentation in accordance with the LEED scorecard.

C.	Codes and Standards

The engineering calculations are based on the latest recommendations of ASHRAE and good engineering practices consistent with industry practice.

The codes applicable to the design are as follows:

•	Montgomery County Code Amendments
•	NC LEED Standards – LEED Silver or Gold
•	2015 International Building Code
•	2015 International Mechanical Code
•	2015 International Plumbing Code
•	2015 International Energy Conservation Code
•	2015 International Fire Code with State of Maryland and Montgomery County Amendments
•	Latest National Fire Protection Association (NFPA)
•	2014 National Electric Code

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Basis of Design

The standards applicable to the design are as follows:

•	American Society of Heating, Refrigeration and Air Conditioning Engineers (ASHRAE) handbooks
•	American Society of Heating, Refrigeration and Air Conditioning Engineers (ASHRAE) 90.1 Energy Standard
•	Sheet Metal and Air Conditioning Contractors National Association (SMACNA)
•	American Society of Mechanical Engineers (ASME)
D.	Outdoor Design Parameters

The following parameters will be used for the HVAC system:

1.	Altitude (above sea level):	154 ft

2.	Latitude:	39.2 N

3.	Location:	Rockville, Maryland

4.	Outside design temperature and humidity conditions
(from 2009 ASHRAE Fundamentals Handbook):

Lab and Lab Support Areas

a)	Cooling dry bulb and coincident wet bulb	94°F DB/78°F WB

b)	Heating Dry Bulb	10°F DB

Administrative and Support Areas

c)	Cooling dry bulb and coincident wet bulb	92°F DB/75°F WB

d)	Heating Dry Bulb	13°F DB

E.	Building Envelope Construction

1.	U Values (Btu/hr-ft²-°F)

	Walls – METAL FRAMED	0.048 (R-13 + R7.5 CI equivalent)
	Roof – ABOVE DECK	0.025 (R-40 CI equivalent)
	Glass (double glazed- FIXED)	0.33 max U Value ;
	Skylights (single glazed)	N/A

2.	Glass Solar Factors (SHGC)

	Glass	0.34 max
	Skylights	N/A

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Basis of Design

F.	Air Leakage Test

The building envelope will undergo a leakage test in accordance with ASTM E779 at a pressure differential of 0.3 inch water gauge with test threshold of a maximum 0.40 CFM/ft2 leakage rate.

G.	Redundancy

The outdoor air systems will have partial redundancy via multiple refrigeration circuits and/ or via multiple units manifolded together. Future tenant exhaust systems will also likely include manifolded pairs of exhaust fans.

The cooling tower will have partial redundancy by way of having two cells.

The condenser water loops (tower open loop and building closed loop) will share a common stand by pump.

The condenser water boilers will include partial redundancy by way of two boilers sized at 2/3 building capacity each.

No other mechanical system redundancy is planned.

H.	Indoor Design Criteria

INDOOR DESIGN CONDITIONS
Room Names or types	Indoor Conditions
	summer		winter
	Temp	relaTive humidity	temp	Relative Humidity
Café and Fitness	75.0 +/-3.0[o]F	70% max	70.0 +/-3.0[o]F	n/a
Kitchens	80.0 +/-5.0[o]F	75% max	70.0 +/-3.0[o]F	n/a
Office Areas and Support Areas	75.0 +/-3.0[o]F	70% max	70.0 +/-3.0[o]F	n/a
Lab Areas	72.0 +/-3.0˚F	60% max (50% design)	72.0 +/-3.0˚F	n/a
Lobbies & Corridors	78.0 +/-3.0[o]F	70% max	70.0 +/-3.0oF	n/a
Utility, EMR, and Mechanical Areas	80.0 +/-10.0oF	n/a	65.0 +/-10.0oF	n/a

Notes:

1.	No relative Humidity (RH) control is provided unless noted otherwise.
2.	Where temperature ranges are indicated, the system shall be capable of maintaining the indicated temperature the rooms where thermostats are located.

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Basis of Design

3.

Where relative humidity (RH) is listed with a maximum and minimum, the system shall be capable of maintaining a relative humidity condition within this range over the entire year.  Dehumidification control is provided for these spaces.

I.	Ventilation Criteria

VENTILATION CRITERIA
Room Name	Occupancy Type	Occupancy Density	Minimum Outside Air		Exhaust Air
	(Per 2015 IMC)	(people/1,000 sqft)	cfm/person	cfm/sqft	cfm	cfm/sqft
Labs	Special	Per owner	15	To meet pressures(0.03 in. w.c design for ORs; 50 CFM across doors for labs)	n/a	To meet pressures
Conference Rm	Conference Rm	50	5	0.06	n/a	n/a
Café	Dining	100	7.5	0.18	n/a	n/a
Offices	Office	5	5	0.06	n/a	n/a
Fitness	Health/ Weights	10	20	0.06	n/a	n/a
Break Rm	Office	5	5	0.06	n/a	n/a
Lobby	Lobby	10	5	0.06	n/a	n/a
Corridors	Corridor	n/a	n/a	0.06	n/a	n/a
Mail Room	Office	5	5	0.06	n/a	n/a
Storage Rooms	Warehouse	n/a	n/a	0.06	n/a	n/a
Mechanical Room	Warehouse	n/a	n/a	0.06	n/a	n/a
Data/I.T. Room	Warehouse	n/a	n/a	0.06	n/a	n/a
Telephone Room	Warehouse	n/a	n/a	0.06	n/a	n/a
Electrical Room	Warehouse	n/a	n/a	0.06	n/a
Elevator Machine Room	Warehouse	n/a	n/a	0.06	n/a	n/a
Janitor Closet	Unassigned	n/a	n/a	n/a	75 per mop sink	1
Restroom	Restroom	n/a	n/a	n/a	50/70 per fixture	2

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Basis of Design

VENTILATION CRITERIA
Room Name	Occupancy Type	Occupancy Density	Minimum Outside Air		Exhaust Air
Parking Garage	Enclosed Garage	n/a	n/a	n/a	n/a	0.75

Notes:

1.	Ventilation rates are based upon the 2015 International Mechanical Code.

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Basis of Design

J.	Occupant Heat Load Criteria

OCCUPANT HEAT GAIN CRITERIA
Room Name	Activity Level	Note
Cafe	1	1
Kitchen	3	1
Corridors	n/a	1
Lobby	n/a	1
Fitness	5	1
Mail Room	2	1
Offices	2	1
Common Area	2	1
Lab	2	1
Data/I.T. Room	n/a	1
Electrical Room	n/a	1
Elevator Machine Room	n/a	1
Janitor Closet	n/a	1
Mechanical Room	n/a	1
Toilet Rooms Public	n/a	1
Storage Rooms	n/a	1
Parking Garage	n/a	1

Notes:

1.	Activity level heat gain (btu/h) is defined as follows:

Level	Activity		Sensible		Latent
1	Seated, very light work		245		155
2	Office work	250		200
3	Sedentary work		275		275
4	Light work	275		475
5	Heavy Work	580		870

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Basis of Design

K.	Equipment and Lighting Heat gain criteria

EQUIPMENT AND LIGHTING HEAT GAIN CRITERIA
Room Name	Equipment Heat Gain		Lighting Heat Gain (Watts/Ft²)	Note
	Plug Load (Watts/Ft²)	Specific Equipment (Watts)
Cafe	2	0	1
Labs	6	n/a	1.2
Corridors	-	n/a	1.0
Lobby	0.5	n/a	2.0
Fitness	1.0	TBD	1.5
Mail Room	1.0	n/a	1.5
Offices	1.5	n/a	1.0
Common Area	1.0	n/a	1.5
Data/I.T. Room	80 w/sqft	n/a	1.5	1
Electrical Room	50 W/sqft	n/a	1.0	1
Elevator Machine Room	6.0	n/a	1.0	1
Janitor Closet	-	n/a	1.0
Mechanical Room	-	TBD	1.5
Toilet Rooms Public	-	n/a	1.5
Storage Rooms	-	n/a	1.0
Parking Garage	-	n/a	0.75

Notes:

1.	Final cooling load calculations shall be performed using data supplied by the manufacturer of the equipment within the room. The plug load listed is preliminary to serve as a basis of design.

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Basis of Design

L.	Airside System Design Standards

Equipment and terminal units shall be sized using the following criteria:

Service	Maximum velocity (FPM)

Relief or exhaust air louvers (Free area)	750 fpm
Outside air intake louvers (Free area)	500 fpm
Filters (AHU or duct mounted)	500 fpm (450 for 100% OA)
Heating coils	800 fpm
Cooling coils	550 fpm (450 for 100% OA)
Fan outlets	1500-3500 fpm

HVAC ductwork shall be sized using the following maximum velocity criteria:

System	Maximum velocity (FPM)

Constant volume air systems (CAV) – supply air	2000 fpm
Variable volume air systems (VAV) – supply air	2500 fpm
CAV and VAV systems – return air mains	1800 fpm

HVAC ductwork shall be sized using the following maximum friction loss criteria:

System	Friction loss

VAV supply air mains and risers	0.25 inch wc/100 ft
CAV supply air mains and risers	0.15 inch wc/100 ft
CAV return air mains and risers	0.1 inch wc/100 ft
Supply air duct downstream of VAV box	0.1 inch wc/100 ft

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Basis of Design

M.	Hydronic System Design Standards

Hydronic piping shall be sized using the following criteria:

HYDRONIC PIPE SIZING TABLE
Pipe size (in)	Maximum flow (GPM)	Maximum velocity (FPS)	Maximum pressure drop (ft wc/100ft pipe)
3/4	5	3.30	7.30
1	8	3.10	4.60
1-1/4	15	3.80	5.00
1-1/2	23	4.60	4.00
2	50	5.20	5.00
2-1/2	90	6.00	6.00
3	140	6.00	4.70
4	320	8.00	5.70
6	900	10.00	5.20
8	1,600	10.00	3.80

Notes:

1.	Mains sized at up to 15 FPS for variable flow systems based on operating at peak design conditions for less than 2000 hours per year (per ASHRAE).

II.HVAC System Description

A.	Introduction
1.

The HVAC system is designed to support the entire shell building as delineated in the architectural package. The garage is an open structure; therefore, no HVAC is planned for the garage. The core areas will be entirely fit out. Shell systems will be provided to accommodate the building fit out. Shell systems include a condenser water loop including risers with floor by floor connections to serve tenant heat pumps, central core water source heat pumps (sized for typical office use only) and treated outdoor air systems sized for 50-50 office/ lab fit out. Tenant exhaust air risers are planned but will be installed as part of the future tenant improvement (TI) projects.

2.

The HVAC system will consist of a central plant located in a Mechanical Room on the roof level.  This Mechanical Room will house the boilers, pumps, heat exchanger, etc. for the water source heat pump system.  The cooling tower will be located on the roof.  The condenser water piping will be routed from the roof mechanical room to a pair of central risers which will connect the core heat pumps as well as capped valved connections for future tenant heat pump equipment. The condenser loop will also be available for future tenant water cooled lab equipment.

3.	The building will be fit out with a combination of vertical and horizontal water source heat pumps per floor to accommodate the various tenant fit outs in the future.

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Basis of Design

4.	The lobby will be provided with a fully ducted 5 ton water source heat pump to be located above the first floor ceiling. The unit will also receive outdoor air via the fresh air risers.
5.

The building’s outdoor air will be pre-treated via multiple central 100% outdoor air packaged rooftop units (one unit as marked “office use” will have with a heat recovery section).  The units will be DX cooling and gas fired heat and will be rated to operate with variable air flow. These units will also provide proper building pressurization. Each of the units will be rated for 23,000 CFM. The units will be set up to supply neutral air to the building’s water source heat pumps as well as directly to some spaces such as toilet rooms and corridors. They will also provide shell building temporary freeze protection heating.

6.	The tenant areas will be provided with valved and capped condenser water connections for future tenant fit-out water source heat pumps.
7.	Core toilet rooms will be served by the 100% outdoor air systems.
8.	Cafe (kitchen) exhaust and make up air is planned to be via a roof mounted exhaust fan and make up air fan to be provided under the future café fit out work.
9.	The data rooms will be served by a ceiling mounted exhaust fan for heat removal of computer and switching equipment.
10.	The support spaces, including Fitness, Mail, Lobbies, etc…, will be served by horizontal, ceiling mounted water source heat pumps with distribution ductwork and air devices.
11.	The building will be provided with a direct digital automatic temperature control system. The system will be an open protocol web based system.
B.	Central water source heat pump plant
1.

A dual-cell, 600 ton cooling tower will be provided to cool the water source heat pump condenser loop.  The tower shall be roof mounted.  The cooling tower water piping shall be routed from the roof to the roof level main mechanical room.

2.

In order to provide heat to the water source heat pump loop, (2) natural gas fired, condensing type auxiliary boilers and pumps will be provided.  Each boiler shall be sized for 1,500 MBH output (each).

3.	The water source heat pump loop shall be provided with a 2000 GPM plate and frame heat exchanger and (3) 2000 GPM base mounted, end suction pumps.
4.	Two 8” condenser water risers with a 4” loop and (4) sets of 2 ½” valves at each floor level will be provided.
5.

A chemical treatment water system consisting of a corrosion inhibitor and biocides with a conductivity sensor and control panel will be provided for year round automatic cooling tower and water source heat pump condenser loop water treatment.  A side stream solids separator will be provided for the cooling tower loop.

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Basis of Design

6.	Provide vent flue and combustion air intake systems for the auxiliary boiler with sidewall terminations. Flues and intakes shall be PVC or other material as allowed by the boiler manufacturer.
C.	Air Distribution Systems
1.

The entire building will be air-conditioned via water source heat pumps. The fitness center will be a horizontal unit. Tenant fit out will be via new heat pumps to be either floor or above ceiling mounted in the tenant spaces. Each unit shall be a ducted system including supply, return and outdoor air ductwork (where required), air devices, volume dampers, etc… for a complete and operable system.  Console type water source heat pumps shall be provided for entries vestibule.  The heat pumps shall be as manufactured by Mc Quay or approved equal with R-410a refrigerant.  Heat pump sizes shall be as follows:

Area Served	Floor	Qty.	Tonnage (Each)	Type
Entry Vestibule	First	1	1.0	Console
Lobby	First	1	5.0	Vertical
Fitness	First	1	5.0	Horizontal
Maintenance	First	2	2	Horizontal
EMR or shaft	1st	4	2.0	Console

2.

Ventilation for the building will be provided via multiple 100% packaged outdoor air rooftop units (one with wheel type heat recovery section).  The unit will include an exhaust fan section to capture the heat from common exhaust.  Four units each sized for 23,000 CFM shall be provided.

3.

Each supply air shaft penetration shall be provided with a combination fire/smoke damper. Exhaust shaft penetrations shall be provided with sub-duct arrangements or with combination fire/ smoke dampers at each penetration.

4.	Public toilet rooms shall be provided with a roof mounted centrifugal exhaust fan with associated ductwork, air devices, volume dampers, etc… Exhaust fans shall be sized for 5,000 CFM.
5.	Provide the roof mechanical room with a temperature controlled ventilation system sized for 2,000 CFM.
6.	Provide a 1,000 CFM general exhaust system for the loading dock/ maintenance area.
7.	Provide (6) horizontally mounted 20 feet throw Air Pear fans in the Fitness Center.
8.	Provide each elevator shaft with a 6” round exhaust vent for venting hydraulic machine vent to the outside.
9.	Provide each elevator shaft with a temperature controlled 6 ft2 relief lover with motor operated damper.

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10.	The building generator will be gas fired and located on grade – no exhaust piping extension is planned.
11.	The parking garage shall be open air and therefore will not require mechanical ventilation.
12.

Square supply air devices in common and public areas shall be Titus Model TDC, louvered face with opposed blade dampers.  Air devices shall be steel except in Kitchen and Shower areas where they shall be aluminum.

13.

Return air devices in common and public areas shall be Titus Model 350F linear bar type devices with opposed blade dampers.  Exhaust air devices shall be the same except without the opposed blade damper.  Air devices shall be steel except in Shower areas where they shall be aluminum.

D.	Supplemental Areas
1.

The mechanical, electrical and elevator machine rooms will be conditioned using a water source heat pump located in the areas served for adjacent to the areas served where the equipment cannot be located in the space by Code.

2.	Provide a non-heated air curtain over each loading dock door.
3.	Recessed wall and/or ceiling cabinet unit heaters shall be provided at entries, vestibules and in stair towers to offset infiltration heat loss at doors.
E.	Controls
1.

A direct digital control system (DDC) shall be implemented for the central plant including the cooling tower, pumps, common/public space HVAC equipment and ventilation units.  The DDC system shall include graphics. The main network panel shall be equivalent to an FX80 planned for expansion to include future tenant fit out work.

2.

Common area outdoor air units shall be provided with Bacnet communication cards to communicate to the Bacnet DDC system.  Unit temperature controls shall include discharge air control as well as variable airflow.

3.

Individual ducted water source heat pumps shall be provide with Bacnet communication cards to communicate to the main building Bacnet system. Each system whall be provide with a space temperature sensor.

4.	Provide the lobby with a CO2 space monitor to modulate outdoor airflow form the DOAS units to the return side of the heat pump.
5.	The ventilation unit control shall include return or exhaust air control as well as discharge air static pressure control.
6.	Each individual controller is independent and if it fails or is removed it will not affect the operation of other controllers on the system.

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7.

Provide two (2) DDC system work stations with graphic software at locations to be directed by the owner. The system will also be required to have a modem or Ethernet connection for off site connection.

8.	Provide alarm connections for all common and public space HVAC systems.
9.	The air moving system controllers will also be connected to the fire alarm system. The fire alarm system will over ride the BMS control when the fire alarm system goes into alarm.
10.

Each water source heat pump serving a common or public space will be provided with a stand alone electronic controller which shall control the fans and the temperature of the space served. The controller will be mounted adjacent to the unit. The controller will also monitor the status of the fans and the temperature of the space.

11.

The BMS control system will have the ability to monitor and gather data from the main HVAC systems including the central plant and the ventilation units. The control system can be programmed now or in the future to use this information to save energy through control strategies above and beyond the minimum required to control space temperature.

F.	Materials Matrix

System	Piping	Fittings	Isolation valves	Check valves
Condenser Water (Over 4”)	CUL or Sch 40 Steel	Wrought copper - Propress or Victaulic	BA-1 or BF-1	CV-1
Condenser Water (Up to 4”)	PVC – Sch 80	Sch 40 PVC - Glued	BA-1	CV-2/CV-3
Heating hot water (Up to 4”)	CUL	Wrought copper - Propress	BA-1	CV-1

Notes:

1.	For piping, fittings and valve specifications, see section III, HVAC Methods and Materials.

System	Ductwork	Fittings
HVAC supply, return and general exhaust	Galvanized sheet metal	Galvanized with S&D, TDC or Ductmate joints

Notes:

1.For ductwork and fitting specifications see section III, HVAC Methods and Materials.

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III.HVAC Methods and Materials

A.	General
1.	The mechanical systems will be designed and installed in accordance with the 2015 International Mechanical Code (IMC) including any state or Montgomery County amendments.
2.	All permits (fees by owner), and inspections will be obtained as required by all legal authorities of work included in these documents.
3.	All materials and equipment will be new and will be installed in accordance with industry standards.
4.

Submittals will be prepared for all materials and equipment indicating performance data, catalog information, installation details, etc.  In addition, some areas will be detailed on shop drawings and used for coordination.  All submittals and shop drawings will be reviewed and approved by the design engineer.

5.

At the completion of the work, one bound set and 2 disks of operations and maintenance manuals will be provided.  These manuals will include equipment performance data, installation details, maintenance and service instructions, parts lists, wiring and controls diagrams.

6.

A set of mechanical drawings will be maintained at the job site during construction.  These drawings will be kept up to date with all changes and deviations and will be used to prepare a set of record drawings, which will be provided at the end of the project.

7.	Coordination will take place with other trades during construction. Any interferences found due to other trades will be brought to the attention of the general contractor or construction manager.
8.

Upon completion of the work, and at all times (every day) during the installation, rubbish and debris resulting from the scope of this work will be removed to a location on site provided by the general contractor and the area will be left in a neat, clean and acceptable condition.

9.

All equipment and materials furnished and installed under this scope of work will be guaranteed to be free from defects of materials and workmanship for a period of one year after the date of equipment start-up.

10.

Any openings required through structural walls, floors and roofs will be identified on block out drawings and provided to the general contractor. All forming, cutting and framing to these openings will be by the general contractor.

11.	Architectural access doors required in ceilings and walls will be provided and installed by the General Contractor.
12.

Pipe sleeves will be provided where piping passes through walls and floors.  Sleeves will be 18 gauge galvanized steel for walls and steel pipe for floors.  Fire stop will be provided where the floor or walls are fire rated.  Sleeves will be extended 2 inches above the floor in “wet” areas.

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B.	Materials
1.	Supports And Anchors
(a)

Single pipe hangers will be malleable iron or carbon steel, adjustable swivel, split ring for pipe sizes up to 1-1/2 inches and carbon steel, adjustable clevis hangers for pipe sizes 2 inches and over.

(b)

Multiple or trapeze hangers will be unistrut steel channels with unistrut clamps and all-thread hanger rods and double nuts.  Where required, unistrut channels may be replaced with structural steel channels or I-beams to meet structural loading.

(c)	Wall supports will be unistrut bolted to the wall with unistrut pipe clamps for pipe sizes up to 3 inches and welded steel brackets and steel clamps for pipe sizes greater than 4 inches.
(d)	Vertical pipe will be supported with steel riser clamps for steel pipe and copper riser clamps for copper pipe.
(e)	Pre-fabricated pipe inserts and shields will be used for pipes sizes over 2 inches.
(f)	Horizontal pipe will be supported with the minimum spacing:

Pipe Size (In.)	Copper Pipe (Ft.)	Steel Pipe (Ft.)	Hanger Diameter (In.)
½”	6’	6’	3⁄8”
¾” to 1”	6’	8’	3⁄8”
1-½” to 1-½”	6’	10’	3⁄8”
2”	10’	10’	3⁄8”
2-½” to 4”	10’	10’	½”
6” to 8”		10’	5⁄8”
10” to 12”		14’	7⁄8”

(g)	All piping will be braced in accordance with SMACNA standards for the appropriate seismic hazard level.
(h)	Drill-in expansion bolts will be used to support piping from concrete structures.
2.	Mechanical Identification
(a)

All major equipment will be identified with a laminated plastic nameplate with engraved white letters on a black background. Equipment to be identified will include air handling units, chillers, pumps, fan coil units, boilers, etc.

(b)	All exposed piping in equipment rooms, tunnels and service chases will be identified with adhesive pipe markers showing the service and arrow bands for direction of flow per ANSI color standard.

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(c)	Main valves in equipment rooms will be identified with brass tags attached by chain.
(d)	A valve chart will be provided indicating the system and service of each valve identified in Para B.2.(c).
3.	Vibration Isolation And Seismic Restraints
(a)	Vibration isolation will be provided internally on all air handling unit fans and exhaust fans.
(b)	All inertial bases will be concrete filled. The concrete will be provided by the general contractor.
(c)

All equipment mounted on spring isolation will be connected to the piping or ductwork with flexible connectors. Piping connectors will be EPDM, twin sphere rated for 145 PSIG at 250ºF or steel braided flexible pipe connectors.

(d)	Rooftop equipment is planned to be installed on raised concrete pads installed on structural roof dunnage.
4.	Mechanical Insulation
(a)

Pipe insulation will be provided on all heating water and exterior cooling tower (condenser water) piping.  The insulation will be glass fiber with a k-factor of 0.24 at 75ºF, non-combustible, with a service temperature range of -20ºF to 450ºF.

(b)

An all service jacket with integral vapor barrier consisting of white kraft paper with foil face and sealed joints will be used on low temperature services. Fitting covers will be PVC one-piece, pre-molded type.

(c)	All insulated exterior piping will be covered with 0.006 inch thick corrugated aluminum jacket.
(d)	Pipe insulation thickness will be as follows:

System	Temperature Range (F)	Insulation Thickness (in.) for Nominal Pipe Sizes
		< 1”	1-¼” to 2”	2-½” to 4”	6”	8” and up
Cooling Tower (Exterior Condenser Water)	40-60	1”	1”	1”	1”	1”
Heating Water	140-200	1-½”	1-½”	1-½”	1-½”	1-½”

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(e)

Supply and return ductwork located will be insulated with flexible glass fiber duct wrap, 1 inch thick, 3/4 lb/cu.ft. density. The duct wrap will have a foil faced vapor barrier and will be secured to the ductwork.  Return ductwork located in a return plenum will not be insulated unless required for acoustic attenuation.

(f)

Standard duct liner will be provided for the first 15 feet of ductwork connected to air distribution systems.  The liner will be flexible type with a smooth fire-resistant surface with thickness as shown on the plans.  Mechanical fasteners will be used for ducts exceeding 24" in height or width.

5.	Hydronic Piping And Valves
(a)	This specification applies to heating water and condenser water.
(b)	Copper pipe sizes up to 4 inch (CUL): Victaulic fittings with steel pipe, ASTM A53, standard weight with grooved ends.
(c)	Copper pipe sizes up to 2-1/2” (CUL): Copper pipe, ASTM B88, Type L, hard drawn with Propress fittings. Joints will be made using the Propress compression tool.
(d)	Unions will be installed where threaded equipment or valves require removal.
(e)	Ball valves (BA-1): Up to 2-1/2 inch, 150 PSI WOG, bronze body, two piece, full port, stainless steel trim, Teflon seats, lever handle, ProPress, threaded or soldered connections.
(f)	Butterfly valves (BF-1): 2-1/2 inch and up, iron body, aluminum-bronze disc, EPDM seals, 200 PSI working pressure, lug or grooved ends. Lever handle up to 6 inch, gear operator 8 inch and over.
(g)	Check valves (CV-1): Up to 2 inch, Class 125 bronze body, horizontal swing, y-pattern, threaded, grooved, Propress or soldered ends.
(h)	Check valves (CV-2): Over 2 inch, Class 125 iron body, horizontal swing, flanged, grooved or Propress ends, bolted bonnet.
(i)	Check valves on pump discharge (CV-3): Iron body, bronze trim, stainless steel spring actuated globe style non-slam valve, flanged or grooved ends.
(j)

Strainers: Up to 2 inch, iron body, 125 PSI working pressure, y-pattern with 1/32 inch stainless steel perforated screen.  Over 2 inch, iron body, 125 PSI working pressure, y-pattern with 1/8 inch stainless steel perforated screen.   Ends to be flanged, grooved or Propress.

(k)	Dielectric Couplings: Up to 2 inch, threaded couplings or dielectric unions will be provided where dissimilar metals are connected. Over 2 inch, flanges with suitable gaskets will be used.

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6.	Ductwork
(a)

Galvanized steel ductwork, lock forming quality having zinc coating of 1.25 oz per s.f. for each side in conformance with ASTM A90. Ductwork will be round, flat oval or rectangular, fabricated and supported in accordance with SMACNA duct construction standards.  Duct material, gauges, reinforcing and sealing will be provided for the operating pressures indicated. Exposed ductwork will be required to be spiral.

(b)	Duct joints will be sealed with a non-hardening, water resistant, fire resistive compound.
(c)

For connection to diffusers and grilles, ductwork will be flexible, mylar lined, 1-1/2 inch thick, glass fiber with helically wound steel spring. Connect with draw band and duct tape.  The flexible ductwork maximum length will be 7 feet.

(d)

Volume control dampers will be provided at all branch ductwork to diffusers and grilles.  Dampers will be single blade in all round ductwork, 16 gauge galvanized steel, with locking and indicating quadrants.  Dampers in rectangular ductwork greater than 10" x 30" will be multiple-blade, opposed blade pattern.

(e)

Combination fire smoke dampers will be located where ducts passing through rated walls, floors or ceilings require these assemblies.  The dampers will be fabricated in accordance with NFPA 90A and UL 555.

C.	Execution
1.	Pipe Pressure Testing
(a)

All factory equipment, control devices and instruments will be removed from the piping system or isolated prior to the pressure tests. All hydronic piping will be hydrostatically tested to one and a half times the maximum operating pressure for a duration of 2 hours.

2.	Air And Water Balancing
(a)	Air distribution systems will be balanced to within ± 10% of the quantities shown on the plans.
(b)	Filters will be in place for balancing.
(c)	Sheaves and pulleys will be adjusted to provide the maximum required airflow at air handling fans. All other adjustments will be made through volume control dampers.
(d)	Hydronic systems will be balanced to within ± 10% of the quantities shown on the plans.
(e)	Both the air and water balancing will be performed under the supervision of a NEBB or AABC certified Testing, Balancing and Adjusting Supervisor.
(f)	An air and water balance report using NEBB or AABC forms will be provided upon completion of the balancing work.

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3.	Commissioning
(a)	A third party commissioning agent will be hired by the owner.
(b)	Mechanical systems shall be started up and provided with a complete commissioning report.
(c)	Contractor shall meet with the commissioning agent on a weekly basis during the last 6 months of the project and provide commissioning team support.
(d)	Commissioning shall include a pre-functional test sheet for each piece of equipment to include confirmation of the correct installation of each piece of equipment.
(e)	The commissioning report shall also include a functional test report for each piece of equipment.
(f)	The commissioning report shall be submitted as an electronic pdf as well as one hard copy.

IV.Plumbing (Domestic) Performance Criteria

A.	Intent

The performance criteria is intended to define the level of performance of the domestic plumbing system.  The parameters used herein shall form the basis of the domestic and laboratory plumbing system design, equipment selection and system sizing.

B.	General Project Description

The project includes a new five story shell building including a four level garage as delineated in the architectural package.

The building is planned to accommodate multiple lab/ office tenants with a 50-50 mix of office to lab area.

The project will be LEED certified (Silver minimum). Provide LEED documentation in accordance with the LEED scorecard.

C.	Codes and Standards

The engineering calculations are based on the latest recommendations of the following codes and standards and good engineering practices consistent with industry practice.

The codes applicable to the design are as follows:

• 2015 International Building Code

• 2015 International Plumbing Code with WSSC amendments

• Latest National Fire Protection Association (NFPA)

The standards applicable to the design are as follows:

• Americans with Disabilities Act (ADA)

• American Gas Association (AGA)

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• American Society of Sanitary Engineers (ASSE)

• American Water Works Association (AWWA)

• National Sanitation Foundation (NSF)

• Plumbing and Drainage Institute (PDI)

D.	Equipment Sizing Criteria
1.	Domestic Water System
(a)	Pipe sizing shall be based on a maximum velocity of 8 fps for domestic hot and cold water supply and 4 fps for domestic hot water return.
(b)	The system shall be designed to maintain a pressure of 40 psig at the most remote fixture based on an incoming pressure of 80 psig.
(c)	Maximum pressure drop of 5 psi/100ft.
2.	Storm Drainage System
(a)	Roof and overflow drainage system – both internally piped. Overflow to terminate above grade. Storm water to pipe to two site utility 15” connections at rear of building.
(b)	Garage storm water system for upper floor. Piping to terminate a single site utility connection.
3.	Sanitary, Lab Waste and Vent
(a)	The building sanitary waste and vent system will be sized based on the Plumbing Code.
(b)	Lab waste shall be routed to a single exterior WSSC monitor port. No house waste neutralization system is planned.
(c)	Lower levels of garage to be routed to sanitary via solid and oil interceptors.
4.	Natural Gas
(a)	Natural gas piping will be sized based on the International Fuel Gas Code.
(b)	The gas pressure entering the building is assumed to be 2 psig.

V.Plumbing System Description

A.	Introduction
1.

The plumbing system is designed to support the entire shell building including garage as delineated in the architectural package.  The core areas will be entirely fit out. Shell systems will be provided to accommodate the building fit out. Shell systems include potable and non-potable risers, sanitary, vent and lab waste risers for future tenant connections.

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2.

The plumbing system design shall include underground sanitary, storm water, domestic water and hot water systems.  The systems will be extended to provide service to equipment and fixtures as required.  The design shall include plumbing fixtures for common toilet rooms and miscellaneous areas.

3.	A duplex variable speed controlled domestic water booster pump package will be planned and shall be verified with the results of the water flow test.
4.

A fire protection service including a complete wet pipe sprinkler system and standpipes for stair towers shall be provided.  A 1,000 GPM fire pump package will be provided and shall be verified with the results of the water flow test.

B.	Domestic Water
1.	Provide an 8” combined fire/domestic water service with backflow prevention device.
2.

The water services shall extend from the main water valve closet to 5 feet outside of the building where it will connect to the incoming water service line.  The domestic water service system shall be extended from fixtures and appliances requiring connection to a point within the main mechanical room.  Each line shall be provided with Code required backflow prevention to prevent possible contamination of potable water supply through back siphonage.  Incoming fire/domestic water services shall be sized as follows:

3.	Provide 3” potable and non-potable cold water main risers – two total – for future tenant connection.
4.

Pending the results of a flow test, a domestic water booster pump package will be designed to maintain pressure throughout building.  For budgeting purposes, the booster pump shall be a 250 GPM, 45 PSIG duplex system with (2) 15 horsepower motors and a 100 gallon expansion tank.  Provide the system complete with control panel and variable speed drives.

5.	Branch piping will be provided to serve plumbing fixtures and equipment as necessary.
6.

Provide a high efficiency, electric, 50 gallon, 6.5 KW, storage tank type domestic water heater and expansion tank with distribution piping to provide domestic hot water to the core toilet rooms. Water heater is to be located in the roof mechanical room. Provide a hot water circulation system.

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7.

The lab and office areas are future spaces that will be fit-out by the tenant.  Provide a valved and capped 1 1/2” cold water and lab water tap at two points on each floor future space for the tenant’s use.

8.	Provide make-up water connection with backflow preventers to the boiler, cooling tower and condenser water systems.
9.	Wall hydrants shall be provided on each elevation of each building as well as at one location on the roof for maintenance of the property. Backflow devices shall be integral with the wall hydrant.
C.	Sanitary, lab waste and Vent
1.	Provide an 8” sanitary service connected to a single site utility connection. Provide an outdoor WSSC monito port at the main effluent lab waste.
2.	The combined sanitary line shall extend to 5 feet outside of the building where it will connect to incoming site sanitary lines.
3.	The lowest level of the garage shall be served by a duplex sewage ejector pump package with a 50 GPM, 25 feet of head capacity.
4.	The sanitary systems will be extended to provide service to fixtures and equipment where required.
5.	Provide new sanitary and lab waste vents through the roof.
6.	Provide sanitary and lab waste risers at two points in the building for future tenant connection with 4” capped stubs at each floor for each system.
D.	Storm Drainage
1.	Roof drainage shall be routed inside the building and piped to a collection point on the rear of the building.
2.

Condensate drains will be collected from the new air handling equipment and routed to the piped storm system. Provide two 4” condensate main risers with capped connections at each floor for future tenant WSHP condensate collection.

3.	Drains shall be provided for the upper level of the garage and also piped to the storm system.
4.

The elevator pits shall each be provided with a submersible pump and control systems capable of pumping water while containing oil.  Elevator sump pumps shall be Federal Oil Minder with 50 GPM capacity for each elevator cab or approved equal.

5.	Provide a 2” express drain connected to the underground storm water system in each stair.

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E.	Natural Gas
1.

Natural gas piping will be provided to the boiler room and connected to the two heating water boilers. Provide Washington Gas coordination for meter installation. The manifold shall include space for a future restaurant gas meter.

2.	Provide 2 psig pressure gas main services to two buildings as follows:
F.	Materials Matrix

System	Piping	Fittings	Isolation valves	Check valves
Domestic water (2” and under)	CUL/CPVC	Press, Solder, Socket, adhesive	Ball	Swing
Domestic water (Over 2”)	CUL	Wrought copper	Ball	Swing
Sanitary Waste and Vent (Below ground)	PVC40	Socket, adhesive
Sanitary Waste and Vent (Above ground)	PVC40	Socket, adhesive
Lab Waste and Vent (Below ground)	Enfield	Electrofusion
Lab Waste and Vent (Above ground)	Enfield – Plenum Line	Mechanical Joint
Condensate Drainage (Above ground)	PVC40	Socket, adhesive

Notes:

1.	For piping, fittings and valve specifications see section III, HVAC Methods and Materials.

VI.Plumbing (Domestic) Methods and Materials

A.	General
1.	The domestic plumbing systems will be designed and installed in accordance with the Plumbing Code including local amendments.
2.	All permits (fees by owner), and inspections will be obtained as required by all legal authorities of work included in these documents.
3.	All materials and equipment will be new and will be installed in accordance with industry standards.

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4.

Submittals will be prepared for all materials and equipment indicating performance data, catalog information, installation details, etc.  In addition, some areas will be detailed on shop drawings and used for coordination.  All submittals and shop drawings will be reviewed and approved by the design engineer.

5.

At the completion of the work, one bound set and two electronic disks with pdf files of operations and maintenance manuals will be provided.  These manuals will include equipment performance data, installation details, maintenance and service instructions, parts lists, wiring and controls diagrams.

6.

A set of plumbing drawings will be maintained at the job site during construction.  These drawings will be kept up to date with all changes and deviations and will be used to prepare a set of record drawings, which will be provided at the end of the project.

7.	Coordination will take place with other trades during construction. Any interferences found due to other trades will be brought to the attention of the general contractor or construction manager.
8.

Upon completion of the work, and at times during the installation (every day), rubbish and debris resulting from the scope of this work will be removed to a location on site provided by the general contractor and the area will be left in a neat, clean and acceptable condition.

9.

All equipment and materials furnished and installed under this scope of work will be guaranteed to be free from defects of materials and workmanship for a period of one year after the date of equipment start-up.

10.

Any openings required through structural walls, floors and roofs will be identified on block out drawings and provided to the general contractor. All forming, cutting and framing to these openings will be by the general contractor.  Provide fire proofing at all fire rated partition penetrations.

11.	Architectural access doors required in ceilings and walls will be provided under this Division and installed by the General Contractor.
12.

Pipe sleeves will be provided where piping passes through walls and floors.  Sleeves will be 18 gauge galvanized steel for walls and steel pipe for floors.  Fire stop will be provided where the floor or walls are fire rated.  Sleeves will be extended 2 inches above the floor in “wet” areas.

B.	Materials
1.	Supports and Anchors
(a)

Single pipe hangers will be malleable iron or carbon steel, adjustable swivel, split ring for pipe sizes up to 1-1/2 inches and carbon steel, adjustable clevis hangers for pipe sizes 2 inches and over.

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(b)

Multiple or trapeze hangers will be unistrut steel channels with unistrut clamps and all-thread hanger rods and double nuts.  Where required, unistrut channels may be replaced with structural steel channels or I-beams to meet structural loading.

(c)	Wall supports will be unistrut bolted to the wall with unistrut pipe clamps for pipe sizes up to 3 inches and welded steel brackets and steel clamps for pipe sizes greater than 4 inches.
(d)	Vertical pipe will be supported with steel riser clamps for steel pipe and copper riser clamps for copper pipe.
(e)	Horizontal pipe will be supported with the minimum spacing:

Pipe Size (In.)	Copper Pipe (Ft.)	Steel Pipe (Ft.)	Hanger Diameter (In.)
½”	6’	6’	3⁄8”
¾” to 1”	6’	8’	3⁄8”
1-½” to 1-½”	6’	10’	3⁄8”
2”	10’	10’	3⁄8”
2-½” to 4”	10’	10’	½”
6” to 8”		10’	5⁄8”

(f)	All piping will be sway braced for the appropriate seismic hazard level.
(g)	Drill-in expansion bolts will be used to support piping from concrete structures. Low velocity shot pin fasteners will also be used where permitted by the structural engineer.
2.	Equipment and piping Identification
(a)

All major equipment will be identified with a laminated plastic nameplate with engraved white letters on a black background. Equipment to be identified will include water heaters, sump pumps, sewage ejector, tanks, etc.

(b)	All exposed piping in equipment rooms, tunnels and service chases will be identified with adhesive pipe markers showing the service and arrow bands for direction of flow.
(c)	Main valves in equipment rooms will be identified with brass tags attached by chain.
(d)	A valve chart will be provided indicating the system and service of each valve identified in Para B.2.(c).
3.	Mechanical Insulation and Heat Trace
(a)

Pipe insulation will be provided on domestic hot water piping, domestic hot water re-circulating and domestic cold water piping mains.  The insulation will be glass fiber with a k-factor of 0.24 at 75ºF, non-combustible, with a service temperature range of -20ºF to 450ºF.

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(b)

An all service jacket with integral vapor barrier consisting of white kraft paper with foil face and sealed joints will be used on low temperature services. Fitting covers will be PVC one-piece, pre-molded type.

(c)	All insulated exterior piping will be covered with 0.006 inch thick corrugated aluminum jacket.
(d)	Provide heat trace with self-contained controls sized for 7.5 W/ft2 for exterior water piping such as mechanical equipment make up water.
(e)	Pipe insulation thickness will be as follows:

System	Temperature Range (F)	Insulation Thickness (in.) for Nominal Pipe Sizes
		< 1”	1-¼” to 2”	2-½” to 4”	6”
Domestic Hot Water and Hot Water Re-circulating	Above 105	1”	1”	1”	1”
Domestic Cold Water (Outdoors)	Below 32	½”	1”	1”	1”

4.	Domestic hot and cold water piping and valves
(a)	Copper pipe sizes over 2 inch (CUL): Copper pipe, ASTM B88, Type L, hard drawn with ANSI/ASME B16.29 wrought copper fittings. Joints to be Victaulic or ProPress.
(b)	Copper pipe sizes up to 2” inch (PVC/CPVC): Schedule 40 PVCr pipe. Joints will be made with PVC adhesive.
(c)	Unions will be installed where threaded equipment or valves require removal.
(d)	Ball valves (BA-1): Up to 2-1/2 inch, 150 PSI WOG, bronze body two piece, full port, stainless steel body and trim, Teflon seats, lever handle, threaded, Propress or soldered connections.
(e)	Ball valves (BA-2): Up to 2-1/2 inch, 150 PSI WOG, PVC body two piece, Teflon seats, lever handle, PVC connections.
(f)	Butterfly valves (BF-1): 2-1/2 inch and up, iron body, aluminum-bronze disc, EPDM seals, 200 PSI working pressure, lug or grooved ends. Lever handle up to 6 inch, gear operator 8 inch and over.
(g)	Check valves (CV-1): Up to 2 inch, Class 125 bronze body, horizontal swing, ypattern,threaded, Propress or soldered ends.
(h)	Check valves (CV-2): Over 2 inch, Class 125 iron body, horizontal swing, flanged, grooved or Propress ends, bolted bonnet.
(i)	Check valves on pump discharge (CV-3): Iron body, bronze trim, stainless steel spring actuated globe style non-slam valve, flanged or grooved ends.

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Basis of Design

(j)

Strainers: Up to 2 inch, iron body, 125 PSI working pressure, y-pattern with 1/32 inch stainless steel perforated screen.  Over 2 inch, iron body, 125 PSI working pressure, y-pattern with 1/8 inch stainless steel perforated screen.

(k)	Dielectric Couplings: Up to 2 inch, threaded couplings or dielectric unions will be provided where dissimilar metals are connected. Over 2 inch, flanges with suitable gaskets will be used.
5.	Condensate drain piping
(a)	PVC pipe sizes up to 3 inch (PVC): Schedule 40 PVC pipe, with PVC fittings
6.	Sanitary Soil, Waste and Vent piping
(a)	Pipe and fittings above and below ground (PVC40): ASTM D2665-85a Schedule 40 PVC piping with socket fittings and adhesive joints.
C.	Execution
1.	Pitch: Horizontal sanitary and drain piping shall be run at a uniform grade of 1/8” per foot for pipe sizes 4” and larger, and ¼” per foot for pipe sizes 3” and less, unless noted otherwise.
2.

Water piping within walls and rough-ins for fixtures and equipment: Copper plated steel support system clamped to piping and secured to building construction so that pipes cannot be displaced. Hot water piping insulation with standard jackets, with or without vapor barrier, factory applied or field applied. Fittings, joints and valves shall be insulated with like material and thickness as adjoining pipe.

3.

Waste and vent piping within walls and rough-ins for fixtures and equipment: Copper plated steel support system for copper DWV piping or galvanized steel support system for cast iron or galvanized piping. Supports to piping and building construction shall be secured so that pipes cannot be displaced. Felt strip isolation shall be provided between dissimilar metals.

4.	Unions and flanges: On piping to inlet and outlet of all apparatus and equipment to facilitate removal of equipment.
5.

Water hammer arrestors: Water hammer arrestors shall be installed at all quick closing valves such as flush valves, foot control valves, float valves, solenoid valves, etc. Water hammer arrestors shall be sized and located as recommended by PDI manual WH 201.

6.	Cleanouts shall be provided and installed per the code.
7.	Pipe Pressure Testing
(a)

Domestic water piping: All factory equipment, control devices and instruments will be removed from the piping system or isolated prior to the pressure tests. All domestic hot and cold piping will be hydrostatically tested to a test pressure of one and one half times the maximum operating pressure of the system for a duration of 2 hours.

(b)

Sanitary and vent piping: All above ground piping will be tested hydrostatically by closing all openings in the piping system, except the highest opening above the roof, and by filling the system to the point of overflowing. The pressure exerted on the system shall be no less than 10 ft of water column.

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Basis of Design

VII.Electrical Systems Description

A.	Intent

This performance criteria is intended to define the level of performance of the electrical system. The parameters used herein will form the basis of the electrical system design, equipment selection and system sizing.

B.	General Project Desription

The project includes a new five story shell building including a four level garage as delineated in the architectural package.

The building is planned to accommodate multiple lab/ office tenants with a 50-50 mix of office to lab area.

The project will be LEED certified (Silver minimum). Provide LEED documentation in accordance with the LEED scorecard.

C.	Codes and Standards

The engineering calculations are based on the latest recommendations of ASHRAE, Article 220 of the National Electrical Code (NEC) and good engineering practices consistent with industry standards.

The codes applicable to the design are as follows:

•	2015 International Building Code
•	2015 International Energy Conservation Code
•	2015 International Fire Code with State of Maryland Amendments
•	2014 National Electric Code
•	Montgomery County Code Amendments
•	NC LEED Standards – LEED Silver or Gold

The standards applicable to the design are as follows:

•	Illuminating Engineering Society (IES)
•	Institute of Electrical and Electronics Engineers (IEEE)

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Basis of Design

D.	Project Overview

The electrical systems are designed to support the entire shell building including garage as delineated in the architectural package.  The core areas will be entirely fit out. Shell systems will be provided to accommodate the building fit out. Shell systems include normal power (20 W/ft2), stand by power systems (3 W/ft2), an addressable fire alarm system with expansion capability for tenant fit out work and data/ phone floor to floor wire management system to accommodate tenant fit out without requiring access to other tenant spaces. Systems sized for 50-50 office/ lab fit out. Tenant power risers are planned along with space for tenant panel boards and transformers.

A main electrical service will be provided by Pepco pad mounted transformer with service entrance switchboards centrally located in the first level main electric room.

A diesel generator will be provided to supply standby power to life safety systems and optional standby loads.  Generator automatic transfer switches and emergency distribution equipment will be centrally located in the first floor main electrical room.

Lighting fixtures will be provided throughout all core areas of the building as well as the garage and will be energy efficient LED type. Stumble and egress lighting will be provided in the future tenant spaces. Automatic lighting controls using occupancy sensors and electronic time centers will be provided to control lighting in public corridors, lobbies, office areas, parking garages, storage rooms, utility rooms and other similar use rooms. A fire alarm system will be provided throughout the building with a central control and annunciator panel located in the main lobby.

E.	Power Distribution

The building will be supplied by one 277/480 volts service from a Pepco pad mounted transformers. 2 separate utility transformers will be provided with a 12 way ductbank from each to 2 separate service entrance switchboards.

The building switchboard will consist of the following:

4000A – 480Y/277 volt Switchboard: CT Section with Pepco meter, 4000A main breaker with GFP and feeder breakers for future tenants.

3000A – 480Y/277 volt Switchboard: CT Section with Pepco meter, 3000A main breaker with GFP and feeder breakers for future tenants and common area power.

A 1000A breaker will be provided in the 3000A switchboard to feed a 1000A automatic transfer switch for emergency power.  A separate 225A breaker will be provided in the 3000A switchboard to feed a 225A automatic transfer switch for life safety loads.

A 75 KVA step down dry type transformer will be provided for all house 208Y/120 volt loads.  Additional transformers will be provided by the future tenants.

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Basis of Design

A short circuit study, coordination study and arc-flash hazard analysis will be provided by the contractor as part of the entire electrical distribution system equipment installation. This study will assure that all overcurrent protective devices throughout the complex are coordinated to isolate any faults occurring in the power system and localize associated outages. The arc-flash hazard analysis will be prepared in accordance with the requirements set forth in NFPA 70E-Standard for Electrical Safety in the Workplace. The arc-flash hazard analysis will be performed according to the IEEE 1584 equations that are presented in NFPA 70E-2004, Annex D. The contractor will provide arc-flash labels on all electrical switchboards, panel boards and safety switches in the various buildings. Each label will indicate the flash protection boundary, risk category, working clearance and level of personnel protection equipment (PPE) required while performing maintenance.

F.	Standby Generator (emergency)

A 277/480 volt 700kW diesel generator with skid mounted fuel storage tank sized for 48 hour run time will be located outside on grade next to the Pepco transformer to provide standby power. A remote generator annunciator panel will be provided in the main electric room and be NFPA 110 compliant.  A 1000A and 225A breaker will be provided on the output of the generator to feed 2 separate automatic transfer switches in main electrical room.

ATS-1 - 1000 ampere, 480Y/277 volts: tenant emergency power.

ATS-2 – 225 ampere, 480Y/277 volts; building wide life safety loads which includes lighting, fire alarm, security, and single elevator.

G.	Lighting

Lighting fixtures in the parking, public and common areas will be LED type.

Lighting controls in the toilet rooms, storage rooms, trash rooms, janitor closets and similar rooms will consist of automatic occupancy sensor type switches to comply with current energy codes. Lighting in public corridors, parking garages and other common areas will be automatically controlled based on time of day occupancy schedules using electronic time clocks and relays to comply with current energy codes. Override controls will be provided in each area to provide override of the automatic timed controls.

UL924 relays will be provided for all lighting to be on life safety generator circuits.

Lighting levels will be designed to meet the recommended standards of the Illuminating Engineering Society (IES). Average, maintained lighting levels (footcandles) for the spaces in the building will be as follows:

• Corridors	20 FC
• Parking Garages	20 FC
• Equipment Rooms	30 FC
• Lobbies/reception	20 FC
• Storage Rooms	20 FC
• Public Toilet/Locker Rooms	30 FC
• Elevator Machine Rooms	50 FC

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Basis of Design

Pole mounted light fixtures using cut off type LED luminaires will be provided for the parking lot areas. All exterior lighting will be automatically controlled dusk-to-dawn using photocells and contactors.

H.	Fire Alarm System

A fire alarm system complete with addressable control panel and remote lobby annunciator will be provided. The building will report to a central control and annunciator panel located in the main electric room and transmit an alarm offsite to a UL listed central monitoring company. An annunciator panel will also be provided in the main lobby vestibule at a location to be selected by the Architect.

Pull stations, horns and strobes will be installed throughout the building in accordance with NFPA 72 – National Fire Alarm and Signaling Code.  All sprinkler system water flow and tamper switches will be monitored by the building fire alarm system. Air handling unit duct smoke detectors and shaft mounted duct smoke detectors at smoke dampers will be addressable type and will be provided as part of the building fire alarm system.

Smoke and heat detectors will be provided in all elevator machine rooms, hoistways, pits and elevator lobbies in accordance with ANSI/ASME A17.1 Safety Code for Elevators. The building storm water ejector pumps shall be provided with a pump failure monitor system through the security/fire alarm system that transmits an automatic alarm to the security/fire alarm monitoring company.

I.	communication SystemS

Verizon voice/data service cables (both copper and fiber) and Comcast cable television service cables will be extended from the street manhole system to a central communications room.

J.	Security System

The building will be provided with access control and closed-circuit TV camera surveillance systems. Access proximity key fob readers will be provided at each building entry door as well as in each elevator cab. The owner’s security vendor will provide security equipment and cables to suit the owner’s criteria. Provisions such as outlet boxes, conduit sleeves and 120 volt power to equipment will be made in the buildings to accommodate the final security system layout provided by the owner. Access control card readers will be located at all building exterior egress and exit/entry doors. The security camera surveillance system provided by the owner will be centrally located in the lobby and include eight (8) fixed cameras, two (2) DVR recorders (90 day recording capacity) and two (2) split screen monitors.

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9800 Medical Center Drive—RegenXBio Inc.—Page 77

EXHIBIT C-2 TO LEASE
TENANT WORK LETTER

THIS WORK LETTER FOR TENANT IMPROVEMENTS dated November ___, 2018 (this “Work Letter”) is made and entered into by and between ARE-MARYLAND NO. 24, LLC, a Delaware limited liability company (“Landlord”), and REGENXBIO, INC., a Delaware corporation, and is attached to and made a part of the Lease Agreement dated November __, 2018 (“Lease”), by and between Landlord and Tenant.  Any initially capitalized terms used but not defined herein shall have the meanings given them in the Lease.

1.	General Requirements.
(a)

Tenant’s Authorized Representative.  Tenant designates Jerome Jackson, Vit Vasista, and Patrick Christmas (any such individual acting alone, “Tenant’s Representative”) as the only persons authorized to act for Tenant pursuant to this Work Letter.  Landlord shall not be obligated to respond to or act upon any request, approval, inquiry or other communication (“Communication”) from or on behalf of Tenant in connection with this Work Letter unless such Communication is in writing from Tenant’s Representative.  Tenant may change any Tenant’s Representative at any time upon not less than 5 business days advance written notice to Landlord.

(b)

Landlord’s Authorized Representative.  Landlord designates Lawrence J. Diamond, Edward J. Rose, and William DePippo (any such individual acting alone, “Landlord’s Representative”) as the only persons authorized to act for Landlord pursuant to this Work Letter.  Tenant shall not be obligated to respond to or act upon any request, approval, inquiry or other Communication from or on behalf of Landlord in connection with this Work Letter unless such Communication is in writing from Landlord’s Representative.  Landlord may change any Landlord’s Representative at any time upon not less than 5 business days advance written notice to Tenant.

(c)

Architects, Consultants and Contractors.  Landlord and Tenant hereby acknowledge and agree that the architect (“TI Architect”) and the engineer (“TI Engineer”) for the Tenant Improvements (as defined in Section 2(a) below), the general contractor (“TI General Contractor”) and any subcontractors for the Tenant Improvements shall be selected by Tenant, subject to Landlord’s approval, which approval shall not be unreasonably withheld, conditioned or delayed.  Landlord shall be named a third party beneficiary of any contract entered into by Tenant with the TI Architect, any consultant, any contractor or any subcontractor (which third party beneficiary designation shall allow Landlord to assume such contract or the rights and obligations of Tenant thereunder only on a Default by Tenant under the Lease), and of any warranty made by any contractor or any subcontractor with respect to the Tenant Improvements.  Landlord’s assumption of such contract or the rights and obligations of Tenant thereunder only on a Default by Tenant under the Lease shall be at Landlord’s sole risk, cost, and expense, except that in no event whatsoever shall Landlord be liable or responsible for any liabilities or obligations of Tenant that arose or relate to matters occurring before the date of such assumption.

2.	Tenant Improvements.
(a)

Tenant Improvements Defined.  As used herein, “Tenant Improvements” shall mean all improvements to the Premises desired by Tenant of a fixed and permanent nature, other than the Base Building Work (as defined in the Work Letter attached as Exhibit C-1 to the Lease (“Landlord Work Letter”)).  Other than as set forth in Landlord Work Letter and the funding of the TI Allowance (as defined below) as provided herein, Landlord shall not have any obligation whatsoever with respect to the finishing of the Premises for Tenant’s use and occupancy.

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i.

TI Design Drawings.  Tenant shall deliver to Landlord for review and approval, schematic drawings and outline specifications (“TI Design Drawings”) detailing Tenant’s requirements for the Tenant Improvements after Tenant’s receipt of the Final Base Building Construction Drawings (as defined in the Landlord Work Letter).  Not more than 15 days thereafter, Landlord shall deliver to Tenant the written objections or comments of Landlord with regard to the TI Design Drawings, provided that Landlord’s review and approval rights as to the TI Design Drawings shall be limited to a review thereof to confirm that the Tenant Improvements as specified therein:  (i) are reasonably compatible with (and do not adversely affect) the structural, MEP, and other systems of the Building, (ii) do not materially and adversely impact (in Landlord’s reasonable judgment) either the exterior appearance or operations of the Building or the operations of the Common Areas, and (iii) comply with all applicable Legal Requirements.  Tenant shall cause the TI Design Drawings to be revised by the TI Architect and, if applicable, the TI Engineer, to address such permitted written objections or comments and shall resubmit the drawings to Landlord for approval within 10 business days after Tenant’s receipt thereof.  Such process shall continue until Landlord has approved the TI Design Drawings, except that in each round of review and resubmission after the initial round, the review and resubmission periods shall be each be reduced to 5 business days.  If Landlord fails to provide its written objections or comments to Tenant within the applicable review period, the TI Design Drawings as most recently submitted shall be deemed approved by Landlord.  Each transmittal of the revised TI Design Drawings to Landlord shall state in all capital letters in bold font the following (or a substantially similar statement):  “Landlord’s failure to respond within [15 calendar/5 business] days after receipt of thE REVISED TI design DRAWINGS shall constitute Landlord’s approval of the rEVISED TI design DRAWINGS,” and shall be sent to the recipients identified below in accordance with the notice provisions in the Lease:

ARE-Maryland No. 24, LLC c/o Alexandria Real Estate Equities, Inc. 385 E. Colorado Blvd., Suite 299 Pasadena, CA 91101 Attention: Corporate Secretary	Mr. Lawrence J. Diamond Co-Chief Operating Officer Regional Market Director- Maryland Alexandria Real Estate Equities, Inc. 946 Clopper Road Gaithersburg, MD 20878	Kevin L. Shepherd, Esquire Venable LLP Suite 900 750 East Pratt Street Baltimore, MD 21202

The TI Design Drawings as so revised and approved (or deemed approved) by Landlord are hereinafter referred to as the “Approved TI Design Drawings”.

(b)

TI Construction Drawings.  After the date the Approved TI Design Drawings have been approved (or deemed approved) by Landlord, Tenant shall cause the TI Architect and, if applicable, the TI Engineer, to prepare and deliver to Landlord for review and approval, construction plans, specifications, and drawings for the Tenant Improvements (“TI Construction Drawings”), which shall be prepared in accordance with and consistent with the Approved TI Design Drawings.  Tenant shall be solely responsible for ensuring that the TI Construction Drawings reflect Tenant’s requirements for the Tenant Improvements.  Landlord shall deliver its written approval or disapproval of (or comments on) the TI Construction Drawings to Tenant not later than 10 business days after Landlord’s receipt of the same; provided, however, that Landlord may not disapprove any matter that is consistent with the Approved TI Design Drawings.  Tenant and the TI Architect and, if applicable, the TI Engineer, shall consider all such comments in good faith and shall, within 10 business days after receipt, notify Landlord how Tenant proposes to respond to such comments.  Any disputes in connection with such comments shall be resolved in accordance with Section 2(d)

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hereof.  Provided that the design reflected in the TI Construction Drawings is consistent with the Approved TI Design Drawings, Landlord shall approve the TI Construction Drawings submitted by Tenant, and if Landlord fails to do so within such 10 business day period, Landlord shall be deemed to have approved such drawings as most recently submitted.  Each transmittal of the revised TI Construction Drawings to Landlord shall state in all capital letters in bold font the following (or a substantially similar statement):  “Landlord’s failure to respond within 10 business days after receipt of thE REVISED TI construction DRAWINGS shall constitute Landlord’s approval of the rEVISED TI construction DRAWINGS,” and shall be sent to the recipients identified in Section 2(a)i. above in accordance with the notice provisions in the Lease.  The TI Construction Drawings as so revised and approved (or deemed approved) by Landlord are hereinafter referred to as the “Approved TI Construction Drawings”.  Once approved (or deemed approved) by Landlord, subject to the provisions of Section 4 below, Tenant shall not modify the Approved TI Construction Drawings except as may be reasonably required in connection with the making of Minor Variations (as defined in Section 3(d) below).

(c)

Approval and Completion.  If any dispute regarding the design of the Tenant Improvements is not settled within 10 business days after notice of such dispute is delivered by one party to the other, Tenant may make the final decision regarding the design of the Tenant Improvements, provided (i) Tenant acts reasonably, (ii) that all costs and expenses incurred by Tenant resulting from any such decision by Tenant shall be payable out of the TI Allowance (as defined in Section 5(d) below), and (iii) Tenant’s decision will not affect the base Building, the Base Building Work, the structural components of the Building or any Building systems (in which case Landlord shall make the final decision).  Any changes to the Approved TI Construction Drawings requested by Tenant shall be processed as provided in Section 4 hereof.

3.	Performance of the Tenant Improvements.
(a)

Commencement and Permitting of the Tenant Improvements.  At any time on and after the Turnover Condition Date (as defined in the Landlord Work Letter), Tenant shall, or prior to such date as provided in the Landlord Work Letter, Tenant may, commence construction of the Tenant Improvements upon obtaining and delivering to Landlord a building permit (“TI Permit”) authorizing the construction of the Tenant Improvements consistent with the Approved TI Construction Drawings.  The cost of obtaining the TI Permit shall be payable from the TI Allowance.  Landlord shall, at no cost to Tenant, assist Tenant in obtaining the TI Permit.  Prior to the commencement of the Tenant Improvements, Tenant shall (i) enter into with Tenant’s contractors the contracts for the construction and performance of the Tenant Improvements, (ii) deliver to Landlord true and complete copies of such executed contracts, and (iii) deliver certificates of insurance from any contractor performing any part of the Tenant Improvement evidencing industry standard commercial general liability, automotive liability, “builder’s risk”, and workers’ compensation insurance.  Tenant shall cause the general contractor to provide a certificate of insurance naming Landlord, Alexandria Real Estate Equities, Inc., and Landlord’s lender (if any) as additional insureds for the general contractor’s liability coverages required above.  Within 10 days after Landlord’s written request, Tenant shall at its expense complete and submit any documentation required by the applicable Governmental Authority (including, but not limited to, the Washington Suburban Sanitary Commission (“WSSC”)) for the issuance of a plumbing authority (or comparable) permit relating to laboratory water and wastewater usage at the Premises.  Such documentation includes, but is not limited to, an Industrial Wastewater Survey on the form specified by WSSC’s Regulatory Services Division, Industrial Discharge Control Section.  At Landlord’s request, Tenant shall also meet with Landlord and WSSC personnel at the Project to review cooperatively matters relating to water and wastewater usage, including, but not limited to, laboratory processes.

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(b)

Selection of Materials, Etc.  Where more than one type of material or structure are denoted as options on the Approved TI Construction Drawings, the option will be within Tenant’s reasonable discretion if the matter concerns the Tenant Improvements, and within Landlord’s sole and absolute subjective discretion if the matter concerns the structural components of the Building or any Building system.

(c)	Tenant Liability. Tenant shall be responsible for correcting any deficiencies or defects in the Tenant Improvements.
(d)

Substantial Completion.  Tenant shall substantially complete or cause to be substantially completed the Tenant Improvements in a good and workmanlike manner, in accordance with the TI Permit subject, in each case, to Minor Variations and normal “punch list” items of a non-material nature that do not interfere with the use of the Premises (“Substantial Completion” or “Substantially Complete”).  Upon Substantial Completion of the Tenant Improvements, Tenant shall require the TI Architect and the TI General Contractor to execute and deliver, for the benefit of Tenant and Landlord, a Certificate of Substantial Completion in the form of the American Institute of Architects (“AIA”) document G704.  For purposes of this Work Letter, “Minor Variations” shall mean any modifications reasonably required:  (i) to comply with all applicable Legal Requirements and/or to obtain or to comply with any required permit (including the TI Permit); (ii) to comport with good design, engineering, and construction practices that are not material; or (iii) to make reasonable adjustments for field deviations or conditions encountered during the construction of the Tenant Improvements.

4.

Changes.  Any changes requested by Tenant to the Tenant Improvements after the date of the Approved TI Construction Drawings (“Changes”), shall be requested and instituted in accordance with the provisions of this Section 4 and shall be subject to the written approval of Landlord, which approval shall not be unreasonably withheld, conditioned, or delayed.

(a)

Tenant’s Right to Request Changes.  If Tenant shall request Changes, Tenant shall request such Changes by notifying Landlord in writing (a “Change Request”), which Change Request shall detail the nature and extent of any such Change.  Such Change Request must be signed by Tenant’s Representative.  Landlord shall review and approve or disapprove such Change Request within 5 business days after receipt of the Change Request, which approval shall not be unreasonably withheld or conditioned.  If Landlord fails to approve or disapprove a Change Request within such 5 business day period, the Change Request shall be deemed approved by Landlord.  The Change Request shall state in all capital letters in bold font the following (or a substantially similar statement):  “Landlord’s failure to respond within 5 business days after receipt of this Change Request shall constitute Landlord’s approval of the Change Request,” and shall be sent to the recipients identified in Section 2(a)i. above in accordance with the notice provisions in the Lease.

(b)

Implementation of Changes.  If Landlord approves (or is deemed to have approved) such Change, Tenant may cause the approved Change to be instituted.  If any TI Permit modification or change is required as a result of such Change, Tenant shall promptly provide Landlord with a copy of such TI Permit modification or change.

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5.	Costs.
(a)

Budget for Tenant Improvements.  Before the commencement of construction of the Tenant Improvements, Tenant shall obtain a detailed breakdown, by trade, of the costs incurred or that will be incurred, in connection with the design and construction of the Tenant Improvements (“Budget”), and deliver a copy of the Budget to Landlord.  The Budget shall be based upon the Approved TI Construction Drawings.

(b)

TI Allowance.  Landlord shall provide to Tenant a tenant improvement allowance (“TI Allowance”) of $110 per rentable square foot of the Premises, or $14,573,570 in the aggregate (based on the Premises containing 132,487 rentable square feet and subject to adjustment upon remeasurement of the Premises as provided in the Lease).  The TI Allowance shall be disbursed in accordance with this Work Letter. Tenant shall have no right to any portion of the TI Allowance that is not requested before the last day of the month that is 24 months after the Lease Commencement Date.

(c)

Costs Payable from TI Allowance.  The TI Allowance shall be used solely for the payment of (i) design, project management, permits, and construction costs in connection with the construction of the Tenant Improvements, including, without limitation, the cost of electrical power and other utilities used in connection with the construction of the Tenant Improvements, (ii) Tenant’s voice or data cabling, (iii) security systems, and (iv) the cost of preparing the Approved TI Design Drawings and the Approved TI Construction Drawings, including cost of Changes (collectively, “TI Costs”).  Except as provided in the immediately preceding sentence, the TI Allowance shall not be used to purchase any furniture, personal property or other non-Building system materials or equipment, including, but not be limited to, non-ducted biological safety cabinets and other scientific equipment not incorporated into the Tenant Improvements.

(d)

Excess TI Costs.  Landlord shall have no obligation to bear any portion of the cost of any of the Tenant Improvements except to the extent of the TI Allowance.  If at any time and from time-to-time, the remaining TI Costs under the Budget exceed the remaining unexpended TI Allowance (“Excess TI Costs”), then Landlord shall only be obligated to pay out the remaining unexpended TI Allowance with respect to TI Costs requested to be paid under any draw request pursuant to Section 5(e) below, in the same ratio as the then remaining unexpended TI Allowance bears to the remaining TI Costs under the Budget.  Notwithstanding anything to the contrary set forth in this Section 5(d), (i) Tenant shall be fully and solely liable for Excess TI Costs and the cost of Minor Variations in excess of the TI Allowance, and (ii) as a condition precedent to Landlord’s obligation to disburse the TI Allowance, Tenant shall deliver to Landlord information reasonably acceptable to Landlord confirming that Tenant has the funds immediately available to pay the Excess TI Costs.

(e)

Payment for TI Costs.  During the course of design and construction of the Tenant Improvements, Landlord shall pay TI Costs once a month against a draw request in Landlord’s standard and reasonable form, accompanied by the TI General Contractor’s sworn statement, the TI Architect’s certification of partial completion, and lien waivers (comprising conditional partial or final lien releases for each progress payment and unconditional partial or final lien releases for the prior month’s progress payments), to the extent of Landlord’s approval thereof for payment, no later than 30 days following receipt of such draw request, provided that if at any time a draw request is made and prior to Landlord’s payment thereunder, Tenant is then in default of its obligations under the Lease or this Work Letter of which default Tenant has been given notice, Landlord’s payment obligation shall be suspended until such time as Tenant timely cures such default (and if Tenant fails to timely cure such default, the provisions of Section 4(b) of the Lease shall continue to apply).  Upon completion of the Tenant Improvements (and prior to any final disbursement of the TI Allowance), Tenant shall deliver to Landlord:  (i) the TI General Contractor’s sworn statement

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setting forth the names of all contractors and first tier subcontractors who did the work and final, unconditional lien waivers from all such contractors and first tier subcontractors; (ii) as-built plans (one copy in print format and two copies in electronic CAD format) for such Tenant Improvements; (iii) the TI Architect’s certification of substantial completion in Form AIA G704, (iv) a temporary or final certificate of occupancy for the Premises; and (v) copies of all operation and maintenance manuals and warranties for all equipment installed in the Premises as part of or in conjunction with the Tenant Improvements, which may be in electronic form (such as PDF).

(f)

Test Fit Allowance.  Landlord shall pay to Tenant within 30 days after Landlord’s receipt of TI Architect’s invoice therefor, an amount equal to $0.15 per rentable square foot of the Premises, i.e., $19,873.05 (based on the Premises containing 132,487 rentable square feet), to fund a test fit/preliminary design of the Premises by the TI Architect.

6.	Miscellaneous.
(a)

Consents.  Whenever consent or approval of either party is required under this Work Letter, that party shall not unreasonably withhold, condition or delay such consent or approval, except as may be expressly set forth herein to the contrary.

(b)

Modification.  No modification, waiver or amendment of this Work Letter or of any of its conditions or provisions shall be binding upon Landlord or Tenant unless in writing signed by Landlord and Tenant.

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EXHIBIT D TO LEASE

ACKNOWLEDGMENT OF COMMENCEMENT DATE

This ACKNOWLEDGMENT OF COMMENCEMENT DATE is made as of this _____ day of _____________, 201__, between ARE-MARYLAND NO. 24, LLC, a Delaware limited liability company (“Landlord”), and REGENXBIO INC., a Delaware corporation (“Tenant”), and is attached to and made a part of the Lease Agreement dated as of November __, 2018 (“Lease”), by and between Landlord and Tenant.  Any initially capitalized terms used but not defined herein shall have the meanings given them in the Lease.

Landlord and Tenant hereby acknowledge and agree that the Commencement Date of the Base Term of the Lease is ____________, 2018, the Lease Commencement Date is ____________, the Rent Commencement Date (subject to the Base Rent Abatement) is ________________, the 4th Floor Rent Commencement Date is ________________, and the expiration date of the Base Term of the Lease shall be midnight on ______________.  In case of a conflict between the terms of the Lease and the terms of this Acknowledgement of Commencement Date, this Acknowledgement of Commencement Date shall control for all purposes.

IN WITNESS WHEREOF, Landlord and Tenant have executed this ACKNOWLEDGMENT OF COMMENCEMENT DATE under seal to be effective on the date first above written.

TENANT:

REGENXBIO INC.,
a Delaware corporation

By:	(SEAL)
Name:
Title:

LANDLORD:

ARE-MARYLAND NO. 24, LLC,
a Delaware limited liability company

By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P.,
a Delaware limited partnership,
managing member

By:	ARE-QRS CORP.,
a Maryland corporation,
general partner

By:	(SEAL)
Name:
Title:

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EXHIBIT E TO LEASE

Rules and Regulations

48.The sidewalk, entries, and driveways of the Project shall not be obstructed by Tenant, or any Tenant Party, or used by them for any purpose other than ingress and egress to and from the Premises.

49.Tenant shall not place any objects, including antennas, outdoor furniture, etc., in the parking areas, landscaped areas or other areas outside of its Premises, or on the roof of the Project.

50.Except for service animals assisting the disabled, no animals shall be allowed in the offices, halls, or corridors in the Project.

51.Tenant shall not disturb the occupants of the Project or adjoining buildings by the use of any radio or musical instrument or by the making of loud or improper noises.

52.If Tenant desires telegraphic, telephonic or other electric connections in the Premises, Landlord or its agent will reasonably direct the electrician as to where and how the wires may be introduced; and, without such direction, no introduction of wires will be permitted (except as may be shown on the approved plans for the Tenant Improvements, any Alterations or Installations).  Any such installation or connection shall be made at Tenant’s expense (except to the extent paid pursuant to the TI Allowance (as defined in the Tenant Work Letter)).

53.Tenant shall not install or operate any steam or gas engine or boiler, or other mechanical apparatus in the Premises, except as specifically approved in the Lease or the approved plans for the Tenant Improvements, any Alterations or Installations.  The use of oil, gas or inflammable liquids for heating, lighting or any other purpose is expressly prohibited.  Explosives or other articles deemed extra hazardous shall not be brought into the Project.

54.Parking any type of recreational vehicles is specifically prohibited on or about the Project.  Except for the overnight parking of operative vehicles, no vehicle of any type shall be stored in the parking areas at any time.  In the event that a vehicle is disabled, it shall be removed within 48 hours.  There shall be no “For Sale” or other advertising signs on or about any parked vehicle.  All vehicles shall be parked in the designated parking areas in conformity with all signs and other markings.  All parking will be open parking, and no reserved parking, numbering or lettering of individual spaces will be permitted except as specified by Landlord or the Lease.

55.Tenant shall maintain the Premises free from rodents, insects and other pests.

56.Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs or who shall in any manner do any act in violation of the Rules and Regulations of the Project.

57.Tenant shall not cause any unnecessary labor by reason of Tenant’s carelessness or indifference in the preservation of good order and cleanliness.  Landlord shall not be responsible to Tenant for any loss of property on the Premises, however occurring, or for any damage done to the effects of Tenant by the janitors or any other employee or person.

58.Tenant shall give Landlord prompt notice after becoming aware of any defects in the water, lawn sprinkler, sewage, gas pipes, electrical lights and fixtures, heating apparatus, or any other service equipment affecting the Premises.

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59.Tenant shall not permit storage outside the Premises, including without limitation, outside storage of trucks and other vehicles, or dumping of waste or refuse or permit any harmful materials to be placed in any drainage system or sanitary system in or about the Premises.

60.All moveable trash receptacles provided by the trash disposal firm for the Premises must be kept in the trash enclosure areas, if any, provided for that purpose.

61.No auction, public or private, will be permitted on the Premises or the Project.

62.No awnings shall be placed over the windows in the Premises except with the prior written consent of Landlord.

63.The Premises shall not be used for lodging, sleeping or cooking or for any immoral or illegal purposes or for any purpose other than that specified in the Lease.  No gaming devices (such as slot or video poker machines) shall be operated in the Premises.

64.Tenant shall ascertain from Landlord the maximum amount of electrical current that can safely be used in the Premises, taking into account the capacity of the electrical wiring in the Project and the Premises and the needs of other tenants, and shall not use more than such safe capacity.  Landlord’s consent to the installation of electric equipment shall not relieve Tenant from the obligation not to use more electricity than such safe capacity.

65.Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage.

66.Tenant shall not install or operate on the Premises any machinery or mechanical devices of a nature not directly related to Tenant’s Permitted Use of the Premises and shall keep all such machinery free of vibration and noise that are transmitted beyond the Premises.

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EXHIBIT F TO LEASE

TENANT’S PERSONAL PROPERTY

None except as set forth below:

NONE

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EXHIBIT G TO LEASE

LOCATION OF IDENTIFICATION SIGNAGE

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EXHIBIT H TO LEASE

LOADING DOCKS AND DEDICATED GENERATOR AREA

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EXHIBIT I TO LEASE

TENANTS WITH SUPERIOR EXPANSION RIGHTS

None

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